Exhibit 4.17

Deed of Trust

Made and executed in Tel Aviv on the 18th day of February, 2018

Between:	Elbit Medical Technologies Ltd. Of 3 Shimshon St., Petah Tikva Tel.: 03-6086048; Fax: 03-6086050 (Hereinafter: “the Company”) The first party;

And between:	Reznik Paz Nevo Trusts Ltd Of 14 Yad Harutsim St., Tel Aviv Tel.: 03-6389200; Fax: 03-6389222 (Hereinafter: “the Trustee”) The second party;

Whereas:	On May 29, 2017 the Company published a shelf prospectus (hereinafter: “the Shelf Prospectus”) according to which the Company might issue different types of securities (including bonds);

And whereas:	The Company wishes to publish a Shelf Offering Report, by virtue of the Shelf Prospectus, for the purpose of issuing Bonds (Series C) of the Company convertible into the shares of the Company;

And whereas:	The Trustee is a company limited by shares and registered in Israel and was incorporated in Israel in accordance with the provisions set forth in the Companies Ordinance [New Version] 5743-1983 and that mainly engages in conducting businesses in trust and performing additional actions that are ordinarily performed by a trust company;

And whereas:	The Trustee declares that there was no preclusion in accordance with the provisions set forth in the Securities Law 5728-1968 or any other law preventing its engagement with the Company in accordance with this Deed of Trust, including with respect to conflicts of interests that prevent its engagement with the Company as aforesaid, that the Trustee complies with the requirements and the conditions of competence set forth in the Securities Law 5728-1968 to serve as a trustee for the issue of the bonds subject matter of this Deed and that it lacks any interest in the Company, except for interest deriving from its capacity as a trustee for the bonds;

And whereas:	The Company requested from the Trustee to serve as a trustee for the holders of the Bonds (Series C) and the Trustee agreed to the said subject to and in accordance with the provisions set forth in this Deed of Trust;

And whereas:	The Company declares that it is not precluded in accordance with the provisions set forth in any law from engaging with the Trustee in accordance with this Deed of Trust and that it lacks any personal interest in the Trustee;

And whereas:	The Company declares that all approvals and/or permits that are required in accordance with the provisions set forth in any law and/or agreement were obtained for the purpose of performing the issue in accordance with the provisions set forth in the Deed of Trust and the Company is entitled to issue the Bonds (Series C) in accordance with the conditions set forth in the Deed of Trust and there is no preclusion under any agreement and/or law preventing the performance of the issue contemplated in this Deed of Trust.

Therefore, it is Declared, Stipulated and Agreed between the Parties as Follows:

1.	Preamble, interpretation and definitions

1.1.	The preamble to this Deed of Trust and Appendixes thereof constitute an integral part hereof.

1.2.	The headings of the Sections will serve for the purpose of orientation and convenience only and will not serve for the purpose of interpreting this Deed of Trust.

1.3.	Anywhere in this Deed of Trust where the words “subject to the provisions set forth in any law” (or any similar expression) are used, the meaning is to any law that cannot stipulated upon.

1.4.	In this Deed of Trust words which are in the plural form shall be deemed to include the singular form, and vice versa and words which are in the masculine gender shall be deemed to include the feminine gender, and vice versa and a person shall also denote a body corporate, as long as there is no other express and/or implied provision in this Deed of Trust and/or if content or context requires otherwise.

1.5.	The signature of the Trustee on the Deed of Trust does not constitute an opinion of the Trustee regarding the quality of the Bonds (Series C) or the feasibility of investment therein.

1.6.	In the event of discrepancy between the provisions set forth in this Deed of Trust (including different Appendixes thereof) and the provisions set forth in the Shelf Prospectus and/or the Shelf Offering Report with respect to Bonds (Series C), the provisions set forth in this Deed shall take precedence. The Company declares that as of the date of signing the Deed of Trust there is no discrepancy between the provisions set forth in the Shelf Offering Report and the provisions set forth in the Deed of Trust.

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1.7.	As used in this Deed of Trust, including Appendixes and Addenda thereof, the following terms shall have the respective meanings set forth beside them below, unless otherwise stated expressly:

“The Stock Exchange”	The Tel Aviv Stock Exchange Ltd.

“Stock Exchange Clearing House”	The Tel Aviv Stock Exchange Clearing House Ltd.

“Stock Exchange Instructions”

The instructions set forth in the Stock Exchange bylaws, the guidelines set forth thereunder and the Stock Exchange Clearing House bylaws (as the case may be).

It is clarified that the Stock Exchange Instructions as published from time to time shall apply to the Bonds, their terms and the terms set forth in the Deed of Trust.

“Adjourned Meeting” or “Adjourned Holders Meeting”	A holders’ meeting that was adjourned to a date other than the date set for the opening of the meeting as specified in detail in Sections 20 to 22 in the Second Addendum of this Deed.

“This Deed” or “the Deed of Trust”	This Deed of Trust including Appendixes enclosed therewith and constituting an integral part thereof, in their version from time to time.

“The Prospectus” or “the Shelf Prospectus”	The Shelf Prospectus of the Company that was published on May 28, 2017 in respect of the Bonds, inter alia.

“Shelf Offering Report” or “Offering Report”	The Shelf Offering Report that will be published in accordance with the Shelf Prospectus, in accordance with the provisions set forth in Section 23a(f) of the Securities Law 5728-1968 and in which all the particulars of the Bonds (Series C) issue will be completed in accordance with the provisions set forth in any law and in accordance with the Stock Exchange Instructions.

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“Bonds (Series C) First Offering Report”	An offering report according to which the Bonds (Series C) will be first offered.

“Bonds (Series C)” or “the Bonds”	Series C of the registered Bonds of the Company, convertible into the shares of the Company and whose conditions shall be in accordance with the conditions set forth in the Deed of Trust and the Bonds certificates and the First Offering Report of the Bonds (Series C) that will be issued by the Company from time to time at its sole discretion.

“First Trustee”	Reznik Paz Nevo Trusts Ltd.

“The Trustee”	The First Trustee or any other trustee that will serve as a trustee of the bondholders in accordance with this Deed.

“Substitute Assets”	Within their meaning in Section 6.9.1 hereunder.

“The Register”	The Shareholders’ Register as stated in Section 27 of this Deed.

“Bondholders” and/or “the Holders” and/or “Bond Owners”	According to the meaning of the terms “holder” and “holder of a certificate of indebtedness” in Section 35a of the Securities Law.

“Bond Certificate”	A bond certificate whose form appears in the First Addendum of this Deed.

“The Law” or “the Securities Law”	The Securities Law 5728-1968 and the regulations promulgated thereunder as amended from time to time.

“Companies Law”	The Companies Law 5759-1999.

“Principal”	The total par value of the Bonds (Series C).

“Trading Day”	Any day in which transactions are performed in the Stock Exchange.

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“Business Day” or “Banking Business Day”	Any day in which the majority of the banks in Israel are open for business.

“Nominee Company”	The nominee company of Mizrahi-Tefahot Nominee Company Ltd. or any other nominee company with which the Company engages, at its sole discretion and subject to the provisions set forth in any law, provided that the entire securities of the Company will be registered in the name of the said Nominee Company.

“Liability Value of the Bonds” or “Adjusted Value”	The balance of the principal of Bonds in circulation in addition to interest accrued and not yet paid and that accumulated until the Review Date.

“VTL”	The ratio obtained following the division of: (a) the value of the Charged Shares (within its meaning hereunder); by (b) the balance of the Adjusted Value of the Bonds on the Review Date (or any other date to the extent noted expressly in the provisions set forth in the Deed of Trust) (i.e., principal and interest (including interest in arrears, to the extent applicable) and that accumulated until the said date) with deduction of cash and government bonds in the trust account and with deduction of bank guarantees that were deposited by the Trustee.

“Insightec”	Insightec Ltd., a private company that incorporated in Israel, Company Registration No. 512755745.

“Gamida”	Gamida-Cell Ltd., a private company incorporated in Israel, Company Registration No. 512601204.

“The Charged Shares”	Within their meaning in Section 6.1 hereunder.

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“Government Bonds”	Bonds that were issued by the State of Israel and that are traded in the Stock Exchange and whose payment date is no later than the payment date of the Bonds.

“Government Bonds Value”	The aggregate value of the Government Bonds of the different classes deposited in the trust account and that will be calculated with respect to each class of Government Bonds by the result obtained following the multiplication of: (1) the closing price of NIS 1 par value of Government Bonds of the relevant class in the Stock Exchange on the trading day that preceded the Review Date stated in the Deed of Trust hereunder; and (2) the par value of the Government Bonds of the relevant class.

“Value of Insightec’s Shares”

The result obtained from a division of: (1) the sum that was invested in Insightec in the last investment round prior to the Review Date that will be stated in the Deed of Trust; by (2) the number of Insightec shares that were allotted against the investment amount specified in sub-section (1) above and: (a) without making a distinction between the different classes of shares that were allotted in the investment round (to the extent that shares of different classes were allotted) and without taking into account the fact that the class of shares that were allotted in the investment round as aforesaid can be shares with different rights (superior or inferior) than the classes of shares existing in the Insightec capital; and (b) without taking into account securities convertible into Insightec shares that were allotted in the investment round (if and to the extent that such securities were allotted).

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It is clarified that for the purpose of making the said calculation:

A.    An investment round in Insightec in which an amount lower than USD 30M was invested in Insightec will not be taken into account (excluding a future cash flow following realization of convertible securities).

B.    In the event the Insightec shares are listed for trade in any stock exchange, the calculation method of the share value of Insightec will be determined according to the average closing price of the Insightec shares in the 30 trading days in the Stock Exchange that preceded the Review Date specified in the Deed of Trust hereunder.

C.    To the extent that the share price is denominated in a currency other than new Israeli shekels the said price will be translated into new Israeli shekels according to the exchange rate of the foreign currency vis-à-vis the shekel (as set by the Bank of Israel) on the day that preceded the Review Date as noted in the Deed of Trust hereunder.

D.    An investment round in Insightec that is performed by way of rights issue will not be taken into account.

“Value of the Insightec Shares held by the Company”	The result obtained following multiplication of: (1) the Value of Insightec’s Shares; by (2) the number of Insightec shares held by the Company.

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It is clarified that: (a) the share capital of Insightec includes different classes of shares with different rights; (b) the Company holds certain classes of Insightec shares; (c) determination of the Value of Insightec’s Shares held by the Company will be performed according to the Value of Insightec’s Shares (within its meaning in this Deed of Trust) and the total number of Insightec shares held by the Company and while ignoring from the different classes of shares held by the Company.

“Value of Gamida’s Shares”

The result obtained following the division of: (1) the amount that was invested in Gamida in the last investments round that was performed in Gamida prior to the Review Date stated in the Deed of Trust; by (2) the number of Gamida’s shares that were allotted against the investment amount specified in sub-section (1) above and that is performed: (a) without making a distinction between the different classes of shares that were allotted in the investments round (to the extent that shares of different classes were allotted) and without taking into account the fact that the class of shares allotted in the investments round as aforesaid might be shares with different rights (superior or inferior) than the classes of the shares existing in the share capital of Gamida; and (b) without taking into account securities convertible into Gamida’s shares that were allotted in the investments round (if and to the extent that such shares were allotted).

It is clarified that for the purpose of making the calculation specified above:

A.    No investments round in Gamida in which an amount lower than USD 30M was invested in Gamida will be taken into account (excluding a future cash flow following realization of convertible securities).

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B.    In the event the Gamida shares are listed for trade in any stock exchange, the calculation method of the share value of Gamida will be determined according to the average closing price of the Insightec shares in the 30 trading days in the Stock Exchange that preceded the Review Date specified in this Deed of Trust hereunder.

C.    To the extent that the share price is denominated in a currency other than new Israeli shekels the said price will be translated into new Israeli shekels according to the exchange rate of the foreign currency vis-à-vis the shekel (as set by the Bank of Israel) on the day that preceded the Review Date as noted in the Deed of Trust hereunder.

D.    An investment round in Gamida that is performed by way of rights issue will not be taken into account.

“Value of Gamida’s Shares held by the Company”

A result obtained from the multiplication of: (1) the Value of Gamida’s Shares; by (2) the number of Gamida’s shares held by the Company.

It is clarified that: (a) the share capital of Gamida includes different classes of shares with different rights; (b) the Company holds certain classes of Gamida’s shares; (c) the Value of Gamida’s Shares held by the Company will be determined according to the Value of Gamida’s Shares (within its meaning in this Deed of Trust) and the total number of Gamida’s shares held by the Company and without taking into account the different classes of shares held by the Company.

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“Value of the Charged Shares”

A result obtained from the multiplication of: (1) the Value of Insightec’s Shares”; by – (2) the number of Insightec’s Shares that are charged; with the addition of –

The result obtained from the multiplication of: (1) the Value of Gamida’s Shares; by – (2) the number of Gamida’s Shares that are charged.

“Trust Account”	A bank account that will be opened by the Trustee and in the name of the Trustee in one of the five largest banks in Israel in trust for the Bondholders and whose signatory rights shall be held solely by the Trustee. The funds in the Trust Account shall be invested by the Trustee in the tracks specified in Section 16 of the Deed of Trust. If and to the extent that the shares of Gamida and/or the shares of Insightec are listed for trade in the Stock Exchange and the Charged Shares become electronic shares (in lieu of share certificates) and/or the Company deposits in the Trust Account any assets (such as Substitute Assets that are Government Bonds), the Company shall be added as a beneficiary in the Trust Account in such manner that the shares and/or the assets as aforesaid shall be held by the Trustee for the Company as owner and for the Bondholders as charge holders. The Company declares that it does not have any claim and/or demand and/or suit in connection with the provision of the charge by the Company in accordance with and subject to the provisions set forth in the Charge Agreement.

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“Ordinary Resolution”	A resolution that was passed in the meeting of Bondholders that was convened in accordance with the provisions set forth in Section 35l13 and 35l14(a) of the Law (whether in the original or the adjourned meeting) by a majority of a minimum of fifty percent (50%) of all votes participating in the vote, except for abstaining votes.

“Extraordinary Resolution”	A resolution that was passed in a Bondholders’ meeting in which the holders of at least fifty percent (50%) of the balance of the par value of the Bonds in circulation attended, whether by themselves and whether by proxy, on the record date of the meeting, or in an adjourned meeting thereof, and in which the holders of at least twenty percent (20%) of the said balance attended, whether by themselves and whether by proxy, and that was passed (whether in the original meeting or the adjourned meeting) by a majority of at least two thirds (2/3) of the entire votes participating in the vote, except for abstaining votes.

“Dollar”	The U.S. dollar.

“Dollar Exchange Rate”	The exchange rate of the dollar versus the shekel published by the Bank of Israel and in the event the Bank of Israel ceases to publish the exchange rate as aforesaid, any official exchange rate of the dollar versus the shekel that comes in lieu of the exchange rate as aforesaid and that applies at the time regarding Government Bonds linked to the dollar rate and, in the absence of an exchange rate as aforesaid, as determined by the Company following consultation with financial experts that will be appointed by the Company together with the Trustee and with its approval.

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2.	Issue of the Bonds and application of the Deed of Trust

2.1.	Principal and interest

2.1.1.	Principal

The Company will issue registered Bonds, NIS 1 par value each, and that will be payable (principal) in one payment on March 1, 2022.

2.1.1.1.	Without derogating from the provisions set forth in Section 2.6 hereunder regarding the expansion of the series, if and to the extent that as part of the first offering to the public the Company issues bonds in a scope greater than NIS 180M par value (an amount in new Israeli shekels equal to the total par value of the bonds above NIS 180M par value shall be referred hereinafter: “the Excess Amount”), the Excess Amount shall be kept in the Trust Account and shall not be released to the Company and the Company will use the Excess Amount for the purpose of performing early redemption of the Bonds in accordance with the provisions set forth in Sections 7.2.1 to 7.2.6 hereunder when the early redemption amount shall be equal to the Excess Amount in addition to interest accrued on the Excess Amount and not yet paid (i.e., as of the date in which the Excess Amount was first received in the account of the dealer manager and until the date prior to the performance of early redemption) calculated on a basis of 365 days a year according to the number of days in that period. It is emphasized that the early redemption as aforesaid will not be performed prior to expiration of a period of 30 days as of the date of the tender to the public.

2.1.1.2.	For the purpose of performing the actions set out in Section 2.1.1.1 above, the Company shall publish in an immediate report its intention to perform the early redemption by the Excess Amount together with a detailed calculation with respect to the amount for transfer from the Trust Account for the purpose of making the said payment (and all up to the Excess Amount) and, to the extent that an additional amount is required for the purpose of making payment, furnishing proof to the Trustee regarding the transfer of the additional amount that is required for the Nominee Company. The Trustee shall cooperate with the Company for the purpose of this matter and shall rely on the reports of the Company and will not perform out of its own initiative or will not be required to conduct a review on its behalf.

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2.1.2.	Interest

The uncleared balance of the principal of the Bonds shall carry annual interest payable in two payments each year, on the 1st day of September and March in each of the years 2018 to 2022, when the first payment of interest will be made on September 1, 2018 and the last payment of interest will be made on March 1, 2022, for a period of six months that ended on the payment date, and according to the following interest rate:

2.1.2.1.	The interest rate in the period until February 28, 2020 (including)

The annual interest rate in the period until February 28, 2020 (including) will be 5% (in such manner that the payment of interest for a period of six months that ended on the payment date will be 2.5%), except for the first payment of interest that will be made on September 1, 2018 for the period starting on the day the full consideration for the Bonds issue is received by the dealer manager of the Bonds and will expire on the first payment date of the interest, calculated on a basis of 365 days a year according to the number of days during this period and expires on the first payment date of the interest – September 1, 2018. Any additional interest period of the Bonds shall commence on the first day after expiration of the interest period shortly before it and shall expire upon expiration of the interest period (i.e.: on the payment date shortly after its commencement date).

2.1.2.2.	Interest rate in the period from March 1, 2020 and until February 28, 2022

The annual interest rate for the period from March 1, 2020 (including) and until February 28, 2022 (including) shall be 10% (in such manner that the payment of interest for a period of six months that ended on the payment date shall be 5%). Each additional interest period of the Bonds will commence on the first day after expiration of the interest period shortly before that period and will expire upon expiration of the interest period (i.e.: on the payment date shortly after its commencement).

For details about interest in arrears see Section 3.3 of the conditions stated in the back of the page.

2.2.	No linkage

The Bonds shall not be linked to any linkage basis.

2.3.	Conversion into the shares of the Company

The Bonds are convertible into the shares of the Company as stated in Section 6 of the conditions in the back of the page.

2.4.	For further details see also Sections 2 and 3 of the conditions in the back of the page. Regarding the entitlement of the Company to early redemption of the Bonds see Section 7.2 of this Deed.

2.5.	If, after the first date of issue of the Bonds, the series of Bonds is expanded by the Company, the Holders of the Bonds that will be issued as part of the expansion of the series shall not be entitled to receive payment on account of the principal and/or interest in respect of the Bonds whose due date occurs prior to the date of their issue as part of the expansion of the series of the Bonds as aforesaid.

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2.6.	Expansion of series

2.6.1.	The Company shall be entitled, from time to time, and without obtaining the approval of the Trustee and/or the Bondholders, to expand the series of the Bonds and to issue additional Bonds of the same series (whether in a private offering, whether as part of a prospectus, whether under a Shelf Offering Report and whether in any other manner (and each of the aforesaid shall be referred hereinafter in this Section: “the Offering Document”) including to a related holder (within its meaning in Section 4 hereunder) for any price and in any manner that the Company deems fit, including for a discount rate or premium (including lack of discount or lack of premium) different than the other issues performed from the said series, and provided that the Company fulfills the provisions set forth in Section 2.6.2 hereunder and when the par value of the Bonds after the expansion shall not be greater than NIS 223M par value (hereinafter: “Maximal Series Scope”) and that the Company will deliver advance notice to the Trustee in connection therewith (no later than the date in which the tender for classified investors is held or the date in which the Offering Document is published, whichever is earlier) and that will include the approval on behalf of the senior financial officer in the Company or the legal counsel of the Company stating that at the time of expanding the Bonds series: (a) the Company meets all its material liabilities towards the Bondholders by virtue of the Deed of Trust; (b) there are no grounds for immediate repayment; (c) the expansion of the series, in and of itself, will not result in grounds for immediate repayment immediately after expanding the series as aforesaid.

It is hereby clarified that in the event the Company issues Bonds up to the Maximal Series Scope, and during the lifetime of the Bonds the par value of the Bonds in circulation decreases, for any reason, including as a result of principal payments, performance of buyback of Bonds or as a result of early redemption of the Bonds in accordance with the provisions set forth in this Deed, the Company shall not be precluded from issuing new Bonds provided that the total par value of the Bonds in circulation from time to time, including the additional Bonds that will be issued, shall not be greater than the Maximal Series Scope.

2.6.2.	A condition for the expansion of the series in accordance with the provisions set forth in this Section 2.6 is that the VTL[1], after expansion of the series (that will be calculated as of the trading day prior to publication of the Offering Document or one trading day prior to the tender to classified investors, whichever is earlier (hereinafter in this Section 2.6.2: “Effective Date”) and taking into account the projected adjusted value of the Bonds immediately after expansion of the series) shall not fall below 200%.

1 It is clarified that the calculation of the VTL is made based on the Value of Insightec Shares and the Value of Gamida Shares deriving from the last investment round prior to the review date, as stated in the definitions of the terms “Value of Insightec Shares” and “Value of Gamida Shares” in Section 1.7 of the Deed of Trust.

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To the extent that the VTL that will be calculated in the manner specified in the paragraph above is lower than 200%, the Company shall be entitled to expand the series on the condition that the Company will charge in favor of the Trustee additional shares of Insightec and Gamida (hereinafter in this Section: “Addition of Securities”) in such manner that the VTL after the expansion of the series (that will be calculated in the manner described in the paragraph above and after taking into account the addition of the securities) shall not fall below 200%. The calculation of the amount of the additional shares of Insightec and Gamida that will be charged will be performed in accordance with the formulae presented in Section 6.1.1 hereunder and calculated according to the par value of the Bonds and after expansion of the series and according to the Value of Insightec’s Shares and the Value of Gamida’s Shares on the Effective Date. It is clarified that if and to the extent that the VTL that is calculated as of the Effective Date and taking into account the projected adjusted value of the Bonds immediately after expansion of the series is greater than 200%, the expansion of the series will be performed without the addition of securities.

2.6.3.	Subject to the provisions set forth in the Deed of Trust, the Trustee shall serve as a trustee for the Bonds and additional Bonds that are in circulation from time to time (the Bonds and the additional Bonds collectively – “Expanded Series”), also in the event of Expanded Series and the consent of the Trustee to serve in office as stated with respect to the Expanded Series will not be required. The Bonds that are in circulation and additional Bonds of the same series and that are issued (if any) in accordance with this section above, shall constitute (as of the date of their issue), one series for all intents and purposes, and the Deed of Trust shall apply also with respect to any additional Bonds as aforesaid that are issued by the Company.

2.6.4.	The Company shall deliver to the Trustee a confirmation from the senior financial officer in the Company, together with a detailed calculation, in a form to the satisfaction of the Trustee, and that will include specification regarding the VTL after the expansion, the additional number of Insightec and Gamida shares that the Company is required to charge in accordance with the provisions set forth in Section 2.6.2 above (to the extent that the charge of additional shares is required as aforesaid) and specification regarding the amount of the interest cushion that the Company is required to make good as a result of the expansion (to the extent required) in accordance with the provisions set forth in Section 5.3.1.5 hereunder, in two trading days as of the date of publishing the private offering report or a report about the results of the offering to the public, as the case may be (hereinafter: “Officer’s Approval”).

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2.6.5.	The proceeds of the issue that the dealer manager will receive in respect of the expansion of the series (hereinafter: “Consideration for the Expansion”) shall be transferred to the Company subject to the following provisions:

2.6.5.1.	To the extent that the expansion of the series is performed without additional securities - the Company shall be entitled to receive to its possession the Consideration for the Expansion directly from the dealer manager (except for the sum that is necessary for the purpose of making good the interest cushion in accordance with the provisions set forth in Section 5.3.1.5 hereunder (to the extent required), and that will be transferred from the dealer manager to the Trust Account) subject to furnishing the Officer’s Approval. The Trustee shall deliver to the dealer manager, in one business day as of the date in which the Trustee receives the Officer’s Approval, a confirmation to transfer the Consideration for the Expansion in accordance with the provisions set forth above.

2.6.5.2.	To the extent that the expansion of the series is performed with additional securities as stated in Section 2.6.2 above – the Consideration for the Expansion shall be transferred directly to the Trust Account and the Company shall be entitled to receive the Consideration for the Expansion as aforesaid (except for the amount required for the purpose of making good the interest cushion in accordance with the provisions set forth in Section 5.3.1.5 hereunder (to the extent required) and that will be kept in the Trust Account) in two business days and after all of the following conditions have been met: (a) the additional shares of Gamida and Insightec as stated in Section 2.6.2 above shall be charged until and no later than 45 business days after the date in which the Consideration for the Expansion was received by the dealer manager (hereinafter in this Section: “Period for Registration of the Charge”); (b) furnishing all the documents detailed in Section 6.7 hereunder in connection with the charge of the additional shares of Gamida and Insightec as stated, mutatis mutandis, deriving from the fact that this is an amendment of an existing charge. If and insofar as the Company fails to complete the registration of the additional shares of Gamida and Insightec until expiration of the Period for Registration of the Charge, the Company shall perform early redemption in a total amount equal to the full Consideration for the Expansion and the provisions set forth in Sections 6.12.5.1 to 6.12.5.3 hereunder shall apply, mutatis mutandis.

2.6.6.	In the event of expansion of a series as aforesaid, the tax implications shall apply, including in connection with the calculation of the discount rate, to the extent required, as specified in the Shelf Prospectus and the relevant offering report.

2.6.7.	The Company shall consider receipt of the Consideration for the expansion by the dealer manager as receipt of consideration in the Company.

2.6.8.	If and to the extent that it is necessary to carry out the private offering for Elbit Imaging Ltd. as stated in Sections 5.3.3.2 and 5.3.3.3 hereunder, the provisions set forth in Sections 2.6.2 to 2.6.7 above shall apply to the public offering.

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2.7.	Without derogating from the foregoing, the Company reserves the right to issue at any time additional series of Bonds and/or other securities of any kind without obtaining the approval of the Trustee and/or from the existing Holders at the time, whether or not the Holders purchase a right of conversion in the shares of the Company and in accordance with conditions of repayment, interest, linkage, securities and other conditions as it deems fit, whether these have priority over the conditions set out in the Bonds, equal to the said conditions or inferior to the said conditions, and without obtaining the approval of the Bondholders or the Trustee or delivery of notice to any thereof. The Company shall publish an immediate report regarding such issue as aforesaid to the extent that the Company is under such obligation by law to act in the said manner.

Notwithstanding the aforesaid, the Company undertakes that to the extent that additional series of Bonds are issued and are not backed by securities (and as long as the additional series of the Bonds are not backed up by securities), the Deed of Trust of the said additional series shall not include a provision stating that the new Bonds shall have priority in the liquidation over the Bonds (Series C)2.

The provisions set forth in this Section above shall not derogate from any rights of the Trustee and the Bondholders in accordance with the Deed of Trust.

2.8.	To the extent that the issue of the Bonds in accordance with the Shelf Prospectus will give rise to a conflict of interests in the Trustee, in such circumstances immediately after the Trustee delivers to the Company notice about a conflict of interests as aforesaid, the Trustee and the Company will act for the purpose of this matter in accordance with the instructions set forth by the Securities Authority and the applicable law at the time.

3.	Appointment of the Trustee, term of office, roles and responsibilities

3.1.	The Company hereby appoints the Trustee as a trustee for the Bondholders by virtue of Chapter E1 of the Securities Law also for the Bondholders who are entitled to payments by virtue of the Bonds that were not paid after their due date occurred (if and to the extent that there are any). The first Trustee shall commence its term of office as of the date specified in Section 3.3 hereunder and its term of office shall expire in accordance with the provisions set forth in the law or in this Deed.

3.2.	The trust to the Bondholders and the roles of the Trustee in accordance with the provisions set forth in this Deed of Trust shall come into operation on the first date of allotment of the Bonds by the Company, to the extent that the Bonds are allotted.

2 In the event of issue of an additional series of Bonds that are not backed by securities (and as long as the additional series of the Bonds are not backed by securities), the Company shall deliver to the Trustee a confirmation signed by the senior financial officer confirming that the Deed of Trust of the Bonds of the new series there is no provision stipulating that the new Bonds will have priority in liquidation over the Bonds (Series C). The confirmation will be forwarded to the Trustee no later than the date in which the tender for the classified investors is held or an Offer Document of the additional series is published, whichever is earlier.

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3.3.	The provisions set forth in the Securities Law shall apply to the appointment of the Trustee, its replacement, term of office or expiration thereof, resignation and dismissal, unless otherwise stated in the Deed of Trust (with respect to legal provisions that can be stipulated on as aforesaid).

3.4.	Notwithstanding the said, the decision of Holders regarding the termination of the term of office of the Trustee and the replacement of the Trustee with another Trustee shall be passed in a meeting in which Holders holding a minimum of fifty percent (50%) of the balance of par value of the securities or an adjourned meeting in which Holders holding a minimum of ten percent (10%) of the balance attended as aforesaid and in a majority of seventy five percent (75%) of all votes participating in the vote, except for abstaining votes.

3.5.	The Trustee shall deliver to the new Trustee (to the extent that a new Trustee was appointed in lieu of the Trustee) all documents and sums accumulated in the Trustee in connection with the trust contemplated in this Deed of Trust for the Bonds and shall sign any document in connection therewith. Each new Trustee shall have the same powers, obligations and authorities and it may act for all intents and purposes as if it was appointed as the first Trustee.

3.6.	The roles of the Trustee shall be in accordance with the provisions set forth in any law and the provisions set forth in this Deed.

3.7.	The Trustee shall represent the Bondholders in anything related to the liabilities of the Company towards these Bondholders and for that purpose the Trustee shall be entitled to act for the purpose of enforcing the rights granted to the Holders in accordance with the provisions set forth in any law or this Deed.

3.8.	The actions of the Trustee shall be in effect despite a flaw discovered in its appointment or competence.

3.9.	The liability of the Trustee shall be in accordance with the provisions set forth in any law.

3.10.	The Trustee may rely, in the performance of the Trust, on any written document, including a letter of instructions, a notice, application, approval or certificate that appears to be signed or issued by any person or entity and when the Trustee believes in good faith that was signed or issued by that person or entity.

4.	Buyback of Bonds (and/or by a subsidiary and/or by controlling shareholders)

The Company reserves its right, subject to the provisions set forth in any law, to purchase at any time Bonds that were issued out of the Bonds, for a price and under conditions as the Company deems fit (and from sellers that the Company will select at its sole discretion and without an obligation to approach all Holders) and in the event of a buyback as aforesaid the Bonds that are purchased shall expire automatically, shall be delisted from trade in the Stock Exchange and the Company may not reissue the said Bonds. In the event the Bonds are purchased during the trading in the Stock Exchange, the Company shall deliver a request to the Stock Exchange Clearing House to withdraw the Bonds certificates. The Company shall submit an immediate report regarding the purchase of the Bonds that the Company performed as aforesaid, to the extent required by law.

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A subsidiary of the Company, an associate of the Company (within the meaning of this term in the Securities Law), a related company of the Company (within the meaning of this term in the Securities Law), a controlling shareholder in the Company (whether directly or indirectly), his family member, a corporation controlled by any thereof or a corporation controlled by the Company (each of the said: “Related Holder”) are entitled to purchase and/or sell from time to time in the Stock Exchange and/or outside the Stock Exchange (including in the event of an offering by the Company) Bonds at their discretion (and subject to the provisions set forth in any law). The Bonds that are held by a Related Holder in the Company as aforesaid shall be deemed as his asset and shall not be delisted from trading in the Stock Exchange and may be transferred as the other Bonds.

5.	Undertakings of the Company

5.1.	The Company hereby undertakes to pay on the dates set for that purpose all principal and interest amounts, including any addition of interest, that are paid in accordance with the terms set forth in the Bonds and fulfill all the other conditions and undertakings imposed on the Company in accordance with the terms set forth in the Bonds, in accordance with the Shelf Offering Report and this Deed.

5.2.	Limitations on distribution

The Company undertakes not to perform a distribution, within its meaning in the Companies Law (except for by way of a buyback of the Bonds that is performed in accordance with the provisions set forth in this Deed of Trust) until the full payment of all principal and interest payments of the Bonds (including interest in arrears, to the extent applicable, and any additional amount, including early repayment charge).

Notwithstanding the aforesaid, the Company shall be entitled to perform a distribution even before the full repayment of the Bonds if and to the extent that on the announcement date of the performance of the distribution as aforesaid cash or cash equivalents or a bank guarantee or Government Bonds are deposited in the Trust Account and/or with the Trustee (hereinafter in this Section: “Cash or Cash Equivalents”) for an amount that is equal to or greater than the uncleared balance of the Bonds, in its amount at the time, with the addition of the interest amounts that are calculated until the full payment date of the Bonds – March 1, 2022. The Cash or Cash Equivalents that will be deposited in the Trust Account and/or with the Trustee as stated above shall be deemed as Substitute Assets and the provisions set forth in Section 6.9.1 above shall apply thereto. It is clarified that the Company shall be entitled to deposit Cash or Cash Equivalents in the Trust Account and/or with the Trustee especially for the purpose of complying with the provisions set forth in this paragraph and beyond the deposits (if and to the extent made) in accordance with the provisions set forth in Sections 6.8 and/or 6.9 hereunder.

Prior to the performance of a distribution as aforesaid the Company shall deliver to the Trustee a written confirmation signed by the senior financial officer in the Company and in a form to the satisfaction of the Trustee, regarding the compliance of the Company with the undertaking specified in this Section above, including the relevant calculations, and no later than 3 business days after the date of the announcement regarding the intention to perform a distribution as aforesaid.

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It is clarified that as of the date of signing this Deed the Company is under no obligation with respect to the distribution of the dividend or buyback of its shares, save as provided above.

5.3.	Use of the consideration obtained following the issue

The consideration obtained from the issue of the Bonds (with deduction of the issue expenses, including fees to the dealer manager, fees to the distributors, early commitment fees to classified investors, legal and accounting expenses, payments to the Stock Exchange and payments to the Securities Authority (hereinafter collectively: “Issue Expenses”)) shall be used by the Company according to the following order:

5.3.1.	Interest cushion

5.3.1.1.	First the Company shall keep in the Trust Account, out of the consideration obtained from the issue, an amount equal to the amount of the four upcoming interest payments payable to the Bondholders (i.e., interest payments that will be paid on September 1, 2018, March 1, 2019, September 1, 2019 and March 1, 2020) taking into account the scope of the public offering (excluding the Excess Amount within its meaning in Section 2.1.1.1 above for which no sums should be deposited to the interest cushion) in addition to the private offering of the Bonds to Elbit Imaging Ltd., as stated in Section 5.3.3.2 and 5.3.3.3 hereunder (hereinafter: “Interest Cushion”).

The Company does not undertake to deposit additional funds in respect of the Interest Cushion unless the Company expands the series.

5.3.1.2.	The financial policy in the Interest Cushion and performance thereof will be determined by the Trustee in accordance with the provisions set forth in Section 16 of this Deed and the Trustee shall not be responsible towards the Bondholders and/or the Company for any loss caused as a result of the said investments.

5.3.1.3.	The interest payments set for September 1, 2018, March 1, 2019, September 1, 2019 and March 1, 2020 shall be paid by the funds of the Interest Cushion and the Company shall not be required to deposit funds in the Interest Cushion after making the said payments. The Company shall deliver to the Trustee an instruction to use the funds of the Interest Cushion for the purpose of paying the relevant interest payment together with a calculation regarding the amount for payment in each of the dates as aforesaid and the payment order from the Nominee Company and no later than 2 business days prior to the relevant payment date and the Trustee shall transfer the relevant part from the Interest Cushion in accordance with the instructions set forth by the Company directly to the Nominee Company for the purpose of paying the interest as aforesaid.

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5.3.1.4.	If and to the extent that the interest amount for payment of any of the interest payments as stated above is greater than the balance of the funds in the Interest Cushion, the Company shall deliver to the Nominee Company the difference out of its own sources and shall deliver to the Trustee proof evidencing the payment that was made as aforesaid prior to the transfer of the funds by the Trustee in accordance with the provisions set forth in Section 5.3.1.3 above.

5.3.1.5.	It is clarified that if, prior to making any of the said interest payments, the series of the Bonds is expanded, the Company shall transfer to the Trust Account, as a condition and prior to the transfer of the Consideration for the Expansion to the Company, an amount that is equal to the necessary amount for the purpose of making good the interest amount that should be paid on September 1, 2018 and/or March 1, 2019 and/or September 1, 2019 and/or March 1, 2020, except for the payments that were already paid.

5.3.1.6.	The Company shall deliver to the Trustee, shortly after the first issue of the Bonds and in any event in which the series of the Bonds is expanded as stated in Section 5.3.1.5 above (and in any event no later than seven business days after the date of issue of the Bonds or the expansion of the series, as the case may be) a calculation signed by the senior financial officer in the Company regarding the amount of the Interest Cushion at the time.

5.3.2.	Funds for the current operation of the Company

Out of the balance of the consideration obtained following the issue (and after performing the deductions specified above) the Company shall keep an amount of four (4) million new Israeli shekels that will be used by the Company for its current operations, at the sole discretion of the Company, including administrative and general expenses of the Company for a period of two years (hereinafter: “Current Operations Funds”). It is clarified that the Trustee is unable to assure that the Company fulfills the provisions set forth in this Section.

5.3.3.	Payment of the outstanding debt to the parent company

5.3.3.1.	The balance of the consideration obtained from the issue after making the payments and deposits as stated in Sections 5.3.1 and 5.3.2 above (hereinafter: “Balance of Issue Funds”) shall be paid directly to Elbit Imaging Ltd. (the controlling shareholder in the Company) (hereinafter: “Elbit Imaging”) for the full repayment of the debt of the Company to Elbit Imaging that, as of January 1, 2018, is in the amount of approximately NIS 150M (it is clarified that the final amount of the debt to Elbit Imaging might be higher as a result of the addition of interest and linkage differentials as of January 1, 2018 and until payment is made) (hereinafter: “Debt to Elbit Imaging”).

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The Company declares that the Debt of the Company to Elbit Imaging comprises of the following: (a) shekel credit that Elbit Imaging provided in favor of the Company, by virtue of a credit agreement made between the companies on March 13, 2011, as amended since on different occasions); (b) dollar credit that Elbit Imaging provided in favor of the Company, by virtue of an agreement dated July 19, 2012, as amended from time to time; (c) Management fees debt – the management fees debt of the Company to Elbit Imaging in respect of the period as of November 24, 2010 and until January 31, 2018 (including), by virtue of a management services agreement between the companies that was approved on November 21, 2010 and on November 9, 2014 and on February 1, 20183.

5.3.3.2.	If and to the extent that the Balance of Issue Funds is insufficient for the purpose of paying the full debt to Elbit Imaging (the said difference shall be referred hereinafter: “Debt Balance”) Elbit Imaging undertakes towards the Company to convert the Debt Balance to the Bonds (Series C).

5.3.3.3.	The conversion of the Debt Balance to the Bonds shall be performed as part of a private offering of Bonds to Elbit Imaging that will be performed at the earliest opportunity after the public offering of the Bonds and under the same conditions set forth as part of the public offering of the Bonds (i.e. the same price per unit) (hereinafter: “the Private Offering”). Payment of the consideration in the Private Offering shall be made by way of setoff against the full Debt Balance.

After publication of the Private Offering report as aforesaid and after obtaining the approval of the Stock Exchange to perform the allotment of the Bonds to Elbit Imaging as stated above, however before performing the actual allotment of the Bonds to Elbit Imaging, the Company shall charge additional shares of Gamida and Insightec as stated in Section 6.1.1 hereunder according to the par value of the Bonds that should be issued to Elbit Imaging. The registration of the charges as aforesaid shall be performed until and no later than the specific period as stated in Section 6.12.5 hereunder.

3 For further details see the immediate report of the Company dated August 16, 2017 (Ref.: 2017-01-083886).

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5.4.	Net debt ratio to the value of shares

The Company undertakes that until the full repayment of all principal and interest payments of the Bonds (including interest in arrears, to the extent applicable), the ratio between: (a) the net debt (within its meaning hereunder), in its value as of the Review Date (within its meaning hereunder); and between (b) cash or cash equivalents or a bank guarantee or Government Bonds in the Trust Account and/or held by the Trustee, together with the Value of Insightec’s Shares held by the Company together with the Value of Gamida’s Shares held by the Company, according to their value on the Review Date, shall not be greater than 65%.

“Net Debt”	Shall mean the debt balance of the Company (principal, accrued and outstanding interest and linkage differentials) towards financial creditors (including institutional bodies and including the Bonds subject matter of this Deed of Trust) as of the Review Date and with deduction of cash and cash equivalents (including deposits, limited deposits (that are against the said debts specified in this paragraph above) and negotiable securities) held by the Company as of the Review Date, according to the consolidated financial statements of the Company as of the Review Date.

“Review Date”

Each of the dates March 31, June 30, September 30, and December 31 as of June 30, 2018 and until December 31, 2021.

The calculation as of the Review Date will be performed until and no later than 3 business days after publication of the financial statements as of the Review Date (the financial statement will be published until and no later than the date set in the securities and the regulations promulgated thereunder for the purpose of publishing the financial statements) and the Company shall publish an immediate report (until and no later than 3 business days after the publication date of the financial statements on the Review Date) in which the Company will indicate whether it meets the net debt ratio with relation to the value of its shares as of the Review Date.

As long as the Company does not publish a financial statement on March 31 and/or September 30 by virtue of the reliefs the Company is entitled to in accordance with the Securities Law and the regulations promulgated thereunder, the review as of these dates shall be conducted according to the data the Company holds on the Review Date and the immediate report regarding the results of the calculation will be published by the Company until and no later than three business days after March 31 and September 30 respectively.

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Until and no later than three business days after the publication of each financial statements as of the Review Date (and as long as the Company does not publish financial statements on March 31, and September 30, then with respect to these Review Date (March 31, and September 30) the delivery date to the Trustee shall be until and no later than three business days after March 31, and after September 30, respectively) the Company shall deliver to the Trustee a confirmation signed by the senior financial officer in the Company regarding the compliance of the Company with the financial covenant as stated above at the time of signing this Agreement with a relevant calculation. In the event of deviation from the provisions set forth in this Section above, the Company shall publish an immediate report no later than expiration of a period of three (3) business days as of the date in which the Company found about the deviation as aforesaid and in which the Company will specify the deviation including the Value of Gamida’s Shares, the Value of Insightec’s Shares and the amount of the net debt as of the Review Date.

5.5.	Use of the proceeds obtained from the sale of the Insightec and/or Gamida shares that are not charged

The Company undertakes that until the full payment of all principal and interest payments of the Bonds (including interest in arrears, to the extent applicable), if and to the extent that the Company will sell the shares of Gamida and/or the shares of Insightec that are not charged in favor of the Trustee (hereinafter: “Free Shares”) the following provisions shall come into operation:

5.5.1.	Twenty five percent (25%) of the net proceeds (i.e. the proceeds the Company obtains with deduction of the sale expenses, including tax (to the extent applicable) from the sale of the Free Shares in whole or in part (hereinafter: “Net Proceeds from the Sale of the Free Shares”) and up to the amount of 10% of the amount of the uncleared balance of the Bonds, in its value at the time of selling the Free Shares, in addition to the interest accrued in accordance with the terms set forth of the Bonds with respect to this balance and that was not actually paid (hereinafter in this Section: “Deposits Limit”) will be transferred to the Trust Account (hereinafter: “Cushion following Sale of the Free Shares”) and the Company shall be entitled to use it in accordance with one of the following alternatives, at the sole discretion of the Company and the Company shall not be obligated to maintain any VTL ratio:

5.5.1.1.	For the purpose of paying the principal and/or interest to the Bondholders in accordance with the payments schedule of the Bonds.

5.5.1.2.	For the purpose of performing early redemption of the Bonds in accordance with the provisions set forth in Section 7.2 hereunder.

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5.5.1.3.	For the purpose of performing a buyback of the Bonds (Series C) as part of transactions solely in the Stock Exchange in accordance with detailed instructions that the Company will deliver to the Bonds and at the sole and full discretion of the Company (including with respect to the purchase price) and provided that the Bonds that are purchased as aforesaid will be transferred to the Company and will be canceled.

5.5.1.4.	For the purpose of purchasing the Gamida and/or Insightec shares on the dates and under the conditions set at the sole discretion of the Company and shares that are purchased as aforesaid will not be charged in favor of the Bondholders.

For the avoidance of doubt it is clarified that the deposit to the Cushion following Sale of the Free Shares up to the Deposits Limit is calculated for deposits with respect to the entire sales of Free Shares, cumulatively (and without taking into account withdrawal from the cushion in accordance with the provisions set forth in Section 5.5.1.1 to 5.5.1.4 above) and not with respect to any sale in and of itself, in such manner that as of the date in which the Company deposited to the Cushion following Sale of the Free Shares a cumulative amount equal to the Deposits Limit (and without taking into account withdrawal from the cushion, in accordance with the provisions set forth in Sections 5.5.1.1 to 5.5.1.4 above) consequently all proceeds obtained from the sale of the Free Shares as of this date henceforth shall be kept by the Company as stated in Section 5.5.2 hereunder.

The Company shall notify the Trustee regarding any sale of Free Shares as aforesaid no later than three (3) business days after the sale of the Free Shares and shall deliver to the Trustee a confirmation signed by the senior financial officer in the Company with details of the amount that will be deposited in the Trust Account (for the Cushion following Sale of the Free Shares) following the sale and until a Cushion following Sale of the Free Shares in an amount equal to the deposits Limit is deposited.

In addition, the Company will include disclosure in its quarterly and/or semi-annual and/or annual financial statements, as the case may be, regarding the sale of Free Shares during the relevant period of the report and up to the financial statement in respect of the period in which the Cushion following Sale of the Free Shares in an amount equal to the Deposits Limit was deposited.

For the purpose of applying the said in this Section 5.5.1 above, the Company shall deliver an immediate report, no later than two business days prior to the due date for payment of the principal and/or interest and/or the early redemption date or two business days prior to the date in which the Company is required to transfer the funds for the purpose of performing a buyback, as the case may be, regarding its intention to make the said payment out of the funds deposited in the Cushion following Sale of the Free Shares in addition to a detailed calculation, and in a form to the satisfaction of the Trustee, with respect to the transfer amount from the Trust Account for the purpose of performing the said actions.

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In the event of purchase of shares in accordance with the provisions set forth in Section 5.5.1.4 above, the Company shall deliver to the Trustee, until and no later than two business days prior to the date in which the Company is required to transfer the funds for the purpose of purchasing the shares as aforesaid, a confirmation from the senior financial officer in the Company that will specify the number of shares that the Company intends to purchase, the purchase price and the full details of the seller for the purpose of performing the transfer until and no later than three business days after the said shares were received by the Company and the Company shall publish an immediate report stating that the Company purchased the shares and that the shares of Gamida and/or Insightec were transferred to the Company (including the number of the shares that were purchased).

The Trustee shall cooperate with the Company for the purpose of this matter, shall rely on the reports of the Company and shall not perform out of its own initiative or will be required to conduct a review on its behalf including with respect to the actual purchase of the shares or their transfer to the ownership of the Company.

5.5.2.	The net proceeds obtained from the sale of the Free Shares that is beyond the sum that the Company deposited following by sale of the Free Shares as stated in Section 5.5.1 above shall be kept by the Company that shall be entitled to use it at its sole discretion.

5.6.	From time to time the Company shall be entitled to charge, sell, lease, assign, deliver and/or transfer in any other manner its property (except for assets that are charged in favor of the Trustee for the Bondholders in accordance with the provisions set forth in this Deed), in whole or in part, including for the purpose of assuring series of Bonds or other undertakings of the Company, in any manner, in favor of whoever the Company deems fit, without limitations and without obtaining any consent from the Trustee and/or the Bondholders and the Company is not obligated to notify the Trustee regarding the creation of any charge on its assets as aforesaid.

5.7.	The Bonds (Series C) shall be have equal class among themselves (pari-passu) without any priority rights or preference of one bond over the other.

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6.	Securities and the conditions for transfer of the proceeds obtained from the issue to the Company

6.1.	Charge of the shares of Gamida and Insightec

6.1.1.	In order to assure the full and accurate fulfillment of the entire undertakings of the Company for payment of all principal and interest amounts of the Bonds (including interest in arrears, to the extent applicable) and any additional amount that the Company shall be obligated to pay in accordance with the provisions set forth in this Deed (hereinafter: “Secured Amounts”) the Company shall charge, in a fixed, single and senior charge for an indefinite amount in favor of the Trustee and for the Bondholders, by way of registration with the Registrar of Companies (and any other register that is required and/or that will be required in accordance with the provisions set forth in any law and/or agreement, at the earliest opportunity and at the expense of the Company) a certain amount of Insightec and Gamida shares that are owned by the Company and all rights attached and/or emanating from the said shares, including any additional shares or other securities issued in connection with the said shares, all rights that are part of and that are attached to these shares and all returns deriving from these shares and all rights and benefits and property rights of any kind that are granted and that will be granted in respect of and/or by virtue of these shares, including the funds and assets that are due and/or that will be issued in their place or in respect whereof or by virtue of thereof, including the right to a dividend in cash and/or in kind and any other distribution in respect of these shares and the rights to securities that will be issued in respect of and/or in connection with these shares and any other consideration or benefit of any kind in connection with the said rights, bonus shares, priority rights and/or the rights to receive other securities in respect whereof[4] of any kind, and the proceeds obtained from their sale and/or in respect whereof (the shares and all rights attached and/or emanating therefrom shall be referred hereinafter: “the Charged Shares”).

The share certificates in respect of the Charged Shares shall be deposited with the Trustee together with a blank deed of transfer. The Trustee shall be entitled to use the deed of transfer only if and to the extent that the Charged Shares are realized in accordance with the provisions set forth in the Deed of Trust and it is necessary to transfer the said shares as part of such realization as aforesaid after obtaining the approval of the court in connection therewith. For the avoidance of doubt, it is clarified that to the extent that the quantity of the Charged Shares is increased for any reason, the Company undertakes to transfer the share certificates in respect of the additional shares to the Trustee together with a blank deed of transfer in respect of the said shares.

4 It should be emphasized that the Company and/or Gamida and/or Insightec are under no limitation or liability by virtue of the Deed of Trust and documents enclosed therewith (including the Bonds and the charge documents), for the purpose of securing the value of the charged shares, including in anything related to the following issues: (1) change in the sphere of activity of Gamida and/or Insightec and/or the sale of their assets; (2) the allotment of securities or the performance of other actions that result in dilution of the holdings of the Company as a shareholder in Gamida and/or Insightec and consequently dilution of the rate of the Charged Shares and/or other changes in the capital that affect the Charged Shares; (3) performance of transactions in Gamida and/or Insightec including with interested parties and/or officers and/or controlling shareholder; and (4) performance of a distribution by Gamida and/or Insightec, within the meaning of this term in the Companies Law. It is further clarified that Insightec and Gamida are not a party to this Deed of Trust and that they are not responsible for the content of the Deed of Trust including for any of the covenants, representations and/or declarations therein.

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To the extent that the shares of Gamida and/or Insightec are converted into ordinary shares (hereinafter: “the New Shares”) including prior to their offering in the Stock Exchange, the Charged Shares held by the Trustee shall be canceled and the New Shares that were received in lieu of the Charged Shares that were canceled shall be deposited with and charged by the Trustee (and to the extent that the shares will be converted into ordinary electronic shares the deposit shall be made directly to the Trust Account instead of the share certificate that the Trustee held and that were canceled). It is clarified that the conversion of the classes of Gamida shares and/or Insightec shares, as the case may be, into ordinary shares, is subject to the provisions set forth in the Articles of Gamida and/or Insightec, as the case may be, as periodically updated, and is not subject to the provisions set forth in the Deed of Trust in general and the provisions set forth in Section 6.9 hereunder in particular and is not subject to the approval from the Trustee and/or the Bondholders and in such circumstances as aforesaid the Company shall not be obligated to add securities in favor of the Bondholders.

As part of the first issue of the Bonds the number of the Charged Shares that will be charged will be such that will suffice for the purpose of meeting the VTL ratio of 200% when the calculation shall be made according to the following formulae:

X=R*2V/Pg

X

The number of Gamida shares that will be charged.

Since the Company holds different classes of Gamida shares, the shares of Gamida that will be charged will include a relative amount of each class of Gamida shares held by the Company.

For example: We will assume that the Company holds 200 class A shares of Gamida and 400 class B shares of Gamida and 400 class C shares of Gamida. And we will further assume that according to the formula specified above the Company is required to charge 300 shares of Gamida. In such a scenario as aforesaid the Charged Shares will include: 60 class A shares and 120 class B shares and 120 class C shares.

R

The ratio received from a distribution of: (a) the Value of Gamida’s Shares held by the Company; and between (b) the Value of Gamida’s Shares held by the Company together with the Value of Insightec’s Shares held by the Company;

V	The par value of the Bonds that will be issued in accordance with the Shelf Offering Report in which the Bonds will be first issued.

Pg	The Value of Gamida’s Shares

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V/Pi2Y=(1-R)*

X

The number of Insightec shares that will be charged.

Since the Company holds different classes of Insightec shares, the shares of Insightec that will be charged will include a relative amount of each class of Insightec shares held by the Company.

For example: We will assume that the Company holds 200 class A shares of Insightec and 400 class B shares of Insightec and 400 class C shares of Insightec. And we will further assume that according to the formula specified above the Company is required to charge 300 shares of Insightec. In such a scenario as aforesaid the Charged Shares will include: 60 class A shares and 120 class B shares and 120 class C shares.

R

The ratio received from a distribution of: (a) the Value of Gamida’s Shares held by the Company; and between (b) the Value of Gamida’s Shares held by the Company together with the Value of Insightec’s Shares held by the Company;

V	The par value of the Bonds that will be issued in accordance with the Shelf Offering Report in which the Bonds will be first issued.

Pi	The Value of Insightec’s Shares.

The following values shall be taken into account for the purpose of the tables specified above and for the calculation of the quantity of the Gamida and Insightec shares that will be charged against the Bonds that will be issued in accordance with the Shelf Offering Report in which the Bonds will be first issued:

The Value of Gamida’s Shares held by the Company	NIS 88,042,991. The said value was calculated according to the following: (1) the Value of Gamida’s Share – NIS 33.03; (2) the number of Gamida’s shares held by the Company – 2,665,501.

Pg – the value of Gamida’s share

NIS 33.03 per share.

The said value was calculated according to the following: (1) the amount that was invested in Gamida in the last investment round that was performed in Gamida prior to the date of signing this Deed of Trust – approximately NIS 40.3M; (2) the exchange rate of the dollar against the shekel on the day that preceded February 9, 2018; (3) the number of Gamida’s shares that were allotted against the investment amount specified in sub-section (1) above (and without a distinction between the different classes of shares and without taking into account convertible securities) – 4,274,363 shares.

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The Value of Insightec’s Shares held by the Company	NIS 396,430,864. The said value was calculated according to the following: (1) the Value of Insightec’s Shares – NIS 9.38; (2) the number of Insightec shares held by the Company – 42,275,397.

Pi – the Value of Insightec’s Shares

NIS 9.38 per share.

The said value was calculated according to the following: (1) the amount that was invested in Gamida in the last investment rounds that was performed in Gamida prior to the date of signing this Deed of Trust – USD 150M; (2) the exchange rate of the dollar against the shekel on the day that preceded February 9, 2018; (3) the number of Insightec shares that were allotted against the investment amount stated in sub-section (1) above (without making a distinction between the different classes of shares and without taking into account convertible securities) – 55,970,150.

R	0.18

For the avoidance of doubt, it is clarified that the Charged Shares are provided in their condition “as-is.” In addition, except for the existence of a VTL ratio on the first issue date of the Bonds as stated above, when expanding the series (as stated in Section 2.6.2 above) and when releasing securities following the performance of early redemption and/or buyback of securities (as stated in Section 6.9.2 hereunder) the Company does not and will not have any commitment to continue and meet any VTL ratio (including: not with respect to the average life of the Bonds and/or in the event of replacement of securities and/or rights issue and/or in the event of sale of the Charged Shares etc.). A change in the value of Insightec and/or Gamida will have an adverse effect on the value of the security and will not entitle any relief to the Bondholders and the Company shall not be under any obligation to add securities or any other asset in favor of the Bondholders.

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6.1.2.	Subordination to the provisions of the Articles of Gamida and Insightec

6.1.2.1.	The charged Insightec shares

The Company declares and clarifies with respect to the charged Insightec shares (including rights attached thereto) that the possession and realization of these shares (including realization by a receiver) is subordinated to the provisions set forth in the Articles of Association of Insightec (hereinafter: “Insightec Articles”) including, but not limited to:

(a)	In accordance with the provisions set forth in Article 11 in Insightec Articles, the charged Insightec shares are subordinated, inter alia, to the rights of the other shareholders of Insightec including as follows: right of first refusal, co-sale right, drag along right. In the event the drag along right is enforced, the Company shall deliver notice in connection therewith to the Trustee and the confirmation of the senior financial officer in the Company specifying the number of the Charged Shares that are sold and the sale price shall be enclosed therewith including a confirmation stating that an irrevocable instruction was delivered to the buyer to deposit the proceeds obtained from the sale of the Charged Shares that are sold directly in the Trust Account. The Trustee shall cooperate with the Company for the purpose of enforcing the co-sale right and the provisions set forth in Section 6.9 hereunder shall not apply to such a sale as aforesaid of the charged Insightec shares, in whole or in part.

(b)	In accordance with the provisions set forth in Article 6.7 of Insightec Articles, the charged Insightec shares are subjected, inter alia, to the option of their conversion (in a compulsory manner) into ordinary shares of Insightec. The Company shall notify the Trustee regarding the occurrence of a conversion event and shall act to the extent required for the purpose of correcting the charge in such manner that it will apply to the conversion shares.

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The full version of Insightec Articles (in English) together with a convenience translation into Hebrew of certain provisions in Insightec Articles was published in an immediate report of the Company on January 29, 2018 (Ref. 2018-01-008694). It is clarified that the binding version shall be the full version of the Articles in English.

6.1.2.2.	The charged Gamida shares

The Company declares and clarifies with respect to the charged Gamida shares (including rights attached thereto), that their possession and realization (including realization by a receiver) are subject to the Articles of Association of Gamida (hereinafter: “Gamida Articles”) including, but not limited to:

(a)	Pursuant to the provisions of Article 18 in Gamida Articles, the charged Gamida shares are subjected, inter alia, to the rights of the other shareholders of Gamida including: right of first refusal, co-sale right, bring-along right. In the event the bring-along right is enforced, the Company shall deliver notice to the Trustee about the same and the notice shall include the confirmation of the senior financial officer in the Company regarding the quantity of the Charged Shares that are sold and the sale price and a confirmation stating that an irrevocable instruction was delivered to the purchaser to deposit the proceeds obtained from the Charged Shares that were sold directly in the Trust Account. The Trustee shall cooperate with the Company for the purpose of enforcing the bring-along right and the provisions set forth in Section 6.9 shall not apply to such a sale as aforesaid of the charged Gamida shares, in whole or in part.

(b)	In accordance with the provisions set forth in Sections 5.2 and 5.3.5 of Gamida Articles, the charged Gamida shares are subjected, inter alia, to the option of their conversion (in a compulsory manner) to the ordinary shares of Gamida. The Company will notify the Trustee regarding the occurrence of a conversion event and will take action to the extent required for the purpose of amending the charge in such manner that it will apply to the conversion shares.

The full Articles of Gamida (in English) together with a convenience translation into Hebrew of certain provisions in the Gamida Articles was published in the immediate report of the Company on January 29, 2018 (Ref.: 2018-01-008694). It is clarified that the binding version shall be the full Articles in English.

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6.1.2.3.	It is emphasized that the Insightec Articles, the convenience translation of the summary of Insightec Articles, Gamida Articles and the convenience translation of the summary of Gamida Articles that were published by the Company as stated above are in accordance with the version of the Gamida Articles and the Insightec Articles as of the date of signing this Deed of Trust however the Insightec Articles and the Gamida Articles might change from time to time after obtaining the proper approvals of the organs of Insightec and/or Gamida, as the case may be (including a change of the existing limitations on the transfer of the shares and the addition and/or elimination of limitations for the transfer of the shares and including the issue of shares (inferior, equal or superior to the Charged Shares), a change of rights and obligations of the Charged Shares and changes in capital) and without obtaining any approval of the Trustee and/or the Bondholders and this shall not give rise to any right towards Insightec and/or Gamida and/or the Company, including a right to call for immediate repayment of the Bonds or a right to any compensation.

The Company undertakes that if and to the extent that there is a change in the provisions set forth in the Gamida Articles and/or the Insightec Articles that has a material effect on the conditions attached to the Charged Shares, the Company shall publish an immediate report in connection therewith and shall specify by said changes.

6.1.2.4.	The provisions set forth in the Insightec Articles and the Gamida Articles (including with respect to right of first refusal, co-sale right and bring-along right) shall apply at all times, including when enforcing the charge on the Charged Shares, in whole or in part, including during realization of the shares by a receiver or in any other manner and the Bondholders and/or the Trustee and/or anyone acting on their behalf (including a receiver) may not argue against the said rights and/or obligations.

6.2.	Use of the sums of a dividend in respect of the Charged Shares

To the extent that a dividend is distributed in respect of the Charged Shares, the sums obtained from the dividend will be transferred directly to the Trust Account (with deduction of statutory tax) and as long as the decision of the Trustee and/or the Bondholders’ meeting (and it is still pending) to call for immediate repayment of Bonds and/or realization of the securities of the Company, the Company shall be entitled to instruct to the Trustee to use the sums obtained from the dividend and that were received in the Trust Account in accordance with one of the following alternatives at the sole discretion of the Company and the Company shall not be obligated to maintain any VTL ratio:

6.2.1.	For the purpose of paying principal and/or interest payments to the Bondholders in accordance with the payments schedule of the Bonds.

6.2.2.	For the purpose of performing early redemption of the Bonds in accordance with the provisions set forth in Section 7.2 hereunder.

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6.2.3.	For the purpose of performing a buyback of the Bonds (Series C) as part of transactions performed in the Stock Exchange only, in accordance with detailed instructions that the Company will deliver to the Trustee and at the full and sole discretion of the Company provided that the Bonds that are purchased as aforesaid will be delivered to the Company and will be canceled.

For the purpose of performing the actions specified in this since 6.2 above the Company shall notify in an immediate report, no later than 2 business days prior to the payment date of the principal and/or interest and/or the early redemption date, regarding its intention to pay the said payment out of the funds in the Trust Account as aforesaid, together with a detailed calculation, in a form to the satisfaction of the Trustee, with respect to the amount for transfer from the Trust Account for the purpose of performing the said actions (and all up to the maximum amount of the funds deposited in the Trust Account after deduction of the expenses and fees related to the management of the Trust Account and with deduction of the Interest Cushion amount). The Trustee shall cooperate with the Company for the purpose of this matter and shall rely on the reports of the Company and shall not perform following its initiative or will be required to conduct an inspection on its behalf.

6.3.	Additional rights allotted in connection with the Charged Shares (to the extent allotted)

6.3.1.	Subject to the provisions set forth in Section 6.3.2 hereunder, to the extent that rights of any kind and/or additional securities in Insightec and/or Gamida are allotted to the Company by virtue of the Charged Shares, for no consideration, the additional rights and/or securities, as the case may be, shall be charged in favor of the Trustee for the Bondholders in accordance with the provisions set forth above and as part of the said charge, immediately following allotment thereof, and shall be deemed as part of the definition of the “Charged Shares” and shall constitute an integral part thereof for all intents and purposes. The Company shall publish an immediate report upon the allotment of rights as aforesaid and/or additional securities as aforesaid. At the earliest opportunity thereafter, the Company and the Trustee shall act for the purpose of amending the charge in connection with the Charged Shares and/or for the purpose of registering a new charge, in such manner that the said charge will also reflect the charge on the said rights and/or the additional securities that are allotted as aforesaid, and shall deliver to the Trustee all the documents as stated in Section 6.7 hereunder also in connection with the correction/registration of this charge. The Company shall perform at the earliest opportunity and at its expense the amendment and/or the registration, as the case may be.

It is clarified that the Company is entitled to participate in future offerings that will be performed, if and to the extent performed, in Gamida and/or Insightec and that if and to the extent that the Company decides to enforce its right and participate in future offerings in Gamida and/or Insightec, the securities that will be allotted to the Company as part of future offerings as aforesaid shall not constitute part of the Charged Shares and shall not be charged in favor of the Bondholders and/or the Trustee.

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6.3.2.	To the extent that rights are allotted in connection with the Charged Shares the following provisions shall apply:

6.3.2.1.	The Company shall notify the Trustee at the earliest opportunity (and if the Gamida and/or the Insightec shares are traded in the Stock Exchange, then until and no later than two business days prior to the trading day of the rights), regarding its intention to enforce all or part of the rights or the this is not interested to enforce the rights.

6.3.2.2.	To the extent that the shares of Gamida and/or Insightec are traded in any Stock Exchange at the time, with respect to the rights that the Company decided not to enforce, the Company will instruct the Trustee to act in accordance with one of the following alternatives: (a) not to sell the said rights and allow the said rights to expire without receiving any consideration in respect whereof; (b) to sell the full rights that the Company decided not to enforce in accordance with the instructions set forth by the Company regarding the sale. The Trustee shall act in accordance with the instructions set forth by the Company as aforesaid and without incurring any responsibility in connection therewith. To the extent that the shares of Agreement and/or Insightec are not traded in the Stock Exchange on the issue date of the rights, the Company shall notify the Trustee which of the alternatives specified above it decided to pursue.

Regarding shares that are traded in the Stock Exchange at the time of issue of the rights – to the extent that the Company instructed the Trustee to sell the rights as aforesaid, the proceeds obtained from the sale of the rights that the Company instructed the Trustee to sell shall be kept in the Trust Account and shall be handled in the same manner that the dividend amounts are handled in accordance with the provisions set forth in Section 6.2 above.

Regarding shares that are not traded in the Stock Exchange at the time of issue of the rights – to the extent that the Company opted to sell the rights, the Company shall give an irrevocable instruction to the purchaser to deposit the proceeds obtained from the purchase of the rights in respect of the relevant Charged Shares directly to the Trust Account and these sums shall he handled in the same manner that the sums of a dividend are handled in accordance with the provisions set forth in Section 6.2 above.

6.3.2.3.	Regarding rights that the Company decided to enforce, such rights as aforesaid will be transferred to the account of the Company as instructed by the Company to the Trustee and shall be enforced by the Company.

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After the said rights are enforced and after the Company receives the exercise shares, the Company shall pursue one of the following alternatives at its sole discretion:

(a)	The number of exercise shares will be calculated in the amount of the benefit component in the rights, in accordance with the following formula; and these shall be deposited in the Trust Account in three (3) business days as of the date the rights were exercised and shall be charged in a senior charge in favor of the Trustee and shall be considered as part of the Charged Shares for all intents and purposes. All other shares emanating from the exercise of the rights shall not be charged and shall be kept by the Company.

A	-	The number of exercise shares in the amount of the benefit component in the rights. To the extent that the said number is not an integer, the said number shall be rounded up to the nearest integer.

	-	The number of Charged Shares in respect of which the rights were used.

	-	The value of Gamida and/or Insightec shares, as the case may be, prior to the rights issue.

	-	The value of Gamida and/or Insightec shares, as the case may be, after the rights issue.

(b)	All assets emanating from the exercise of the rights shall remain in the account of the Company and shall not be charged. The Company shall deposit in the Trust Account payment in the amount of the benefit component in respect of the rights that were exercised, according to the following formula, and shall handle these sums in the same manner that dividend sums are handled in accordance with the provisions set forth in Section 6.2 above.

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X	-	The payment that will be deposited in the Trust Account.

	-	The number of Charged Shares for which the rights were exercised.

	-	The value of the Gamida and/or Insightec shares, as the case may be, prior to the rights issue.

	-	The value of Gamida and/or Insightec shares, as the case may be, after the rights issue.

6.4.	Voting rights in respect of the Charged Shares

As long as a receiver was not appointed for the purpose of enforcing the charge on the Charged Shares (in whole or in part), the voting rights in respect of the Charged Shares and the right to pass resolutions with respect to the shares (including in connection with the drag along, tag-along rights and right of first refusal) shall be granted to the Company that shall be entitled to enforce the said rights at its sole discretion (and the Bondholders shall not be entitled to intervene in the decisions of the Company in anything related to Insightec and Gamida) and provided that this shall not affect the charge on the Charged Shares.

In accordance with the provisions set forth in the Gamida and/or Insightec Articles, after a receiver was appointed for the purpose of enforcing the charge on the Charged Shares (in whole or in part) and until the Charged Shares are actually sold and transferred to a third-party, the Company shall act vis-à-vis Gamida and the Gamida shareholders and Insightec and Insightec shareholders however the Company shall act solely in accordance with the instructions set forth by the receiver.

6.5.	The Trust Account

In order to assure the full and accurate fulfillment of the entire undertakings of the Company for the payment of all principal, interest and linkage differentials of the Bonds (including interest in arrears, to the extent applicable) and any additional sum (including early repayment charges) in accordance with the provisions set forth in this Deed (including the undertaking to perform early redemption in accordance with the provisions set forth in Section 6.11.5 hereunder) the Company shall create and register: (a) a fixed, single and senior charge for an unlimited amount in favor of the Trustee for the Bondholders for the full rights of the Company of any kind to the extent that there are any in connection with the Trust Account including all secondary accounts and anything deposited therein (including the consideration obtained from the offering that will be deposited in the Trust Account and that is charged in favor of the Bondholders, until the conditions for its release to the Company are fulfilled, in accordance with the provisions set forth in Section 6.12.3 hereunder, and insofar as the conditions for releasing the proceeds of the offering to the Company have not been met, the charge on the sums as aforesaid shall be used for the purpose of securing the performance of an early redemption of the Bonds in accordance with the provisions set forth in Section 6.12.5 hereunder); and (b) a floating, single and senior charge for an unlimited amount on all sums and/or deposits and/or securities that will be deposited in the Trust Account from time to time and any proceeds obtained in connection therewith, including returns thereof.

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The Company shall incur all costs in connection with the opening of the Trust Account including management and closing thereof. The financial management policy in the Trust Account, to the extent that sums are deposited in the Trust Account from time to time, and execution thereof shall be prescribed by the Trustee in accordance with the provisions set forth in Section 16 of this Deed and the Trustee shall not be held liable towards the Bondholders and/or the Company for any loss caused as a result of such investments as aforesaid.

6.6.	Declarations and undertakings of the Company with respect to Charged Shares

The Company hereby declares and undertakes as follows:

6.6.1.	As of the date of signing this Deed of Trust, the issued and paid-up share capital of Insightec includes 192,442,652 shares NIS 0.01 par value each (in a distribution into ordinary shares, preferred shares class B, preferred shares class B1, preferred shares Class C, preferred shares Class D, preferred shares Class E).

As of the date of signing this Deed of Trust, the Company holds 42,275,497 shares NIS 0.01 par value each of Insightec, constituting 22.0% of the issued and paid-up share capital of Insightec (18.6% in full dilution) after factoring all classes of Insightec shares and without making a distinction between the different classes of the shares.

The following table details the classes of Insightec shares that are held by the Company as of the date of signing this Deed of Trust:

Class of shares	Total amount in the Insightec capital	Quantity held by the Company	Holding rate of the Company out of the said class of shares	Holding rate of the Company out of that class of shares in full dilution
Ordinary shares	14,240,462	8,993,762	63.2%	18.5%
Preferred shares class B	14,037,888	9,039,612	64.4%	64.4%
Preferred shares class B1	32,201,524	24,242,023	75.3%	75.3%
Preferred shares class C	27,519,390	-	-	-
Preferred shares class D	48,473,238	-	-	-
Preferred shares class E	55,970,149	-	-	-
Options to employees and consultants	34,438,755	-	-	-

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Regarding the provisions of Insightec Articles, regarding the rights attached to the classes of the different Insightec shares, including the charged Insightec shares, and a convenience translation into Hebrew of certain provisions in the Insightec Articles regarding the rights attached to the different classes of Insightec shares, including the charged Insightec shares, see the immediate report of the Company dated January 29, 2018 (Ref. 2018-01-008694). It is clarified that the binding version shall be the full English version of the Articles. The Insightec Articles and the convenience translation of certain provisions of the Insightec Articles are in accordance with the version of the Insightec Articles as of the date of signing this Deed of Trust however the Insightec Articles (including provisions thereof relating to the rights attached to the different Insightec shares, including the charged Insightec shares) might vary from time to time subject to obtaining the proper approvals of the Insightec organs (including the issue of shares that have priority compared to the Charged Shares) and without obtaining an approval of the Trustee and/or the Bondholders and this shall not give rise to the Bondholders any right towards the Company, including a right to call for immediate repayment or a right to any compensation.

6.6.2.	As of the date of signing this Deed of Trust the issued and paid-up share capital of Gamida includes 14,913,672 shares NIS 0.01 par value each (in a distribution into ordinary shares, ordinary shares class B, preferred shares class A, preferred shares class B, preferred shares class C, preferred shares class D, preferred shares class E-1, preferred shares E-2, and preferred shares F-1).

As of the date of signing this Deed of Trust the Company holds 2,665,501 NIS 0.01 par value each of Gamida constituting 17.9% of the issued and paid-up share capital of Gamida (13.6% in full dilution) after factoring all the classes of the Gamida shares and without making a distinction between the different classes of shares.

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The following are details regarding the classes of Gamida shares held by the Company as of the date of signing this Deed of Trust:

Class of shares	Total amount in Gamida capital	Quantity held by the Company	Holding rate of the Company out of the said class of shares	Holding rate of the Company out of the said class of shares in full dilution
Ordinary shares	549,990	450,000	81.8%	43.5%
Ordinary shares class B	139,908	-	-	-
Preferred shares class A	600,000	-	-	-
Preferred shares class B	1,453,846	517,637	35.6%	35.6%
Preferred shares class C	2,827,430	990,460	35.0%	25.0%
Preferred shares class D	3,473,345	270,723	7.8%	7.8%
Preferred shares class E-1	571,478	-	-	-
Preferred shares class E-2	1,023,312	436,681	42.7%	42.7%
Preferred shares class F-1	4,274,363	-	-	-
Options for preferred shares class C	1,129,008	-	-	-
Options for ordinary shares for investors, employees and consultants	946,746	-	-	-
Options for preferred shares F-2	2,564,619	-	-	-

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Regarding the provisions of Insightec Articles, the rights attached to the classes of the different Gamida shares, including the charged Gamida shares, and a convenience translation into Hebrew of certain provisions in the Gamida Articles regarding the rights attached to the different classes of Gamida shares, including the charged Gamida shares, see the immediate report of the Company dated January 29, 2018 (Ref. 2018-01-008694). It is clarified that the binding version shall be the full English version of the Articles. The Insightec Articles and the convenience translation of certain provisions of the Gamida Articles are in accordance with the version of the Gamida Articles as of the date of signing this Deed of Trust however the Gamida Articles (including provisions thereof relating to the rights attached to the different Gamida shares, including the charged Insightec shares) might vary from time to time subject to obtaining the proper approvals of the Gamida organs (including the issue of shares that have priority compared to the Charged Shares) and without obtaining an approval of the Trustee and/or the Bondholders and this shall not give rise to the Bondholders any right towards the Company, including a right to call for immediate repayment or a right to any compensation.

6.6.3.	As of the date of signing this Deed of Trust the Charged Shares are wholly-owned by the Company.

6.6.4.	As of the date of signing this Deed of Trust and subject to the provisions set forth in Section 6.1.2 above and in this Section 6.6, there is no statutory preclusion or any preclusion in accordance with any agreement or undertaking, including the instruments of incorporation of the Company and/or Gamida and/or Insightec preventing the signature of the Company on the Deed of Trust and the fulfillment of all the undertakings of the Company in accordance with the Deed of Trust and the creation of the charges specified in this Deed and there is no limitation or a condition imposed on the creation of the charges stated in this Deed and there is no limitation or a condition imposed on their enforcement and that the Board of Directors passed a lawful resolution regarding the creation of the charges specified above and that approval of any entity for the purpose of creating and enforcing the said charges is not required, except for the amendment of the Insightec Articles (or, alternatively, obtaining the approval of certain shareholders of Insightec) in a manner that the mere charge of the Insightec shares as stated in this Deed shall not necessitate the enforcement of the right of first refusal when creating the charge (however at the time of enforcing the charge (including by a receiver or any other officer) and in such circumstances as aforesaid the provisions set forth in the Insightec Articles regarding the transfer of shares shall come into operation, including the Sections relating to the right of first refusal and co-sale right).

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6.6.5.	As of the date of signing this Deed of Trust and subject to the provisions set forth in Section 6.1.2 above and this Section 6.6, the Charged Shares and any right attached thereto are not charged or attached in favor of others and they are free and unencumbered from any debt and/or claim and/or demand and/or third-party rights and there is no limitation or condition that apply in accordance with any law or agreement to the transfer of ownership therein or charge thereof and/or their realization and/or transfer of ownership therein during realization except for the amendment of the Insightec Articles (or, alternatively, obtaining the approval of certain shareholders of Insightec) in such manner that the mere charge on Insightec shares as stated in this deed shall not oblige enforcement of the right of first refusal when creating the charge (however when enforcing the charge (including by a receiver or any other officer) and in such circumstances the provisions set forth in the Insightec Articles regarding the transfer of shares shall apply, including the Sections relating to right of first refusal and co-sale right).

6.6.6.	As of the date of signing this Deed of Trust the Company did not receive any notice regarding any claims with respect to its rights in the Charged Shares, in whole or in part. The Company hereby undertakes to deliver written notice to the Trustee in the event of any change in the provisions set forth in this sub-section at the earliest opportunity and no later than two business days as of the date in which the Company becomes aware of such a change.

6.6.7.	As of the date of signing this Deed of Trust and to the best of knowledge of the Company: (a) Insightec and/or Gamida are not in liquidation and/or receivership proceedings (temporary or permanent) and/or a stay of proceedings and no motion for liquidation and/or receivership and/or stay of proceedings was filed against them as stated and the Company is not aware of any intention to institute such proceedings as aforesaid; (b) Insightec and/or Gamida did not pass a resolution regarding liquidation.

6.6.8.	As of the date of signing this Deed of Trust and subject to the provisions set forth in Section 6.1.2 above and in this Section 6.6, the Company is not aware of any flaw in its rights in the Charged Shares, and in the event a flaw in its rights in the Charged Shares is detected the Company shall act for the purpose of correcting this flaw at the earliest opportunity immediately after becoming aware of the said flaw and shall deliver written notice promptly to the Trustee regarding the said flaw, the manner the Company intends to correct this flaw, the period of time the process will take, and regarding the correction of the flaw.

6.6.9.	The Company undertakes not to perform any disposition (within its meaning hereunder) in the Charged Shares, in whole or in part and not to institute any proceedings or actions in respect of the Charged Shares or any part thereof contrary to the provisions set forth in this Deed of Trust and undertakes not to perform actions that might impair the ability of the Trustee to exercise the Charged Shares in accordance with this deed unless the Bondholders’ meeting grants its advance approval to perform any of the aforesaid actions.

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“Disposition” shall mean – a charge, pledge, sale, transfer, assignment or delivery, whether or not for consideration, or granting authorization to another to perform any of the aforesaid actions in connection with the Charged Shares.

For the avoidance of doubt and without derogating from the generality of the aforesaid, it is clarified that the provisions set forth in this Section 6.6.9 above shall not apply with respect to: (a) the rights of the Company to perform actions in the Charged Shares in accordance with the provisions set forth in Sections 6.8 and 6.9 hereunder; and (b) actions that will be performed with respect to Charged Shares by virtue of the provisions set forth in the Articles and/or the resolutions of the organs of Insightec and/or Agreement, including, but not limited to: (1) conversion of the different classes of shares of Gamida and/or Insightec into ordinary shares, subject to the provisions set forth in Section 6.1.1 above; and (2) the right to join the sale of the shares of Gamida and/or Insightec (bring-along/drag along right); and (3) the issue of shares that have priority compared to the Charged Shares and/or change of the conditions attached to the Charged Shares; as stated in Section 6.1.2 of the Deed of Trust.

6.6.10.	At the time of signing this Deed of Trust no floating charge is registered on all the assets of the Company by virtue of which the Company is obligated to obtain the consent of any creditor for the registration of the charges in accordance with the Deed of Trust and the Company did not create and did not undertake to create a floating charge as aforesaid.

6.6.11.	Notify the Trustee immediately and no later than 2 (two) business days as of the date of the Company became aware of the said regarding any circumstances in which an attachment was imposed on execution proceedings were instituted or in the event a motion for the appointment of a receiver was filed (or the appointment of any other officer whose function is to exercise the Charged Shares) in connection with the Charged Shares, in whole or in part, and to notify the authority that attached and/or that instituted the execution proceedings or that was asked to appoint a receiver as aforesaid and/or to a third-party that initiated or requested these actions or any part thereof regarding the fact that the Charged Shares are charged in favor of the Trustee and to take at its expense and immediately all reasonable measures that are necessary for the purpose of eliminating the said attachment or the execution proceedings or the appointment of a receiver.

6.6.12.	To sign any document that, at the reasonable discretion of the Trustee, is necessary for the purpose of creating and crystalizing the securities made under this Deed, including the registration of the charges on the Charged Shares and the Trust Account or in connection with such a registration as aforesaid.

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6.6.13.	As of the date of signing this Deed of Trust the Charged Shares were fully paid-up.

6.6.14.	As of the date of signing this Deed of Trust: (a) the Company is not under liquidation and/or receivership (temporary to permanent) and/or a stay of proceedings and no motion for liquidation and/or receivership and/or stay of proceedings as aforesaid was filed against the Company and the Company is not aware of any intention to file such a motion as aforesaid; (b) the Company did not pass a resolution regarding voluntary liquidation.

6.7.	Registration of the charges

The Company shall furnish to the Trustee the documents hereunder in connection with each of the charges made in accordance with this Deed (the said documents shall be furnished to the Trustee also in connection with any other charge that the Company will be obligated to register in the future in favor of the Trustee in accordance with the provisions set forth in it Deed):

6.7.1.	A source of the Bond and a “Details of mortgages and charges” form whose version shall be as customary in the Trustee and with which a copy of the deed of transfer is enclosed, and to which a stamp bearing the words ‘submitted for examination’ shall be affixed and a date, issued by the Registrar of Companies and no later than 21 days as of the date of signing the Bond and the said form.

6.7.2.	A copy of a certificate of registration of the charge with the Registrar of Companies in favor of the Trustee. To the extent that the Trustee receives a printout issued by the Registrar of Companies stating that the relevant charges were registered as aforesaid, receipt of a charge credit transfer shall not constitute a condition for transferring the proceeds obtained from the offering as stated in Section 6.12 hereunder.

6.7.3.	A printout of the Company issued by the Registrar of Companies evidencing, inter alia, that the registration of all the charges in favor of the Trustee are true and accurate.

6.7.4.	An original affidavit of a senior officer in the Company, authenticated by an advocate, stating, inter alia, that the charges are not in contradiction to or in contravention of other undertakings of the Company and/or any law, and the charges are enforceable, and in a version to the satisfaction of the Trustee.

6.7.5.	An opinion with respect to each charge as aforesaid, regarding the effect of the charges, the manner of their registration, their level of creditorship, legality and that the charges are enforceable against the Company in Israel from the external attorneys of the Company and in a form to the satisfaction of the Trustee.

6.7.6.	Original share certificates in respect of the shares of Insightec and Gamida that are charged, together with a blank share transfer deed in respect of the charged Insightec shares and the charged Gamida shares. The Trustee shall be entitled to use the deed of transfer only if and to the extent that the Charged Shares are realized in accordance with the provisions set forth in the Deed of Trust and it is necessary to transfer the said shares as part of such realization as aforesaid after obtaining the approval of the court in connection therewith.

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6.7.7.	Irrevocable instructions from the Company to Insightec and Gamida, approved by Insightec and Gamida, in connection with the Charged Shares, signed at source, in the form enclosed as an appendix with the Charge Agreement.

6.8.	Release of securities

6.8.1.	Release of securities after full payment of the Bonds

6.8.1.1.	After making all payments applicable to the Company in accordance with this Deed including payments of principal, interest, fees and expenses of the Trustee and its representatives (hereinafter collectively: “Full Payment of the Debts and Liabilities of the Company”) the securities by virtue of this Deed and they shall be deemed as null and void and no further actions shall be required.

6.8.1.2.	Without derogating from the generality of the aforesaid, in seven business days after obtaining the written approval of the senior financial officer in the Company (in a form to the satisfaction of the Trustee) regarding the Full Payment of the Debts and Liabilities of the Company (within the meaning of this term above), the Trustee shall rely on the approval of the Company and shall not be required to conduct any additional inspections on its behalf, the Trustee shall sign the charge cancellation documents with respect to all the assets and rights (including the Charged Shares and the funds and/or the other assets that are in the Trust Account at the time) and that are left in the Trust Account, to the extent left, and in a customary form, for the purpose of striking the registration of the securities, to the extent required, and shall transfer the remaining assets in its possession (including Charged Shares and Substitute Assets) (subject to lack of statutory preclusion) to the Company. In the event of a dispute between the Company and the Trustee regarding the debts of the Company to the Trustee, the Trustee shall return to the Company any part of the charged assets that is not disputed, and the Company shall eliminate the charges at its expense within a reasonable time and shall furnish to the Trustee all documents evidencing the elimination of the said charges.

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6.8.2.	Releasing securities after performance of early redemption on account of the Bonds principal and/or buyback of Bonds

In any event of a buyback of Bonds and/or early redemption of the Bonds after which the balance of the Bonds principal decreased to 20% (or any lower rate) of the original principal of the Bonds – subject to the provisions set forth in this Section hereunder and as long as the resolution of the Trustee and/or the Bondholders’ meeting regarding the calling for immediate repayment of the Bonds and/or the realization of the securities was not passed (and it is still pending), the Company shall be entitled to receive to its possession or to instruct to the Trustee to deliver to a third-party a certain amount out of the Charged Shares (hereinafter in this Section: “Released Shares”) that shall be calculated as follows:

A calculation of the VTL5 ratio shall be performed as of the first trading day after performance of the early redemption (hereinafter in this Section: “the Relevant Date”) and to the extent that the VTL ratio on the Relevant Date is greater than 200%, the Trustee shall release from the charge and shall transfer to the Company a certain quantity of the charged shares, in a manner that will cause the VTL ratio as of the Relevant Date to be at a rate 200%. The release of the Charged Shares shall be performed pro-rata between the charged shares of Gamida and the charged shares of Insightec and between the classes of shares of Insightec and the classes of shares of Gamida, in the same manner that the charge on these shares was performed, as stated in Section 6.1.1 above.

The Company shall furnish to the Trustee a confirmation from the senior financial officer in the Company regarding the number of the shares that the Company wishes to release and the compliance of the Company with the VTL ratio as stated above, together with a relevant calculation, in a form to the satisfaction of the Trustee. The Trustee shall rely on the confirmation of the Company and shall not be required to initiate any additional inspection on its behalf (hereinafter in this Section: “Officer’s Approval”).

The Trustee shall release the Released Shares from the charge and shall deliver the said shares to the Company until and no later than three business days as of the date of receiving the request of the Company with which the Officer’s Approval was enclosed as aforesaid (and to the extent that these are share certificates, the Trustee shall deliver to the Company the share certificates in respect of the Released Shares subject to furnishing a new share certificate together with a blank deed of transfer in respect of the shares that are still charged).

5 It is clarified that the calculation of the VTL is made based on the “Value of Insightec’s Shares” and the “Value of Gamida’s Shares” deriving from the last investment round prior to the review date, as stated in the definitions of the terms “Value of Insightec’s Shares” and “Value of Gamida’s Shares” in Section 7 of the Deed of Trust.

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6.9.	Replacing shares and sale of the Charged Shares

6.9.1.	Replacing securities

From time to time, and without obtaining the approval of the Trustee or the Bondholders, the Company may, at its absolute and sole discretion, replace the Charged Shares, in whole or in part, and the Substitute Assets (within their meaning hereunder) in whole or in part, to the extent that provided by: (a) cash that will be deposited in the Trust Account; and/or (b) an autonomous irrevocable bank guarantee that will be issued by a bank that is one of the five (5) largest banks in Israel and whose rating does not fall below the Israeli rating (AA) of Maalot (or any equivalent rating) that is in effect up to 90 days after the final payment date of the Bonds principal that will be deposited by the Trustee; and/or (c) a Government Bond (the assets that are charged under one of the alternatives above or a combination thereof in lieu of the Charged Shares shall be referred hereinafter: “Substitute Assets”); including by a combination of one or more of the Substitute Assets as decided by the Company, at its sole discretion, and provided that at the time of replacing the securities as aforesaid the resolution of the Trustee and/or the Bondholders’ meeting to call for immediate repayment the Bonds and/or the realization of the Bonds was not passed yet (and it is still pending).

Against the deposit of the Substitute Assets in the Trust Account and/or with the Trustee, as the case may be, the Trustee shall release to the Company a relative part of the Charged Shares that is equal to the ratio between the amount of the Substitute Assets and the adjusted value of the Bonds as of the date of depositing the Substitute Assets in the Trust Account or with the Trustee. The release of the Charged Shares shall be performed pro-rata between the charged Gamida shares and the charged Insightec shares and the classes of Insightec shares and the classes of Gamida shares, in the same manner that their charge was performed, as stated in Section 6.1.1 above.

For example: The Company issued NIS 90 par value of Bonds and charged in favor of the Bondholders 80 shares of Insightec (60 class A shares and 20 class B shares) and 20 Gamida shares (12 class A shares and 8 class B shares).

Consequently, the adjusted value of the Bonds is NIS 100 and the Company deposits with the Trustee a bank guarantee in the amount of NIS 50.

Against the deposit of the bank guarantee the Trustee shall release to the Company 40 Insightec shares (30 shares class A and 10 shares class B) and 10 Gamida shares (6 shares class A and 4 shares class B).

After replacement of the securities as aforesaid, the entire provisions set forth in this Deed of Trust relating to the Charged Shares shall apply to the Substitute Assets, mutatis mutandis.

The Company shall publish an immediate report regarding the replacement of the securities as aforesaid until and no later than two business days prior to the replacement date.

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The replacement of the securities as aforesaid shall be performed by the Company and at its expense, at the earliest opportunity, by way of amending the existing charge in favor of the Trustee, and the Trustee shall cooperate and shall sign any document that is necessary for the purpose of releasing the securities as aforesaid. In addition, and to the extent required, the Company shall furnish to the Trustee immediately after replacing the securities as aforesaid, alternative share certificates (together with a blank deed of transfer) in connection with the remaining Charged Shares.

The Company shall furnish to the Trustee, prior to the replacement date, a written confirmation issued by the senior financial officer in the Company, together with a calculation, in a form to the satisfaction of the Trustee, regarding the amount of the Charged Shares (with specification of all classes of shares) that the Company wishes the replace in accordance with the provisions set forth in this Section and a calculation of the value of all the Substitute Assets.

The release of the replaced shares from the charge and their transfer to the Company shall be performed until and no later than one business day after the Substitute Assets are deposited with the Trustee.

Regarding Substitute Assets that are cash that was deposited in the Trust Account – these assets shall be handled in accordance with the provisions set forth in Sections 6.2.1 or 6.2.2 or 6.2.3 above, at the sole discretion of the Company.

6.9.2.	Sale of the Charged Shares by the Company

The Company shall be entitled to sell the Charged Shares, in whole or in part, at its sole discretion (including in different ratios between the charged Gamida shares and the charged Insightec shares) at any time (hereinafter in this Section 6.9.2: “Sold Shares”) provided that the resolution of the Trustee and/or the Bondholders’ meeting regarding the calling for immediate repayment of the Bonds and/or the realization of the securities was not passed yet (and it is still pending).

The Trustee shall cooperate with the Company and shall sign all documents for the purpose of selling the Charged Shares, in whole or in part, in the manner as instructed to the Trustee by the Company, and for any price as instructed by the Company, and the Trustee shall not be entitled to object to the instructions regarding the sale that the Trustee receives from the Company as stated above, provided that the sale meets the following conditions:

6.9.2.1.	The Company shall deliver to the Trustee written notice regarding its intention to perform a transaction(s) for the purpose of selling the Sold Shares, in or outside the Stock Exchange (hereinafter in this Section 6.9.2: “Sale Notice”). The Sale Notice shall include the following details:

(a)	The number of Charged Shares that the Company wishes to sell.

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(b)	Whether the sale will be performed in or outside the Stock Exchange (including a sale when Insightec and/or Gamida are companies that are not traded in the Stock Exchange).

(c)	To the extent that the sale is outside the Stock Exchange – the net consideration (before tax withheld at source and sale expenses) expected for the Sold Shares in accordance with the Agreement.

(d)	To the extent that the sale is in the Stock Exchange – the Company shall deliver a written instruction to the Trustee for the purpose of performing the sale (including prices, quantities and dates).

(e)	To the extent that the sale is a sale in the Stock Exchange – calculations and the approval of a senior financial officer in the Company regarding the minimum sale price after withholding of tax at source (to the extent required) and sale expenses so that the Company shall comply with the conditions set forth in Section 6.9.2.2 or 6.9.2.3 hereunder, as the case may be, and that the sale transactions (in accordance with the instructions set forth by the Company) shall be performed for prices that shall not fall below the said price (hereinafter in this Section 6.9.2: “Minimal Price”).

The Trustee shall rely on the Sale Notice and on the calculations delivered to the Trustee by the Company and the approval of the senior officer as aforesaid and shall not initiate or shall not be required to initiate any inspection on its behalf.

6.9.2.2.	To the extent that the sale is a sale of part of the Charged Shares (in a manner that Charged Shares remain after the sale), the consideration for the sale of the said Charged Shares shall not fall below the sum that is required for the purpose of performing an early redemption in accordance with the provisions set forth in Section 7.2.7 hereunder of a relative part of the principal of the Bonds (calculated according to the following formula), if such early redemption as aforesaid had been performed at the time of delivering the Sale Notice (when for the purpose of the provisions set forth in Section 7.2.7.1 hereunder the date in which the Company passed a resolution regarding the performance of early redemption shall be deemed as the date of delivering the Sale Notice).

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The relative part of the Bonds’ principal shall be calculated in the following manner:

V	*	S	=	X
P

X	The relative part of the Bonds’ principal

S	The value of the charged Gamida shares and/or the charged Insightec shares that the Company wishes to sell in their value as determined at the time of their charge in accordance with Section 6.1.1 above.

P	The total value of the Charged Shares according to their value as determined on the date of their charge in accordance with Section 6.1.1 above.

V	The par value of the Bonds on the date of delivering the Sale Notice.

6.9.2.3.	To the extent that the sale is a sale of the entire (100%) Charged Shares (in a manner that there are no more Charged Shares after the sale), the assets remaining in the Trust Account, including the consideration expected from the sale of the shares as aforesaid (according to the Minimum Price or the price set with respect to a transaction outside the Stock Exchange, as the case may be) and cash that is deposited in the Trust Account and/or a bank guarantee and/or the value of Government Bonds that the Trustee holds at the time (with respect to the date that is one business day prior to the delivery of the Sale Notice to the Trustee) (to the extent that there are any) shall not fall below the adjusted value of the Bonds as of the date which is one business day prior to the date of delivery of the Sale Notice to the Trustee. The aforesaid shall not derogate from the undertakings of the Company pursuant to Sections 6.9.2.4 and 7.2.7 hereunder.

6.9.2.4.	The full net consideration (with deduction of tax withheld at source and sale expenses) in respect of the Sold Shares shall be deposited directly in the Trust Account at the earliest possible date and the Company shall instruct the Trustee to use the consideration according to one of the following three alternatives hereunder or a combination thereof, at its sole discretion: (a) performance of early redemption of the Bonds in accordance with the provisions set forth in Section 7.2 hereunder; or (b) making payments on account of principal and interest on time in accordance with the payments schedule; or (c) for the purpose of performing buyback of the Bonds as part of transactions in the Stock Exchange only, in accordance with detailed instructions that the Company will deliver to the Trustee and at the sole and absolute discretion of the Company provided that the Bonds that are purchased as aforesaid shall be transferred to the Company and shall be canceled; and as long as the said sums are held in the Trust Account the said sums shall be invested by the Trustee in accordance with the provisions set forth in Section 16 hereunder. To the extent that the Sold Shares are sold in a transaction outside the Stock Exchange, the Company shall deliver to the purchaser of the Sold Shares an irrevocable instruction to deposit the net consideration in the Trust Account.

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Until and no later than two business days after the date in which the consideration obtained from the sale of the Sold Shares was deposited in the Trust Account, the Trustee shall release from the charge and shall deliver to the Company the part of the consideration that is beyond necessary for the purpose of complying with the provisions set forth in Section 6.9.2.2 or 6.9.2.3 above, as the case may be, in accordance with the confirmation delivered by a senior financial officer in the Company, together with a calculation that will be delivered to the Trustee. Upon performance of the sale of the Charged Shares, in whole or in part, by the Company and after receiving the consideration in respect whereof in the Trust Account, the charge on the Charged Shares that were sold shall be deemed as null and void without performing any additional actions and/or obtaining any additional approval, including not on behalf of the Trustee and/or the Bondholders. In 3 business days after depositing the consideration as stated in Section 6.9.2.2 or 6.9.2.3 above, as the case may be, the Company and the Trustee shall sign all documents that are necessary for the purpose of amending the relevant charge documents, and all in a form to the satisfaction the Trustee, and the Company shall amend the charge within a reasonable time at its expense and furnish to the Trustee the documents evidencing the performance of the said amendment. In addition, and to the extent that this is necessary, the Company shall furnish to the Trustee in three (3) business days as of the date of depositing the consideration as stated in Section 6.9.2.2 above, as the case may be, alternative share certificates (together with a blank deed of transfer) in connection with the remaining Charged Shares.

In addition, and at the request of the Company, the Trustee shall sign an undertaking according to which the Trustee will agree to eliminate the charge registered in its favor with respect to the Sold Shares against and concurrent with the transfer of the consideration in respect whereof to the Trust Account.

After completing the sale of the Sold Shares, the Company shall publish in an immediate report the number of the Sold Shares that were sold and the net consideration paid in respect whereof.

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Notwithstanding the aforesaid, the Company shall be entitled to sell the Sold Shares for prices that are lower than the prices specified in Section 6.9.2.2 or Section 6.9.2.3, as the case may be, provided that prior to the release of the Sold Shares from the charge as stated above the Company shall deposit in the Trust Account sums from its supplementary sources for the actual sale amount to the amount specified in Section 6.9.2.2 or Section 6.9.2.3, as the case may be.

6.10.	Deleted

6.11.	For the avoidance of doubt, it is clarified that Trustee is under no obligation to examine, and de facto the Trustee did not examine and will not examine the nature of the securities for the purpose of securing the payments to the Bondholders. The Trustee was not asked to conduct and the Trustee did not conduct a due diligence review, or an financial, accounting or legal review regarding the state of business of the Company or its subsidiaries. By signing this Agreement and following the consent of the Trustee to serve as a trustee for the Bondholders, the Trustee does not express its opinion, whether express or implied, regarding the ability of the Company to fulfill its liabilities towards the Bondholders and regarding the economic value of the securities that were provided by the Company. The aforesaid shall not derogate from the obligations of the Trustee in accordance with the Law and/or this Deed of Trust and in this regard it shall not derogate from the obligation of the Trustee (to the extent that such an obligation applies to the Trustee in accordance with the provisions set forth in any law) to examine the effect of changes in the Company as of the date of issue of the Bonds henceforth, to the extent that these have an adverse effect on the ability of the Company to fulfill its liabilities to Bondholders.

6.12.	Transfer of the consideration obtained from the offering to the Company

6.12.1.	The consideration obtained from the offering that the dealer manager will receive in respect of the issue of the Bonds shall be transferred by the dealer manager in full, including returns thereof (however, for the avoidance of doubt, with deduction of an early repayment charge to classified investors) to the Trust Account, within its meaning above.

The Company considers payment of the consideration obtained for the offering by the dealer manager as receipt of the consideration in the Company and consequently the Company shall request the listing of the Bonds for trade in the Stock Exchange upon receipt of the consideration by the dealer manager.

6.12.2.	The Company shall deliver written instructions to the Trustee regarding the manner of investment of the funds deposited in the Trust Account and the Trustee shall act in accordance with these instructions provided that the funds are invested in the manner specified in Section 16 of the Deed. The Trustee shall not be responsible for examining the nature of the investments of the funds in the Trust Account and shall not be responsible for the consequences of the investment. The Company shall incur the expenses and charges regarding the opening of the Trust Account including management and closing thereof.

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6.12.3.	Release of the full consideration obtained for the offering

The Trustee shall transfer the consideration obtained for the offering that was deposited in the Trust Account (with deduction of the Interest Cushion, the offering expenses and the current operation funds) to a bank account in the name of Elbit Imaging as instructed in writing by the Company and that will be approved by Elbit Imaging in two (2) business days after all of the following conditions have been met (cumulatively):

6.12.3.1.	The Company delivered to the Trustee all documents specified in Section 6.7 above in connection with the charges on the Charged Shares and the Trust Account, respectively; and

6.12.3.2.	The Company delivered to the Trustee a confirmation issued by the senior financial officer in the Company regarding the amount of the shares of Insightec and Gamida that should be charged in favor of the Bondholders for the purpose of meeting the VTL ratio as stated in Section 6.1.1 above (together with a calculation) and the amount of the Interest Cushion and the amount of the offering expenses; and

6.12.3.3.	The Company delivered to the Trustee a confirmation of a senior officer of the Company and the confirmation of Elbit Imaging regarding the current debt to Elbit Imaging with an indication of the sum that will be paid in cash to Elbit Imaging and the sum that will be converted into bonds as stated in Section 5.3.3.3 above (if and to the extent required), together with a transfer order that will include the details of the bank account of Elbit Imaging and a confirmation by an accountant and, to the extent that a conversion into Bonds is required as aforesaid, a confirmation provided by Elbit Imaging stating that the Bonds were issued to Trustee for the said amount; and

6.12.3.4.	The Company delivered to the Trustee a certified and true copy of the Bonds certificates delivered to the Nominee Company in respect of the Bonds that were issued to Elbit Imaging as aforesaid.

6.12.3.5.	The Company delivered to the Trustee a confirmation issued by an officer stating that the amendment of the Insightec Articles was approved (or, alternatively, certain shareholders of Insightec granted their consent) in such manner that the mere charge of the Insightec shares as stated in this Deed shall not oblige the enforcement of the right of first refusal at the time of creating the charge (however at the time of enforcing the charge (including by a receiver or any other officer) and in such circumstances as aforesaid the provisions set forth in the Insightec Articles regarding the transfer of shares shall come into operation, including the sections regarding the right of first refusal and the co-sale right).

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6.12.3.6.	The Company published an immediate report stating that all the conditions for the purpose of releasing the balance of the consideration of the offering in accordance with this Section have been met.

At the time of transferring the funds to Elbit Imaging as stated above the Trustee shall transfer to the Company the current operating expenses and the funds designated for covering the offering expenses, in accordance with written instructions that the Company will deliver. If and to the extent that after the transfer of the funds to Elbit Imaging as stated above and after the transfer of the current operation expenses and the offering expenses to the Company there are still funds in the Trust Account (except for the Interest Cushion) the said funds shall be transferred to the Company.

6.12.4.	Deleted.

6.12.5.	In the event the conditions for releasing the consideration obtained from the offering to the Company as stated in Section 6.12.3 above are not fulfilled until the end of the definite period (within its meaning hereunder), the Company shall perform a compulsory early redemption of the uncleared balance of the Bonds as stated hereunder.

“The Definite Period” – 90 days as of the date in which the full consideration of the offering was received by the dealer manager however if, during the said 90 days’ period, the Company wishes to convene a Bondholders’ meeting for the purpose of obtaining the approval of the Bondholders to perform any action (including for the purpose of approving amendments in the Deed of Trust or approval for the purpose of extending the Definite Period) in connection with the release of the consideration obtained from the offering and consequently the said period of 90 days shall be extended by an additional period of 45 days. The extension of the period for the purpose of creating and registering the charges in addition to the period specified above shall be allowed by an extraordinary resolution that will be passed in the Bondholders’ meeting.

6.12.5.1.	In one business day as of the expiration of the said period the Company shall publish an immediate report regarding the early redemption of the Bonds in one payment (that will be paid to the Bondholders at the earliest opportunity in accordance with the Stock Exchange rules) (hereinafter in this Section: “Early Redemption Day”). The provisions set forth in Section 7.2.4 and 7.2.8 hereunder shall apply to an early redemption in accordance with the provisions set forth in this Section 6.12.5.

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6.12.5.2.	The sum paid to the Bondholders in the event of early redemption as stated in this Section shall be the full liability value of the Bonds in circulation on the actual Early Redemption Day (hereinafter in this Section 6.12.5.2: “Liability Value”) when the interest in respect of the period until the Early Redemption Day shall be calculated according to the nominal interest of the Bonds, and that the Bonds were supposed to carry in respect of the period commencing on the day in which the full consideration for the offering was deposited with the dealer manager and that expires on the day that preceded the Early Redemption Day, calculated according to a basis of 365 days a year, according to the number of days during this period. The early redemption shall be performed in accordance with the provisions set forth in Sections 7.2.1 to 7.2.5 hereunder.

6.12.5.3.	If, until the business day that preceded the Early Redemption Day, the sums obtained from the consideration for the offering in the Trust Account including all returns accumulated in respect whereof (with deduction of charges and management fees) totaled an amount lower than the amount payable to the Bondholders on the Early Redemption Day (hereinafter in this Section 6.12.5.3: “Early Redemption Amount”) the Company shall transfer to the Trust Account, on the business day preceding the Early Redemption Day, the difference between the amount in the Trust Account and the Early Redemption Amount. And the Trustee shall transfer all sums that are required for the purpose of performing the early redemption to the Nominee Company; in the event there is a balance in the Trust Account after performing the early redemption as aforesaid, the said balance shall be transferred to the Company.

7.	Early redemption

7.1.	Early redemption initiated by the Stock Exchange

In the event the Bonds are listed for trade and the Stock Exchange decides to delist the Bonds from trade since the value of the public holdings in the Bonds decreased from the amount specified in the instructions set forth by the Stock Exchange regarding the delisting from trade of the Bonds, in such circumstances the Company shall act for the purpose of performing the early redemption of the Bonds as follows:

7.1.1.	In forty-five (45) as of the date of the resolution of the Board of Directors of the Stock Exchange regarding the delisting from trade as aforesaid, the Company shall announce an Early Redemption Day in which the Bondholder is entitled to redeem the bonds. The notice regarding the Early Redemption Day shall be published in an immediate report and in two widely circulated newspapers in Hebrew and will be delivered in writing to all registered Bondholders.

7.1.2.	The Early Redemption Day with respect to the Bonds shall occur not earlier than twenty-one (21) days as of the date of publishing the notice and not later than forty-five (45) days as of the said date, however not during the period between the Effective Date for payment of interest and the actual date in which interest is paid.

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7.1.3.	On the Early Redemption Day, the Company shall redeem the Bonds that the Bondholders requested to redeem. The consideration obtained from the redemption shall not fall below the amount of the par value of the Bonds with the addition of interest accumulated until the actual payment date, as stated in the terms of the Bonds.

7.1.4.	The determination of the Early Redemption Day as stated above shall not affect the redemption rights specified in the Bonds of any of the Bondholders that will not redeem the Bonds on the Early Redemption Day as stated above, however the Bonds shall be delisted from the trade in the Stock Exchange and the tax implications arising therefrom shall apply thereto, inter alia.

7.1.5.	The early redemption of the Bonds as stated above shall not grant to the holders of the Bonds that will be redeemed as aforesaid the right to payment on account of a principal and/or interest in respect of the period after the redemption date.

7.2.	Early redemption initiated by the Company

7.2.1.	The Company shall be entitled, at its sole discretion, to decide that as of February 15, 2020 it shall redeem the Bonds, in whole or in part, in early redemption, and the following provisions shall apply in such circumstances, and subject to the decision of the Securities Authority and the instructions set forth by the Stock Exchange as periodically updated.

7.2.2.	The early redemptions shall be performed in a frequency that shall not be greater than once a quarter.

In the event early redemption was set for a quarter in which a date for payment of interest is set or a date for payment of partial payment or a date for payment of final payment, the early redemption shall be performed on the date set for payment as aforesaid.

“Quarter” for the purpose of this matter shall mean each of the following periods: January-March, April – June, July – September, October – December.

7.2.3.	The minimal scope of each early redemption shall not fall below NIS 1M. Notwithstanding the aforesaid, the Company may perform early redemption for an amount that falls below NIS 1M provided that the frequency of the redemptions shall not be greater than one redemption a year.

Any sum that is paid in early repayment by the Company shall be repaid with respect to the entire Bondholders, pro-rata according to the par value of the Bonds that are held at the time.

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7.2.4.	After the Company passes a resolution regarding the performance of early redemption as stated above, the Company shall publish an immediate report no less than twenty-one (21) days and not later than forty-five (45) days prior to the Early Redemption Day.

7.2.5.	The Early Redemption Day shall not occur during the period between the Effective Date for payment of interest in respect of the Bonds and the actual payment date of the interest. In the immediate report as aforesaid the Company will publish the principal amount that will be repaid in early redemption and the interest accrued in respect of the principal amount as aforesaid until the Early Redemption Day, in accordance with the provisions set forth hereunder.

7.2.6.	In the event of partial early redemption, on the partial Early Redemption Day, to the extent that there is any, the Company shall pay to the Bondholders the interest accrued solely for the redeemed part in early partial redemption and not on the entire uncleared balance. No early redemption shall be performed for part of the series of the Bonds in the event the last redemption amount falls below NIS 3.2M. On the date of the partial redemption as aforesaid, to the extent that there is any, the Company shall publish the following information in an immediate report: (1) the partial redemption rate in terms of the uncleared balance; (2) the partial redemption date in terms of the original series; (3) the interest rate in partial redemption on the redeemed part; (4) the interest rate that will be paid in the partial redemption, calculated with respect to the uncleared balance; (5) an update of the partial redemption rates that are outstanding, in terms of the original series; (6) the Effective Date regarding the entitlement to the early redemption of the Bonds principal that will be six (6) days prior to the date designated as the early redemption date, as the case may be.

7.2.7.	The sum paid to the Bondholders in the event of early redemption (except for early redemption under Section 2.1.1 above and under Section 6.12.5 above in respect of which the provisions set forth in this Section 7.2.7 hereunder shall not apply) shall be the amount that is the higher of the following:

7.2.7.1.	The market value of the par value of the Bonds called for early redemption that will be set according to the average closing price of the Bonds in the thirty (30) trading days that preceded the date of passing the resolution of the Company regarding the performance of the early redemption (hereinafter: “Market Value of the Balance of the Bonds”). Notwithstanding the aforesaid, if, during the period of thirty (30) trading days that preceded the date of the resolution passed by the Company regarding the performance of the early redemption the Effective Date for the purpose of paying interest occurs, in such circumstances, for the purpose of calculating the market value of the Bonds that will be paid to the Bondholders in accordance with this Section 7.2.7.1, a relative part of the sum that is paid on account of interest payments as aforesaid shall be subtracted from the Market Value of the Balance of the Bonds (within its meaning above) (when the said relative part shall be calculated according to the ratio between the Bonds principal called for early redemption and the total amount of the Bonds principal prior to the early redemption).

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7.2.7.2.	The amount of: (a) the cash flow balance of the Bonds called for early redemption (principal with the addition of interest), capitalized according to the returns of the Government Bonds (within its meaning hereunder) with the addition of 1.5% interest. The capitalization of the Bonds called for immediate repayment shall be calculated as of the Early Redemption Day and until the last redemption day set with respect to the Bonds; in addition to – (b) the value of the option in the conversion component of the Bonds called for immediate repayment, calculated according to the Black & Scholes model as follows:

C = (S x N (d1) - K x e -rt x N (d2)) d1 = [(1n (S/K) + (r + 0.5σ 2) x t)] / (σ x Ö t) d2 = d1 - σ Ö t

S	-	Share rate at the Stock Exchange.

N(d1)	-	The area under the standard normal curve up to point d1.

N(d2)	-	The area under the standard normal curve up to point d2.

σ	-	The standard deviation will be estimated according to the volatility in the share rate itself. If the share is traded less than 4 and a half months in the six months that serves as basis for measuring the standard deviation, the standard deviation shall be measured in the manner it is estimated in the new company.

e	-	The basis of the natural algorithm.

K	-	Exercise increment.

r	-	The annual capitalization rate for warrants of the type of the linkage set for the exercise increment as stated by the Stock Exchange from time to time.

t	-	The option term in years.

For the purpose of this matter “Government Bonds return” shall mean the weighted average of the return per redemption (gross) in a period of 7 business days, that expires 2 business days prior to the date of notice on the early redemption, of 2 unlinked series of Government Bonds and whose average life is the closest to the average life of the Bonds on the relevant date, i.e., one series of Government Bonds with the closest and highest duration of the duration of the Bonds on the relevant date, and one series of Government Bonds with the lowest duration with relation to the duration of the Bonds on the relevant date and whose weighting will reflect the duration of the Bonds on the relevant date.

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For example: if the duration of Government Bonds A is 4 years and the return for its redemption is 1%, the duration of Government Bonds B is 2 years and its return for redemption is 0.5% and the duration of the balance of the loan is 3.5 years, the return shall be calculated as follows:

3.5 = 4X+2(1-X)

X = The weight of the return of Government Bond A.

X-1 = The weight of the return of Government Bonds B.

According to the calculation, the annual return of Government Bonds A will be weighted at a rate of 75% of the return and the annual return of Government Bonds B will be weighted at a rate of 25% of the return.

The return of the Government Bonds shall be as follows:

0.875% = 0.5% * 0.25 + 1% * 0.75

7.2.7.3.	The liability value of the Bonds that are called for early redemption in circulation.

To the extent that interest is paid in accordance with the provisions set forth in Sections 7.2.7.1 or 7.2.7.2 above, the excess amount beyond the liability value shall be calculated as addition of interest.

The Company shall furnish to the Trustee the confirmation of the senior financial officer in the Company regarding the calculation of the amount for payment, in a form to the satisfaction the Trustee, concurrent with the publication of the immediate report specified in Section 7.2.4 above.

7.2.8.	Whoever held the Bonds that will be redeemed as aforesaid shall not be entitled to any payments in connection with the Bonds in respect of the period after the early redemption.

8.	Immediate repayment and/or exercising securities

8.1.	Subject to the provisions set forth in this Section 8, the Trustee and the Bondholders are entitled to call for immediate repayment the uncleared balance of the Bonds and/or to exercise securities, and the Trustee shall be obligated to act in the said manner in the event a resolution in accordance with the Deed of Trust was passed in the General Meeting of the Bondholders, in accordance with the provisions set forth in Section 8.2 of the Deed, and all upon the occurrence of one or more of the following events:

8.1.1.	There has been a material adverse change in the businesses of the Company compared to their position at the time of issuing the Bonds, and there is an actual concern that the Company will not be able to redeem the Bonds on time.

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8.1.2.	In the event the Company failed to pay principal and/or interest of any kind (including the addition of interest and/or interest in arrears, to the extent applicable) of the payments the Company owes in accordance with the Deed of Trust and/or in accordance with the Bonds or in the event any other material undertaking that was made in favor of the Bondholders was not fulfilled, and all in the event the breach was not cured in 7 days as of the date set for repayment or as of the date of receiving notice, regarding the breach and during this period the Company acts for the purpose of curing the breach, as the case may be.

8.1.3.	If one of the following has been called for immediate repayment: (1) another series of Bonds that was issued by the Company (whether or not listed for trade) and that was called for immediate repayment in accordance with the provisions set forth in its Deed of Trust; (2) a debt and/or cumulative debts of the Company towards a financial creditor and/or a number of financial creditors (including institutional bodies) that were called for immediate repayment in accordance with the law and whose cumulative balance at the time of their calling for immediate repayment is greater than NIS 10M (hereinafter: “Material Debt”); and the demand for immediate repayment of such a debt as aforesaid was not eliminated in 45 days as of the date they were called for immediate repayment as aforesaid.

8.1.4.	The Company did not publish a financial statement it is obligated to publish in accordance with the provisions set forth in any law, in thirty (30) days as of the last date the Company is obligated to publish the said statement.

8.1.5.	The Bonds were delisted from trade in the Stock Exchange.

8.1.6.	There is an actual concern that the Company will not meet is material liabilities towards the Bondholders.

8.1.7.	A merger was performed without obtaining the prior approval of the Bondholders in an ordinary resolution, unless the absorbing company declared towards the Bondholders, including by the Trustee, at least ten business days prior to the merger date, that there is no reasonable concern that due to the merger the absorbing company will not be able to meet its liabilities towards the Bondholders.

8.1.8.	In the event the Company or Insightec passes a resolution on liquidation (except for liquidation as a result of merger with another company, as stated in Section 8.1.8 above) or in the event a permanent and final liquidation order is issued by the court against the Company or Insightec or in the event a permanent liquidator is appointed for Insightec.

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8.1.9.	In the event a temporary liquidation order is issued by the court against the Company or Insightec, or a temporary liquidator is appointed for it or any other similar judicial decision is made and such an order or a decision as aforesaid were not dismissed or terminated in 45 days as of the date of issue of the order or delivery of the decision, as the case may be.

Notwithstanding the aforesaid, the Company or Insightec shall not have any remedy period with respect to any motions or orders that were served or delivered, as the case may be, by the Company or with the approval of the Company or by Insightec or with the approval of Insightec.

8.1.10.	In the event an attachment is imposed on the holdings of the Company in the shares of Insightec, in whole or in part, or in the event any execution proceeding is instituted against such assets as aforesaid, and the attachment or the proceeding is not eliminated or canceled, as the case may be, in 45 days as of the date they were imposed or instituted, as the case may be.

Notwithstanding the aforesaid, the Company shall not be entitled to any remedy period with respect to motions or orders that were filed or delivered, as the case may be, by the Company or with the approval of the Company.

8.1.11.	In the event a motion for receivership or for the appointment of a receiver (temporary or permanent) was filed with respect to the holdings of the Company in the shares of Insightec, in whole or in part, or in the event an order for the appointment of a temporary receiver (on the holdings of the Company in the shares of Insightec, in whole or in part) – and these were not dismissed or canceled in 45 days as of the date of their filing or delivery, as the case may be; or – if an order for the appointment of a permanent receiver on the entire or the majority holdings of the Company in Insightec shares was issued.

Notwithstanding the said, the Company shall not be entitled to any remedy period with respect to motions or orders that were filed or delivered, as the case may be, by the Company or with the approval of the Company.

8.1.12.	(a) In the event the Company or Insightec file a motion for a stay of proceedings or in the event such an order is issued as aforesaid or in the event the Company or Insightec file a motion for a settlement or a composition with creditors pursuant to Section 350 of the Companies Law (unless this concerns a merger with another company and/or a restructuring of the Company or restructuring of Insightec or a split that are not prohibited in accordance with the provisions set forth in this Deed and except for arrangements made between the Company and its shareholders or between Insightec and its shareholders that are not prohibited under this Deed and that cannot affect the ability of the Company to repay the Bonds), or in the event the Company or Insightec offers to its creditors in any other manner a settlement or an arrangement as aforesaid, in light of the inability of the Company or Insightec, respectively, to fulfill its undertakings on time; or (b) in the event a motion is filed pursuant to Section 350 of the Companies Law against the Company (and without its approval) or Insightec (and without its approval) and was not dismissed or canceled in 45 days as of the date of filing thereof.

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8.1.13.	In the event the Company breached its undertakings in connection with the expansion of the series as stated in Section 2.6 above.

8.1.14.	In the event the Company breached any of its undertakings in connection with the sale of the Charged Shares as stated in Section 6.9.2 above.

8.1.15.	In the event the Stock Exchange suspended the trade of the Bonds, except for suspension on the grounds of ambiguity as stated in the Fourth Part of the Stock Exchange Bylaws and the suspension was not lifted in 60 days.

8.1.16.	In the event the Company ceases or announces its intention to cease its payments or ceases or announces its intention to cease conducting its business as conducted from time to time.

8.1.17.	In the event the Company commits a fundamental breach of the terms set forth in the Bonds or the Deed of Trust and, in this regard, in the event it transpires that a material representation of the representations of the Company in the Deed of Trust is incorrect or deficient, on the condition that the breach was not cured in 7 business days as of the date of receiving written notice regarding the breach and during this period the Company takes action for the purpose of curing the breach.

8.1.18.	In the event the Company performs a distribution contrary to the provisions set forth in Section 5.2 above.

8.1.19.	In the event the Company ceases to be a “reporting corporation” (within the meaning of this term in the Securities Law).

8.1.20.	In the event the Bonds are no longer rated pursuant to the decision of the Company, as stated in Section 35 hereunder, and after the Bonds are not rated for a period greater than 60 consecutive days, due to reasons and/or circumstances over which the Company has control. It is clarified that the cessation of rating of the Bonds due to reasons and/or circumstances over which the Company has not control shall not give rise to grounds for calling the Bonds for immediate repayment.

8.1.21.	If and to the extent that the Company fails to meet the net debt ratio with respect to value of the shares as stated in Section 5.4 on two consecutive review dates.

8.1.22.	If the Company breaches its undertakings in connection with the use of the consideration obtained following the sale of Insightec shares and/or Gamida shares that are not charged as stated in Section 5.5 above.

8.1.23.	In the event the Company changes its sphere of activity, in such manner that the main part of the activities of the Company is not in the field of investments in companies that operate in the life sciences sector and/or in the medical equipment sector.

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8.1.24.	In the event Insightec ceases or announces its intention to cease its payments or ceases or announces its intention to cease from conducting its business as conducted from time to time.

For the purpose of this entire Section 8.1 “majority of the Company’s holdings in Insightec” – more than 50% of the holdings of the Company in the shares of Insightec at the time of occurrence of the relevant event.

In such cases as aforesaid, the provisions set forth in Section 8.2 of this Deed shall apply, as the case may be.

8.2.	Without derogating from the provisions set forth in any law, the following provisions shall apply upon the occurrence of any of the events specified in Section 8.1 of this Deed:

8.2.1.	Upon the occurrence of any of the events specified in Section 8.1 of the Deed of Trust, the Trustee shall be obligated to convene a meeting of the Bondholders whose agenda shall include a resolution regarding the calling for immediate repayment of the entire uncleared balance of the Bonds or exercise of securities.

8.2.2.	If, for a certain matter, Section 8.1 of the Deed of Trust sets out a reasonable period in which the Company is entitled to perform an action or pass a resolution as a result of which the grounds for calling for immediate repayment and/or the exercise of securities are dropped, the Trustee and/or the Bondholders are entitled to call the Bonds for immediate repayment only if the period that was set as aforesaid expired, and the grounds were not dropped; however, the Trustee may shorten the said period in the event it is of the opinion that it will materially affect the rights of the Bondholders.

8.2.3.	The date of convening the Bondholders’ meeting whose agenda includes a resolution regarding the calling for immediate repayment of the total amount of the uncleared balance of the bonds and/or the exercise of securities as a result of the occurrence of any of the events specified in Section 8.1 of the Deed of Trust, shall be twenty-one (21) days as of the date of its convening (however the Trustee shall be entitled to shorten the period that was set as aforesaid in the event it is of the opinion that this is necessary for the purpose of protecting the rights of the Bondholders).

8.2.4.	In the event that if, until the date of convening of the meeting as aforesaid, none of the events specified in Section 8.1 of the Deed of Trust was not canceled or eliminated, and the resolution in the Bondholders’ meeting as aforesaid regarding the calling for immediate repayment and/or the exercise of securities was passed in a Bondholders’ meeting as stated in Section 8.2.5 hereunder, the Trustee shall be obligated, within a reasonable period of time, to call for immediate repayment the entire uncleared balance of the Bonds, provided that the Trustee delivered to the Company a written notice at least fifteen (15) days in advance regarding its intention to perform the said actions and the event in respect of which the resolution was passed was not canceled or eliminated during this period. However, the Trustee and/or the Bondholders shall not be obligated to deliver notice to the Company as aforesaid, in the event there is a reasonable concern that delivery of notice will impair the option to call the Bonds for immediate repayment and/or exercise the securities or impairs the rights of the Bondholders.

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8.2.5.	The publication in Magna of a notice regarding the convening of the meeting whose agenda includes the calling of the Bonds for immediate repayment and/or the exercise of securities shall constitute prior and written notice to the Company regarding the intention of the Trustee to act in the said manner.

8.2.6.	Canceled.

8.2.7.	The resolution of the Bondholders whether or not to call for immediate repayment and/or exercise securities shall be passed in a Bondholders’ meeting in which holders holding by themselves, or by their representatives, or by ballot, a minimum of fifty percent (50%) of the outstanding par value of the Bonds, by a majority of the Bondholders holding the outstanding par value of the Bonds represented in the vote, or in such a majority as stated in an adjourned Bondholders’ meeting in which Bondholders holding a minimum of twenty percent (20%) of the said balance attended, whether by themselves or by their representatives.

8.2.8.	The delivery of notice to the Company regarding the calling for immediate repayment of the Bonds and/or the exercise of securities shall be performed also by way of publishing a notice regarding the resolution of a meeting or the Trustee in accordance with the provisions set forth in Section 8.2.4 above and shall constitute calling for immediate repayment of the Bonds.

8.2.9.	It is hereby clarified that the obligations of the Trustee in accordance with the provisions set forth in this Section 8.2 are subject to the actual knowledge of the Trustee of the existence of the facts, the cases, the circumstances and events specified therein, whether by virtue of public publications published by the Company, whether by virtue of notices that the Company will deliver to the Trustee in accordance with the provisions set forth in this Deed and whether by virtue of information that reached its possession in any other manner in its capacity as a Trustee of the Bonds.

The aforesaid shall not derogate from the obligations and/or rights of the Trustee in accordance with the provisions set forth in any law.

8.2.10.	It is clarified that the provisions set forth in this section 8.2 above shall not derogate from the authorities of the Trustee granted in accordance with the provisions set forth in any law.

8.2.11.	Deleted.

8.2.12.	For the avoidance of doubt it is clarified that the right to call for immediate repayment as stated above and/or the calling for immediate repayment shall not derogate or impair any other or additional relief the Bondholders or the Trustee may seek in accordance with the terms set forth in the Bonds and the provisions set forth in this Deed and/or in accordance with the provisions set forth in any law, and that subject to the provisions set forth in any law failure to call the debt for immediate repayment, upon the occurrence of any of the events specified in Section 8.1 above, shall not constitute any waiver of the rights of the Bondholders or the Trustee as aforesaid.

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9.	Claims and proceedings by the Trustee

9.1.	In addition to any other provision set forth in this Deed the Trustee shall be entitled, at its discretion, and shall be obligated to act in the said manner following a resolution that was passed by an ordinary majority in a Bondholders’ meeting of Bonds (Series C), and without delivery of prior notice to the Company, to institute all proceedings, including court proceedings and motions for instructions, as the Trustee deems fit and subject to the provisions set forth in any law, for the purpose of enforcing the undertakings of the Company in accordance with the Deed of Trust and for the purpose of exercising the rights of Bondholders in accordance with the Deed of Trust.

Notwithstanding the said in this Section, the right to call for immediate repayment and the exercise of the securities shall arise only in accordance with the provisions set forth in Section 8 of the Deed of Trust and not by virtue of this Section.

9.2.	Subject to the provisions set forth in this Deed, the Trustee shall be entitled, however not obligated, to convene at any time a General Meeting of the Bondholders in order to debate and/or receive its instructions regarding the Deed of Trust, provided that the meeting shall be convened on the first possible date and that the delay of the proceedings shall not risk the rights of the said Bondholders.

9.3.	The Trustee may, at its sole discretion, delay the performance of any of its actions in accordance with the Deed of Trust for the purpose of approaching the Bondholders’ meeting and/or the court until the Trustee receives instructions from the Bondholders’ meeting and/or instructions from the court regarding its actions, provided that the Trustee shall convene the meeting or approach the court as soon as practicable.

9.4.	For the avoidance of doubt, it is hereby clarified that none of the provisions set forth above shall impair and/or derogate from the right granted to the Trustee to approach legal instance at its sole discretion even before calling the Bonds for immediate repayment, and/or for the purpose of delivering any order regarding the affairs subject matter of this Trust.

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10.	Distribution of proceeds

10.1.	All proceeds that the Trustee will receive, except for the Trustee’s fees and repayment of any debt to the Trustee, in any manner, including, but not limited to, as a result of the calling of the Bonds for immediate repayment and/or the exercise of securities and/or as a result of proceedings instituted, if instituted, against the Company, shall be held by the Trustee in trust and shall be used by the Trustee for the following purposes and according to the following priority:

First for the purpose of settling all expenses, payments, levies and liabilities expended by the Trustee were imposed on the Trustee or were caused or as a result of actions related to the performance of the trust or in any other manner in connection with the terms set forth in this Deed including its fees, and all with respect to the Bonds, and shall use the balance first – to pay any other amount in accordance with the ‘Indemnity Undertaking’ (within the meaning of this term in Section 23 of the Deed); second – for the purpose of paying to the Bondholders who incurred payments in an amount greater than their relative part in accordance with the provisions set forth in Section 23.6.2 of the Deed in respect of the sums that are greater than their relative amount, and afterwards for the purpose of paying the relative part of the Bondholders that incurred payments as stated in Section 23.5 of the Deed; third – for the purpose of paying to the Bondholders the delayed interest rates (including interest in arrears, to the extent that there is any) due to them in accordance with the terms set forth in the Bonds, pari-passu and relative to the amount of interest in arrears due to each without any preference or priority in respect of any thereof; fourth – for the purpose of paying to the Bondholders the amounts of interest due to them in accordance with the Bonds held by them, and whose payment date is not yet due, pari-passu and relative to the sums due to them, without any preference regarding the priority of issue of the Bonds by the Company or in any other manner. Fifth, to pay to the Bondholders the delays in principal due to Bondholders in accordance with the terms set forth in the Bonds, pari-passu and relative to the principal of the amount in arrears due to each without preference or a priority in respect of any thereof. Sixth – to pay to the Bondholders the principal amounts due to them in accordance with the Bonds held by them and whose payment date was not yet due, pari-passu and relative to the principal amounts due to them, without any preference regarding priority in time of issue of the Bonds by the Company or in any other manner; seventh – the Trustee shall pay the balance after making the payments as aforesaid, if any, to the Company or its substitutes. Tax at source shall be withheld from the payments to the Bondholders, to the extent that such withholding is mandatory by law.

10.2.	The Trustee shall pay the aforesaid sums to the Bondholders in accordance with the provisions set forth in any law.

11.	Power to withhold the distribution of payments

Notwithstanding the said in Section 10 above, in the event the sum obtained following the institution of proceedings as stated above and that is available for distribution at any time as stated in that Section is less than NIS 1M (hereinafter: “the Minimal Amount”) the Trustee shall not be obligated to distribute the said sum and the Trustee shall be entitled to invest the said sum, in whole or in part, in permissible investments in accordance with the provisions set forth in Section 16 of this Deed.

When the said investments, including returns thereof, are deposited together with additional sums that are due to the Trustee for the purpose of their payment to the Bondholders, if any, and reach the Minimal Amount, if the said sums total this amount, or on the closest date for performance of payment on account of principal and/or interest in respect of the Bonds (whichever is earlier), or in the event the amount that the Trustee accumulated is less than the Minimal Amount, the Trustee shall be obligated to distribute to the Bondholders the sum accumulated by the Trustee as aforesaid. Without derogating from the said in this Section, the Bondholders are entitled, after passing an ordinary resolution by a majority of the votes of the members participating in the vote, except for abstaining votes, to instruct to the Trustee to pay them the sums the Trustee received and that are distributed as stated in Section 10 of the Deed of Trust even if their amount is less than the Minimal Amount and even if the payment date of the principal and/or the interest in accordance with the terms set forth in the Bonds is not yet due.

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The provisions set forth in this Section above shall not derogate from the provisions set forth in Section 10 above regarding the priorities in distribution of the sums that the Trustee will receive and it is clarified that the payments that have priority regarding payment to the holders as stated in Section 10 above shall be distributed and/or paid, as the case may be, shortly after receipt thereof, even if the Trustee holds an amount that falls below the Minimal Amount. Notwithstanding the aforesaid, the Trustee’s fees and expenses thereof shall be paid out of the said sums immediately after the said sums reach the Trustee and even if the said sums are lower than the Minimal Amount.

12.	Notice regarding distribution and deposit with the Trustee

12.1.	The Trustee shall notify the Bondholders regarding the day and the place in which any of the payments specified in Sections 10 and 11 above shall be paid, by delivery of a fourteen (14) days’ prior notice that will be delivered in the manner specified in Section 25 hereunder.

12.2.	After the date stated in the notice the Bondholders shall be entitled to interest in respect whereof according to the rate specified in the Bonds solely with respect to the balance of the principal amount (if any) after deduction of the amount that was paid or offered to them as payment as aforesaid.

13.	Avoidance from payment for a reason that is not depending on the Company

13.1.	Any sum that is due to a Bondholder and that was not actually paid on its payment date and for a reason that is not depending on the Company, while the Company was willing to pay the said sum and was capable of paying the said sum on its payment date (“the Preclusion”), shall no longer carry interest as of the said date and the said Bondholder shall be entitled only to the said sums he was entitled to on the date set for the payment of the said payment on account principal and/or interest.

13.2.	In the event such payment was not made in seven (7) business days as of the date set for its payment, on the eighth (8th) day after the date set for payment (and in the event the said date is not a business day, then on the first business day thereafter) the Company shall transfer the said sum to the Trustee that shall keep the said sum in trust for the Bondholder, and the transfer of the sum to the Trustee as aforesaid shall be deemed as payment of the said sum to this Bondholder. In the event the said sum is the last payment for the Bonds – the deposit of the said sum by the Trustee in trust shall constitute redemption of the said Bonds. The Trustee shall deposit in the bank any sum that it holds in trust for the Bondholders and shall perform in its name or following its order, at its discretion, the permitted investments in accordance with Section 16 of the Deed of Trust. After the Trustee receives notice from the Bondholder regarding elimination of the Preclusion, the Trustee shall deliver to the Bondholder the sums accumulated in respect of the deposit and deriving from the realization of their investment, with deduction of its fees, expenses and other expenses that were expended in accordance with the provisions set forth in this Deed (such as fees to service providers etc.) and all expenses and the Trust Account management fees and with deduction of any tax as required by law. Payment shall be made against presentation of proof that is customary with the Trustee regarding the entitlement of the Bondholder to receive the said payments.

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13.3.	In one year as of the final payment date of the Bonds, the Trustee shall transfer to the Company the sums that accumulated in the Trustee and that were not paid to any of the Bondholders, with deduction of its fees, expenses and other expenses that were expended in accordance with the provisions set forth in this Deed (such as fees to service providers etc.) and the Company shall keep the said sums in trust and shall invest the said sums as stated above for the Bondholder for a period of three (3) years as of the last payment date of the Bonds and shall not make any use of the said sums during this period. Regarding the sums that are transferred to the Company by the Trustee as stated above, the provisions set forth in Section 13 above shall apply thereto, mutatis mutandis. After transfer of the sums to the Company the Trustee shall not owe to the Bondholders any payment in respect of the sums that were held by the Trustee as aforesaid.

13.4.	The Company shall deliver written approval to the Trustee regarding the transfer of the said sums to the Company and receipt of these sums in the Trust for the Bondholders as aforesaid and shall undertake to indemnify the Trustee for any suit and/or expense and/or damage of any kind caused to the Trustee for the transfer of the sums as aforesaid, provided that the Trustee conducted reasonably and not in bad faith and/or maliciously and/or in gross negligence that is not exempt under the law. Such sums as aforesaid that are not claimed from the Company by a Bondholder upon expiration of a period of three (3) years as of the last payment date of the Bonds shall be transferred to the ownership of the Company and the Company shall be entitled to sue the remaining sums for any purpose.

14.	Receipt from the Bondholders

14.1.	A receipt from a Bondholder or a proof of a Stock Exchange member regarding performance of the transfer or performance of the transfer by the Stock Exchange Clearing House in respect of the amounts of the principal and/or interest payment to the Bondholder by the Trustee and/or the Company in respect of the Bond shall release the Trustee and/or the Company (as the case may be) fully and absolutely with respect to the payment of the sums specified thereat.

14.2.	A receipt issued by the Trustee regarding the deposit of the amounts of the principal and/or the interest with the Trustee in favor of the Bondholders as stated in Section 13.2 above shall be deemed as a receipt from the Bondholder for the purpose of the said in Section 14.1 of the Deed.

14.3.	For the avoidance of doubt, payments that are distributed in accordance with the provisions set forth in Sections 10 to 13 above, shall be deemed as payment on account of settlement.

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15.	Application of the Securities Law

Regarding any manner that is not specified in this Deed and in any event of a contradiction between the provisions set forth in the Securities Law (that cannot be stipulated on) and the provisions set forth in this Deed, the parties shall act in accordance with the provisions set forth in the Securities Law (that cannot be stipulated on) without amending the provisions set forth in this Deed.

16.	Investment of sums

Any sum that the Trustee is entitled to invest in accordance with this Deed shall be deposited by the Trustee in a bank that is part of the five (5) largest banks in Israel and/or any other Israeli bank whose rating does not fall below the Israeli (AA) rating of Maalot (or any equivalent rating) in its name or in its favor, provided that any investment that is made as aforesaid is made only in Government Bonds, in short term bill (MAKAM) and/or in shekel deposits. In the event the Trustee acted in the said manner, the Trustee shall owe to the entitled parties in respect of these sums only the consideration obtained from realization of the investments with deduction of its fees and expenses, charges and all expenses in connection with the said investment and management of the trust accounts, and deduction of mandatory payments applicable to the trust accounts, and the Trustee shall handle the balance of these sums in accordance with the provisions set forth in the Deed of Trust, as the case may be.

17.	Undertakings of the Company towards the Trustee

The Company shall assume upon itself the following undertakings towards the Trustee, at any time in which the Bonds were not fully paid-up as follows:

17.1.	To continue and conduct the businesses of the Company in a regular and proper manner;

17.2.	To keep and maintain its assets (in their condition from time to time) in good condition and in working order;

17.3.	To deliver notice to the Trustee as soon as reasonably practicable, after becoming aware (and in any event no later than two business days after it became aware) of any event in which an attachment was imposed on the entire assets of the Company or their majority (within their meaning in the last part of Section 8.1 above) and in any event in which a receiver, special administrator, and/or a temporary and/or a permanent liquidator and/or a trustee was appointed for all or the main part of its assets and/or any other similar officer that was appointed as part of a motion for stay of proceedings filed under Section 350 of the Companies Law 5759-1999 against the Company and/or any other officer, and to take at its expense all reasonable measures that are necessary for the purpose of eliminating the said attachment or canceling the receivership, liquidation or administration.

17.4.	To give and to instruct its accountants to give to the Trustee and to the accountants, the attorneys or other consultants on its behalf, as soon as practicable as of the date of receiving the request of the Trustee for the purpose of this matter (and, in any event, with respect to information that the Company holds and that is already available for delivery, no later than 10 business days as of the date of receiving the request of the Trustee to that effect), any information that is reasonably required for the purpose of protecting the Bondholders with respect to any data in connection with its business or assets (and subject to the provisions set forth in any law) provided that the Trustee conducted in good faith, subject to the undertaking of confidentiality set forth in the law and in Section 18 hereunder, that shall apply to the Trustee, the accountants, attorneys or other consultants on its behalf.

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17.5.	To keep regular books of account according to generally accepted accounting principles, and to keep the ledgers, including all documents serving as proof thereof in its offices, as required by law and to allow to the Trustee and/or to whoever the Trustee appoints in writing for the purpose of this matter to inspect at any reasonable time and as soon as practicable (and in any event no later than 10 business days as of the date the Trustee delivered written notice to the Company with a request to inspect the said documents), in any register and/or document and/or confirmation as aforesaid provided that the Trustee conducts in good faith, subject to the undertaking of confidentiality as set forth in the Law and in Section 18 hereunder that shall apply to the Trustee and/or whoever the Trustee appoints in writing for the purpose of this matter.

17.6.	To invite the Trustee and allow the Trustee to attend the General Meetings of the shareholders of the Company (without a right to participate or vote as a shareholder in the Company). To the extent that the Company becomes a bonds company, the Company shall deliver to the Trustee a copy of the signed minutes of the shareholders’ meeting until and no later than 10 business days after the date in which the shareholders’ meeting was adjourned.

17.7.	To give to the Trustee the reports and the communications as stated in Section 30 of the Deed.

17.8.	To deliver to the Trustee, upon its demand, an affidavit and/or statements and/or documents and/or details and/or information as demanded by the Trustee, at its sole discretion, for the purpose of applying and exercising the authorities, powers and permissions granted to the Trustee and/or its representatives in accordance with the Deed of Trust, provided that these are reasonable.

17.9.	To notify in an immediate report, without delay and in the name of the Trustee, any information according to its version as delivered to the Company in writing by the Trustee and that concerns the Bonds and/or the Trust in respect whereof in accordance with this Deed.

17.10.	To deliver promptly a written notice to the Trustee, and immediately after becoming aware of the occurrence of any of the events specified in Section 8.1 of the Deed including all sub-sections thereof, without taking into account the remedy periods and the waiting periods specified in this Section.

17.11.	To perform all actions that are reasonably required and/or necessary and in accordance with the provisions set forth in this Deed for the purpose of granting force to exercise the authorities, powers and permissions granted to the Trustee and/or its representatives in accordance with the provisions set forth in this Deed of Trust.

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17.12.	To deliver to the Trustee a copy of any document or information that the Company delivered to the Bondholders, to the extent that the Company delivers such documents in accordance with the provisions set forth in Section 25 hereunder.

17.13.	To the extent that the Company is no longer a reporting corporation (within the meaning of this term in the Securities Law) to deliver to the Trustee, once each calendric year, upon receiving its first written demand, a written confirmation signed by the auditor of the Company stating that all payments to the Bondholders were paid on time and the balance of the par value of the Bonds in circulation.

17.14.	To deliver written notice to the Trustee, as soon as reasonably practicable (and in any event no later than two business day after becoming aware of the said), regarding any change in the name or address of the Company.

17.15.	To deliver to the Trustee, no later than 15 days as of the first date of issue of the Bonds and as part of the expansion of the series, a certified and true copy of the issued Bonds.

18.	Confidentiality

18.1.	The Trustee hereby undertakes to keep in confidence and to compel anyone acting on its behalf to keep in confidence any information that the Trustee receives from the Company and/or from anyone acting on its behalf, including its investees, and not to make any use of the said information unless the disclosure or the use of the said information is required for the purpose of filling the position of the Trustee, in accordance with the Securities Law, in accordance with this Deed or in accordance with a court order, provided that the disclosure of information as aforesaid will be limited to the necessary and minimal scope so as to comply with the legal provisions and that the Trustee will coordinate with the Company in advance, to the extent possible and permissible, the content and the timing of the disclosure, in a manner that will afford to the Company a reasonable opportunity to approach the court as necessary and for the purpose of preventing the disclosure of the said information.

18.2.	The communication of the information to the Bondholders, including by way of a public announcement, for the purpose of passing a resolution relating to their rights in accordance with the Bonds or for the purpose of delivering a report regarding the position of the Company, shall not constitute breach of the undertaking of confidentiality as aforesaid provided that to the extent that this is possible and permissible it shall be done in coordination with the Company and that the minimum required information for the purpose of passing the resolution is provided.

18.3.	The said undertaking of confidentiality shall not apply to any part of the information that is in the public domain (except for information that became part of the public domain as a result of this undertaking of confidentiality) or information that the Trustee received not from the Company and/or its representatives and/or agents – as of the date of receipt thereof.

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19.	Additional undertakings

After the Bonds are called for immediate repayment (to the extent that the Bonds are called for immediate repayment) in accordance with the provisions set forth in Section 8 of the Deed, from the moment and at any time required for that purpose the Company shall perform all reasonable actions for the purpose of allowing the exercise of all the powers granted to the Trustee in accordance with this Deed, and, in particular, the Company shall perform the following actions within a reasonable time from the time of receiving the Trustee’s request:

19.1.	The Company shall deliver to the Trustee the outstanding consideration of the Bonds that is called for immediate repayment in accordance with the terms set forth in the Bonds. In the event the Company transferred the full amount of the principal and/or interest as stated in this Section, the Company shall be deemed to have fulfilled all its undertakings towards the Bondholders with respect to the relevant payment of the principal and/or the interest and the Bondholders and/or the Trustee shall raise no claim against the Company in connection with the said payments.

19.2.	The Company shall submit all the declarations and/or sign all documents and/or perform and/or will cause the performance of all actions that are reasonably required and/or necessary in accordance with the law for the purpose of granting force to exercise the said authorities, powers and permissions of the Trustee and/or its representatives in connection with the immediate repayment as stated above.

19.3.	The Company shall deliver all notices, orders and instructions that Trustee deems fit and beneficial and shall reasonably demand in connection with the immediate repayment as stated above.

20.	Other agreements

Subject to the provisions set forth in any law, filling the position of the Trustee in accordance with this Deed or its mere status as a Trustee shall not prevent the Trustee from engaging with the Company in different contracts or performing transactions with the Company during the regular course of its business, unless these put the Trustee in a conflict of interests.

21.	Special authorities

21.1.	The Trustee shall be entitled to deposit all deeds and documents evidencing, representing and/or affirming its right in connection with any asset that is in its possession at the time, in a safe and/or in any other location as decided by the Trustee, with any banker and/or banking company and/or with an attorney.

21.2.	The Trustee may, as part of conducting the affairs of the trust in accordance with this Deed and subject to the provisions set forth in any law and the Deed of Trust, request an opinion and/or advice from any advocate, accountant, appraiser, counselor, surveyor, realtor or any other expert and to act in accordance with their conclusions, whether the said opinion and/or advice was prepared at the request of the Trustee and/or at the request of the Company. The Trustee shall not be held liable for any loss or damage caused as a result of any act and/or omission that were committed by the Trustee based on the said opinion and/or advice as aforesaid unless a peremptory judgment states that the Trustee conducted maliciously or in bad faith or in gross negligence (that is not exempt under the law). The Trustee shall make available to the Company, at its request, a copy of any opinion or advice as aforesaid provided that that this shall not impair the rights of the possessors.

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21.3.	Subject to the provisions set forth in this Section hereunder, the Company shall incur the full costs of employing the said consultants provided that the Trustee delivers written notice to the Company, a reasonable time in advance, regarding its intention to receive an expert opinion or an advice as aforesaid and the purpose of its appointment (and this is to the extent that the Trustee is of the opinion that this will be possible under the circumstances of the case and that this shall not affect the rights of the Bondholders), provided that the said opinion or advice shall not be provided by anyone who is in a conflict of interests and/or in a competition with the businesses of the Company. The Trustee and the Company shall reach agreement, no later than 7 business days after the delivery to the Company of the data specified in this Section 21.3 above, regarding a list of a maximum of three reputable and relevant experts whom the Trustee shall contact for the purpose of receiving different fee proposals regarding their appointment as consultants as aforesaid. The Company shall select one of the proposals that will be submitted and shall be entitled to conduct negotiations with the experts regarding their proposal. It is clarified that the aforesaid shall not delay urgent actions that require performance at the discretion of the Trustee for the purpose of protecting the rights of the Bondholders, including the appointment of consultants for the purpose of performing such actions as aforesaid. The total sums that the Company will incur in respect of the aforesaid shall not be greater than a reasonable and customary amount under the circumstances of the case.

21.4.	Any advocate or opinion as aforesaid might be provided, delivered or received by a letter, telegram, fax and/or any other electronic media for the purpose of transmitting information in writing and the Trustee shall not be responsible for any actions it performed based on an advice and/or an opinion and/or information that were communicated in one of the manners specified above, even though it included errors and/or were not authentic, unless these errors could have been detected in a reasonable inspection.

21.5.	Subject to the provisions set forth in this Deed, the Trustee shall be entitled, however not obligated, to convene at any time a Bondholders’ meeting to consider and/or receive its instructions regarding this Deed and shall be entitled to repeat and convene such a meeting.

21.6.	The Trustee shall not be obligated to notify to any third-party regarding the signing of this Deed and shall not be entitled to intervene in any manner in the management of the business of the Company or its affairs, however solely in accordance with the powers granted to the Trustee under this Deed.

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22.	Power of the Trustee to employ representatives

As part of the management of the affairs of the Trust, the Trustee shall be entitled to appoint a representative(s) that will act in its place, whether an advocate and whether another, to perform or to participate in the performance of special actions that are required in connection with the Trust and, without derogating from the generality of the aforesaid, to institute proceedings, provided that the Trustee delivered notice to the Company regarding the appointment of such a representative as aforesaid (unless the delivery of advance notice as aforesaid affects the rights of the Bondholders and in such circumstances the notice shall be delivered retroactively) and such a representative as aforesaid shall assume the undertaking of confidentiality towards the Company as stated in Section 18 of the Deed. In addition, the Trustee shall be entitled to settle at the expense of the Company the reasonable fees of each representative as aforesaid in respect of the performance of the special actions that are required in connection with the Trust and the Company shall return to the Trustee, immediately upon receiving its first demand, the said expenses, and all on the condition that Trustee acted in accordance with the provisions set forth in Section 21.3 above, mutatis mutandis, in connection with the appointment of representatives as aforesaid. The appointment of a representative as aforesaid shall not release the Trustee from any liability that would have been imposed on the Trustee but for the said appointment and/or derogate from the liability of the Trustee in respect of its actions and the actions of its representatives. The Company shall be entitled to submit its reasoned objection regarding the appointment of a certain Trustee as aforesaid for any reasonable reason, including in circumstances in which the representative is a competitor or is in a conflict of interests, whether directly or indirectly, with the businesses of the Company. The objection of the Company as aforesaid shall be submitted in 3 business days as of the date in which the Company became aware of the preclusion preventing the appointment of the representative as aforesaid however to the extent that the objection was filed after the appointment of the representative, the mere filing of the objection shall not result in automatic termination of his appointment.

The Trustee shall consult with the Company, to the extent possible, and shall take into account the position of the Company, to the extent possible, at the time of appointing a representative as aforesaid.

The Trustee and the Company shall reach agreement, in no later than 7 business days as of the date in which the Trustee requested from the Company to act for the purpose of appointing a representative as aforesaid, regarding a list that will include a maximum of three (3) reputable representatives with relevant expertise, and whom the Trustee will contact for the purpose of receiving proposal for their fees following their appointment as representatives as aforesaid. The Company shall select one proposal out of the proposals that will be selected and shall be entitled to conduct negotiations with the representatives regarding their proposal. It is clarified that the aforesaid shall not delay urgent actions whose performance is required at the discretion of the Trustee and for the purpose of protecting the rights of the Bondholders, including the appointment of representatives for the purpose of performing such actions as aforesaid.

For the avoidance of doubt, the Company shall not incur the expenses of a representative who performed the regular actions that the Trustee is obligated to perform by virtue of this Deed when the performance of these actions is included in the fees that the Trustee receives from the Company in accordance with the provisions set forth in this Deed. Nevertheless, special actions that the Trustee is obligated to perform in connection with the protection of the rights of the Bondholders, including proceedings conducted for the purpose of or after the calling for immediate repayment of the Bonds and/or the enforcement of securities (to the extent that grounds for the enforcement of securities arose) shall not be deemed as regular actions as aforesaid (in accordance with the provisions set forth in this Section).

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23.	Indemnity of the Trustee

23.1.	The Company and the Bondholders (on the relevant Effective Date, as stated in Section 23.7 of the Deed), and each in respect of its undertaking as stated in Section 23.5 of the Deed, hereby undertakes to indemnify the Trustee and any officer and employee thereof (hereinafter: “Parties Entitled to Indemnity”), as the case may be, and within a reasonable time as of the date of its first demand:

23.1.1.	In respect of any monetary obligation, including in accordance with a judgment and/or an arbitration award (whose execution was not stayed) or a settlement that was concluded (and to the extent that the settlement refers to the Company, the Company granted its consent to the settlement) and whose grounds are related to actions that the Parties Entitled to Indemnity performed or that Parties Entitled to Indemnity are obligated to perform by virtue of the provisions set forth in this Deed and/or by law and/or in accordance with an instruction provided by any competent authority and/or law and/or at the demand of the Bondholders and/or at the demand of the Company and/or their position by virtue of this Deed; and

23.1.2.	In respect of the fees paid to the Parties Entitled to Indemnity and the reasonable expenses they expended and/or are about to expend, including in the course of or in connection with the performance of the Trust, and in their opinion were necessary for the purpose of performing the said actions and/or in connection with the exercise of authorities and permissions that are granted by virtue of this Deed of Trust and in connection with different proceedings, opinions by attorneys and other experts, negotiations, contacts, expenses, claims and demands in anything related to and/or anything that was performed and/or that was not performed in any manner with respect to the said and/or their position by virtue of this Deed.

And all on the condition that:

[1]	The Parties Entitled to Indemnity do not demand indemnity in advance in respect of an urgent matter, without derogating from their right to demand retroactive indemnity, if and to the extent that the said Parties Entitled to Indemnity are entitled to make such a demand;

[2]	A peremptory judicial decision stated that the Parties Entitled to Indemnity conducted in bad faith or that the said act was performed not in the course of the performance of their position, not in accordance with the provisions set forth in any law and/or not in accordance with this Deed of Trust;

[3]	A peremptory judicial decision did not state that the Parties Entitled to Indemnity committed gross negligence that is not exempt under the law as amended from time to time;

[4]	A peremptory judicial decision did not state that the Parties Entitled to Indemnity conducted maliciously.

It is clarified that the provisions set forth in this Section shall not derogate from the provisions set forth in Sections 21.3 and 22 of this Deed in connection with the manner of employing consultants and representatives on behalf of the Trustee.

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The rights of indemnity in accordance with this Section 23.1 shall be referred hereinafter: “Indemnity Undertaking” or “Right to Indemnity.”

23.2.	It is agreed that in any event that it is argued that the Parties Entitled to Indemnity: (1) conducted in bad faith not in the course of performance of their position and/or not in accordance with the provisions set forth in any law or the Deed of Trust; and/or (2) committed gross negligence that is not exempt under the law as amended from time to time; and/or (3) conducted maliciously – the Parties Entitled to Indemnity shall be entitled, immediately upon receiving their demand to pay the Indemnity Undertaking amount however after a peremptory judicial decision states that the Parties Entitled to Indemnity conducted in the manner as argued against them as aforesaid and the Parties Entitled to Indemnity shall return the amounts of the Indemnity Undertaking, to the extent that the said amounts were paid to them.

23.3.	Without derogating from the right to compensation granted to the Trustee in accordance with the law and subject to the provisions set forth in this Deed and/or the obligations of the Company in accordance with this Deed, the Parties Entitled to Indemnity shall be entitled to indemnity from the payments the Trustee receives following the proceedings that were instituted by the Trustee, regarding the undertakings the Parties Entitled to Indemnity assumed upon themselves with respect to the reasonable expenses they expended in the course of performance of the Trust or in connection with the said actions that, in their opinion, were necessary for the purpose of performing the said actions and/or in connection with the exercise of the authorities and permissions that are granted in accordance with this Deed and in connection with different proceedings, legal opinions and the opinions of other experts, negotiations, contacts, claims and demands in anything related to and/or any action that was performed and/or was not performed in any manner in connection therewith, and the Trustee shall be entitled to withhold payments that are in its possession and pay from the said funds the sums that are necessary for the purpose of paying the indemnity as aforesaid. All the said sums shall have priority over the rights of the holders of the certificates of indebtedness and subject to the provisions set forth in any law, provided that the Trustee conducted in good faith and in accordance with the obligations imposed on it in accordance with the provisions set forth in any law and in accordance with this Deed. For the purpose of this Section, an action of the Trustee that was approved by the Company and/or the Bondholders shall be deemed as an action that was reasonably required.

23.4.	Without derogating from the effect of the Indemnity Undertaking as stated in Section 23.1 of the Deed, whenever the Trustee is obligated, in accordance with the provisions set forth in the Deed of Trust and/or in accordance with the provisions set forth in any law and/or following an instruction of a competent authority and/or any law and/or upon receiving the demand of the Bondholders and/or upon receiving the demand of the Company, to perform any action, including, but not limited to, institution of proceedings or the filing of claims following the demand of the Bondholders as stated in this Deed, the Trustee shall be entitled to avoid taking any action as aforesaid until it receives to its satisfaction a monetary deposit to cover the Indemnity Undertaking (hereinafter: “Liquidity Cushion”) in first priority from the Company, and in circumstances in which the Company does not deposit the full amount of the Liquidity Cushion on the date the Company was required to act in the said manner by the Trustee, the Trustee shall contact the Bondholders that held the Bonds on the Effective Date (as stated in Section 23.7 of the Deed of Trust) and request to deposit with the Trustee the amount of the Liquidity Cushion each according to its ‘relative part’ (within the meaning of this term hereunder). In the event the Bondholders fail to deposit the full amount of the Liquidity Cushion the Trustee shall not be obligated to take any action or institute the relevant proceedings. The aforesaid shall not exempt the Trustee from taking urgent action that is necessary for the purpose of preventing a material adverse effect to the rights of the Bondholders.

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The Trustee shall be entitled to set the amount of the Liquidity Cushion and shall be entitled to repeat its actions for the purpose of creating another cushion as aforesaid from time to time, and for an amount that the Trustee reasonably sets under the circumstances of the case.

23.5.	Right to Indemnity:

23.5.1.	Shall apply to the Company if: (1) the Right to Indemnity arose by virtue of the Deed of Trust or by virtue of the actions that were performed for the purpose of protecting the rights of the Bondholders (including as a result of a demand that was made by a Bondholder that is necessary for the purpose of such a protection as aforesaid); and (2) the Right to Indemnity arose by virtue of actions that were performed and/or that were required at the demand of the Company.

23.5.2.	Shall apply to the Bondholders that held the Bonds on the Effective Date (as stated in Section 23.7 of the Deed) if: (1) the Right to Indemnity arose by virtue of a demand that was presented by the Bondholders (except for a right that arose as a result of the demand of Bondholders for the purpose of protecting the rights of the Bondholders); and (2) failure by the Company to pay the amount of the Right to Indemnity applicable to the Company in accordance with the provisions set forth in Section 23.5 of the Deed (and subject to the provisions set forth in Section 23.8 of the Deed).

23.6.	In any event in which: (a) the Company fails to pay the sums that are necessary for the purpose of covering the Indemnity Undertaking and/or dose not deposit the full amount of the Liquidity Cushion, as the case may be; and/or (b) the indemnity obligation applies to the Holders by virtue of the provisions set forth in Section 23.5.2 of the Deed and/or the Holders were required to deposit the amount of the Liquidity Cushion in accordance with the Sections of the Deed and consequently the following provisions shall apply:

Payments shall be collected in the following manner:

23.6.1.	First – the amount will be paid out of the interests and/or principal funds that the Company is obligated to pay to the Bondholders after the day of performing the necessary action and the provisions set forth in Section 10 of the Deed shall come into operation;

23.6.2.	Second – to the extent that the Trustee is of the opinion that the sums that are deposited in the Liquidity Cushion are insufficient to cover the Indemnity Undertaking the Holders that held the Bonds on the Effective Date by the Trustee (as stated in Section 23.7 of the Deed) will deposit with the Trustee the missing amount, in accordance with their relative part (within the meaning of this term hereunder). The amount that each Holder will deposit shall carry annual interest at a rate equal to the interest on the Bonds and shall be paid in the priority as stated in Section 10 of the Deed.

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“Relative Part” shall mean: the relative part of the Bonds that the Holder held on the relevant Effective Date (as stated in Section 23.7 of the Deed) of the total amount of the Bonds in circulation at the time. It is clarified that the calculation of the relative part shall be fixed even if there is a change in the par value of the Bonds held by the Holder after the said date.

The aforesaid shall not prevent from the Holder, to the extent that this is necessary under the circumstances of the case, to deposit an amount to cover the Indemnity Undertaking beyond his relative part and in such circumstances as aforesaid the amount shall be paid in accordance with the priority set forth in Section 10 of the Deed.

23.7.	The Effective Date for the purpose of determining the liability of a Holder of the Indemnity Undertaking and/or the payment of the Liquidity Cushion is as follows:

23.7.1.	In any event in which the Indemnity Undertaking and/or the payment of the Liquidity Cushion are necessary as a result of an urgent resolution or action that are required for the purpose of preventing an adverse material effect in the rights of the Bondholders, without passing an early resolution by the Bondholders’ meeting – the Effective Date for the purpose of determining the liability shall be the end of the trading day in which the action is performed or the resolution is passed, and if the said day is not a trading day – the previous trading day.

23.7.2.	In any event in which the Indemnity Undertaking and/or the payment of the Liquidity Cushion are required pursuant to the resolution of the Bondholders’ meeting – the Effective Date for the liability shall be the effective date for the participation in the meeting (in the manner that the said date was set in the notice of invitation to the meeting) and shall also apply to a Holder that was not present or did not participate in the meeting.

23.8.	Payment of any amount imposed on the Company in accordance with this Section 23 by the Holders (instead of the Company) shall not release the Company from its liability to incur the said payment and from the obligation of the Trustee to act for the purpose of collecting the said amounts from the Company.

24.	Reporting by the Trustee

24.1.	As of the date of issuance of the Bonds the Trustee shall draw up each year and shall publish until the end of the second quarter in each calendric year an annual report regarding the affairs of the Trust (“the Annual Report”). The Annual Report shall include the information as required by the law from time to time and/or by the Securities Authority.

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24.2.	The Trustee shall publish (whether by itself or by the Company, at the request of the Trustee) the Annual Report in the Magna system.

24.3.	The Trustee shall be obligated to submit a report regarding the actions it performed in accordance with the provisions set forth in Chapter E1 of the Law, following a reasonable demand made by the Holders of a minimum of ten percent (10%) of the balance of the par value of the Bonds, within a reasonable time as of the date of the demand, and subject to the duty of confidentiality the Trustee owes to the Company as stated in Section 35j(d) of the Law and this Deed.

24.4.	The Trustee shall deliver to the Bondholders data and details regarding its expenses in connection with the Trust contemplated in this Deed of Trust following a reasonable demand made by the Holders of a minimum of five (5%) of the balance of the par value of the Bonds, subject to the duty of confidentiality that the Trustee owes to the Company as stated in Section 35j(d) of the Law and this Deed.

24.5.	The Trustee shall update the Company prior to each Report in accordance with the provisions set forth in Sections 35h1(a) to (c) of the Law.

24.6.	In the event the Trustee became aware of a material breach of this Deed by the Company, the Trustee shall notify the Bondholders about the said breach and the actions that the Trustee performed for the purpose of preventing the said breach or for the purpose of fulfilling the undertakings of the Company, as the case may be.

24.7.	The Trustee shall be obligated to submit a report regarding the actions that the Trustee performed in accordance with the provisions set forth in the Securities Law and the regulations promulgated thereunder.

24.8.	As of the date of signing this Deed, the Trustee declares that it is insured under professional liability insurance in the amount of NIS 40M per period (hereinafter: “Coverage Amount”). To the extent that prior to the full payment of the Bonds (Series C) the Coverage Amount is reduced and falls below an amount of NIS 32M, for any reason, in such circumstances the Trustee shall update the Company, no later than 7 business days as of the date the Trustee was informed about the said reduction by the Insurer, so as to publish an immediate report on the subject. The provisions set forth in this Section shall apply until the Securities Regulations that regulate the obligation of insurance coverage of the Trustee come into operation. After the said Regulations come into operation as aforesaid, the Trustee shall be obligated to update the Company only in the event the Trustee fails to meet the requirements set forth in the Regulations.

25.	Notices

25.1.	Any notice on behalf of the Company and/or the Trustee other Bondholders shall be delivered by way of an immediate report in the Magna system of the Securities Authority (hereinabove and hereinafter: “Magna”) and only upon the occurrence of the following events the Company shall publish, in addition, a notice in two (2) widely circulated newspapers that are published in Hebrew in Israel: (a) an arrangement or a settlement under Section 350 of the Companies Law; (b) a merger, provided that the publication in the newspaper is required by law.

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25.2.	Any notice that was delivered by the Company by the Magna system or in the newspaper shall be deemed to have been delivered to the Bondholders and the Trustee on the publication date in the Magna system or in the newspaper, as the case may be, whichever is earlier. In the event the Company no longer reports in accordance with the Securities Law, any notice on behalf of the Company and/or the Trustee to the Bondholders shall be delivered by delivery of notice in registered mail to each of the Bondholders, according to his last registered address in the Register (and in the event joint Holders – to the Holder whose name is first listed in the Register). Any notice that was delivered as aforesaid shall be deemed to have reached the Bondholder in three (3) business days as of the date of its delivery from the post office.

25.3.	Any notice or demand on behalf of the Trustee to the Company may be delivered by a letter delivered in registered mail or by courier to the address specified in the Deed of Trust or to any other address as notified by the parties in writing (including via email) or – also by its transmission in fax or email. Any notice or demand that is delivered in registered mail shall be deemed to have reached its recipient after three (3) business days as of the date of its delivery by mail. Any notice or demand delivered by courier shall be deemed to have reached its recipient upon its delivery by the courier to the recipient or following the offering by the courier to the recipient for acceptance, as the case may be. Any notice or demand that is transmitted by fax (in addition to a telephone conversation to confirm receipt of the said notice) shall be deemed to have reached its recipient one business day as of the date of its transmission. Any notice or demand that is sent via email shall be deemed to have reached its recipient at the time of receiving a reply email (not automatic) regarding its receipt.

25.4.	The Company shall also send copies of the notices that the Company will deliver to the Bondholders to the Trustee (and for the purpose of this matter – publication of an immediate report by the Company in the Magna system shall also be deemed as a copy of a notice to the Trustee as aforesaid), and copies of notices that the Trustee will deliver to the Bondholders shall also be delivered by the Trustee to the Company (and for the purpose of this matter – the publication of an immediate report in the Magna system shall also be deemed as delivery of a copy of the notice to the Company as aforesaid).

25.5.	The Trustee shall update the Company in advance regarding any report or notice the Trustee delivers in accordance with the provisions set forth in the Securities Law and regulations promulgated thereunder and the provisions set forth in this Section 25.

26.	Waivers and/or amendments of the Deed of Trust

26.1.	Subject to the provisions set forth in any law, the Company and the Trustee shall be entitled, whether before or after the principal of the Bonds is called for immediate repayment, to amend the Deed of Trust if one of the following holds true:

26.1.1.	In the event the Trustee was convinced that the amendment does not affect the Bondholders. However, the provisions set forth in the Deed of Trust may not be amended (in accordance with the mechanism set forth in this Section 26.1.1) with respect to the following issues: amendments of the payments schedule of the Bonds, reduction of the interest specified in the terms and conditions of the Bonds, modification of the provisions relating to the securities that will be provided in favor of the Bondholders, a change of the VTL rate, a change in the conditions regarding the expansion of the series of the Bonds, a change of limitations on the distribution of a dividend, a change of grounds for calling for immediate repayment, omission of any of the reports to the Bondholders and/or to the Trustee as stated in the Deed of Trust, a change of the identity of the Trustee or its fees in the Deed of Trust for the purpose of appointing a trustee instead of the Trustee whose term of office expired.

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26.1.2.	The Holders of the same series agreed to the proposed amendment in a special resolution passed in the Holders’ meeting.

26.2.	In addition to the said in Section 26.1 of the Deed and subject to the provisions set forth in any law:

26.2.1.	From time to time and at any time the Trustee shall be entitled, when the Trustee is of the opinion that this does not have an adverse effect on the rights of the Holders, to waive any breach or failure to fulfill any of the conditions of the conditions of the Deed of Trust by the Company, except for the modifications that are excluded under Section 26.1.1 above.

26.2.2.	The Trustee shall be entitled, after obtaining the approval of the Bondholders, to settle with the Company in connection with any of their rights or claims, and waive any right or claim that Bondholders have towards the Company in accordance with the Deed of Trust and in accordance with the provisions set forth in Section 35g(2) of the Securities Law.

26.3.	The Company shall notify in an immediate report about any change and/or waiver as stated in sub-sections 26.1 or 26.2 of the Deed, shortly after performance thereof.

26.4.	In any event in which the Trustee exercises its rights in accordance with this Section above with respect to the Bonds, the Trustee shall be entitled to demand from the Holders to deliver to the Trustee or to the Company the Bonds certificates for the purpose of registering a note regarding any waiver, settlement, change or amendment as aforesaid, and, at the demand of the Trustee, the Company shall record a note as aforesaid in the Bond certificates delivered to it.

26.5.	Subject to the instructions set forth by the Stock Exchange, as periodically updated, the conditions of the Bonds may be modified also as part of an arrangement or a settlement that was certified by the court in accordance with the provisions set forth in Section 350 of the Companies Law.

26.6.	Without derogating from the other provisions set forth in this Deed of Trust and the Bonds, any waiver, extension, discount, silence, avoidance from action (hereinafter: “Waiver”) on behalf of Trustee or the Company, as the case may be, regarding the performance or partial performance or incorrect performance of any of the undertakings towards the Trustee or towards the Bondholders in accordance with this Deed and the Bond or towards the Company, as the case may be, shall not be deemed as Waiver on behalf of the Trustee or the Company, as the case may be, of any right, however as limited consent to the said Waiver in accordance with its conditions. Without derogating from the other provisions set forth in this Deed of Trust and the Bond, any reduction in the scope of undertakings towards the Trustee that were set forth in this Deed or that were made in accordance with this Deed shall require the prior and written approval of the Trustee and any approval granted in any other manner, whether verbally or by conduct with respect to such a reduction as aforesaid shall be null and void. The rights of the Trustee in accordance with this Agreement are free and independent from each other and shall come in addition to any right that exists and/or that the Trustee shall have in accordance with the provisions set forth in any law and/or any other agreement.

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27.	Bondholders’ Register

The Company shall keep in its registered office a Bondholders’ Register that shall be available for the inspection of any person (at any reasonable time) and that will include details of all the registered Holders, as periodically updated, and additional particulars, in accordance with the provisions set forth in Section 35h3 of the Securities Law. In addition, the Bondholders’ Register shall include other Holders, to the extent that there are any, following a split or transfer of ownership in the Bond, in the event the actions are performed in accordance with the provisions set forth in Section 7 of the conditions specified in the back of the page. The Company may close the Bondholders’ Register from time to time for a period or for periods that shall not be greater cumulatively than thirty (30) days a year.

The Company shall not be obligated to register in the Bondholders’ Register any notice regarding any express or implied or imputed trust or a pledge or a charge of any kind, or any equitable right, claim or setoff or any other right in connection with the Bonds. The Company shall recognize solely the ownership of a person in whose name the Bonds were registered, including his lawful heirs, administrators or executors of the registered Holder and any person that is entitled to the Bonds as a result of the bankruptcy of any registered Holder (and in the event of a corporation – following its liquidation) shall be entitled to be registered as bondholders, after presenting proof that the Company deems as satisfactory to prove their entitlement to be registered as their Holders.

28.	Release

After it is proven to the satisfaction of the Trustee that all Bonds were paid-up or redeemed, or when the Company deposits in trust with the Trustee sums that are sufficient for the purpose of redemption as aforesaid, and when it is proven to the satisfaction of the Trustee that all liabilities and expenses that were made or caused by the Trustee in connection with this Deed and in accordance with its provisions were fully paid, the Trustee shall be obligated, upon receiving the first demand of the Company, to handle the sums that were deposited in respect of the Bonds whose redemption was not claimed, in accordance with the provisions set forth in this Deed.

29.	Bondholders’ meetings

The Bondholders’ meetings shall be conducted in the manner set forth in the Second Addendum of this Deed.

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30.	Report of the Company to the Trustee

As long as the Bonds are not redeemed, the Company shall deliver to the Trustee the following:

30.1.	In the event the Company ceases to be a “reporting corporation” within its meaning in the Securities Law, the Company shall deliver to the Trustee annual and quarterly reports and immediate reports about certain events, as stated in the provisions set forth in the Consolidated Circular of the Ministry of Finance – Capital Markets, Insurance and Savings Division – Instructions regarding the Investment of Institutional Bodies in Non-Governmental Bonds, as periodically updated. Each report as aforesaid shall be signed by the CEO of the Company and the senior financial officer in the Company.

In addition, as long as the Insightec and/or Gamida shares are charged to the Trustee, the Company shall act in accordance with instructions that cannot be made subject to conditions as stated in the Position Paper issued by the Securities Authority Staff6 (hereinafter: “Authority’s Position”) and shall enclose with its financial statements the financial statements of Insightec and Gamida, or summary thereof, in accordance with the instructions set forth in the Authority’s Position that cannot be made subject to conditions, as periodically updated.

30.2.	Until April 1 of each year or seven business days prior to the date in which the Trustee publishes a report in accordance with the provisions set forth in Section 35h1 of the Securities Law, whichever is later, and as long as this Deed is in effect, the Company shall deliver to the Trustee a confirmation signed by the authorized signatories of the Company stating that during the period as of the date of signing this Deed or as of the date of the previous confirmation that the Trustee delivered, whichever is later, and until the date of granting the approval, the Company did not commit a fundamental breach of the provisions set forth in this Deed (including a breach of the conditions set forth in the Bonds) unless otherwise stated expressly therein.

30.3.	Upon receiving the written demand of the Trustee, the written approval of the senior financial officer in the Company stating that all the payments to the Bondholders were timely paid and regarding the balance of the par value of the Bondholders in circulation shall be provided.

30.4.	To publish in Magna reports about the purchase of Bonds by the Company or a subsidiary, as stated in Section 4 of the Deed, to the extent that such reports as aforesaid are required in accordance with the provisions set forth in the Securities Law and the regulations promulgated thereunder.

The reports of the Company in the Magna system shall be deemed as delivery to the Trustee. Notwithstanding the aforesaid, and at the request of the Trustee, the Company shall deliver to the Trustee a printed copy of the said report or the information.

6 Legal Position 103-29: findings in connection with the appropriateness of the disclosure regarding securities and/or charges that were provided by reporting corporations to assure payment of a certificate of indebtedness dated November 1, 2013, as updated on November 1, 2016 and any publication of the Securities Authority that updates or replaces this Position.

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31.	Trustee’s fees

The Trustee’s fees in respect of its service as a trustee in a public offering in accordance with a shelf prospectus of bonds including securities and undertakings that Trustee is required to inspect shall be as follows:

31.1.	In respect of each year of trust or any part thereof (relatively) that shall commence as of the date of issue of the Bonds in accordance with this Deed, the Trustee shall receive annual fees in the amount of NIS 25,000 (hereinafter: “Annual Fees”). In addition, and for the establishment of the Trust, including the preparation of the Trust instruments, the Trustee shall receive a one-time payment in the amount of NIS 5,000.

31.2.	Whenever an offering of additional Bonds is performed, after the original offering of the Bonds, or in any other manner in which the scope of the series is expanded, the Annual Fees paid to the Trustee shall increase by an amount reflecting the full rate of increase in the volume of the series, permanently and until expiration of the term of the Trust, however in any event the Annual Fees paid to the Trustee shall not be greater than NIS 45,000.

31.3.	In respect of handling the Deed of Trust and accompanying the offering process of the Bonds, the Trustee shall receive payment of fees in the amount of NIS 500 per hour, and in any event in an amount that shall not be greater than NIS 10,000 also in the event of a delay or cancellation or postponement of the offering for a period greater than three months, for any reason.

31.4.	In addition, the Trustee shall be entitled to receive from the Company reimbursement for its reasonable expenses within their meaning hereunder:

“Reasonable expenses” – sums that the Trustee pays in the course of fulfillment of its position and/or by virtue of the authorities granted to the Trustee in accordance with this Deed including: expenses and costs in respect of calling and convening a Bondholders’ meeting and expenses in respect of deliveries and publications in the media that are related to the convening of the meeting.

31.5.	Without derogating from the generality of the aforesaid in this Section 31 above, the Trustee shall be entitled to payment of fees in the amount of NIS 500 for each hour of work the Trustee requires in respect of special actions that the Trustee will perform in its capacity as a trustee (and subject to the provisions set forth in the Deed of Trust) including:

31.5.1.	Actions deriving from breach of the Deed by the Company;

31.5.2.	Actions in connection with the calling for immediate repayment of the Bonds and/or actions in connection with the resolution of the Bondholders’ meeting to call the Bonds for immediate report including anything associated therewith;

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31.5.3.	Special actions that are necessary or that should be performed for the purpose of filling its position in accordance with this Deed in connection with the rights of the Bondholders and for the purpose of protecting the said rights, including the convening of Bondholders’ meetings;

31.5.4.	A work that is required due to a restructuring of the Company or a work that is required as a result of the demand made by the Company or in respect of the need to perform additional actions for the purpose of filling its position as a reasonable trustee, as a result of changes in the law and/or the legal provisions and/or regulations and/or other binding provisions that apply to the Trustee and according to which the Trustee is required to conduct different actions and/or reviews;

31.5.5.	Actions that the Trustee will perform in connection with securities that were provided in favor of the Bondholders including registration, replacement, sale and update thereof, in a register that is kept in accordance with the provisions set forth in any law (including abroad), and except for the registration of the charges in connection with the first issue of the Bonds.

31.6.	The Trustee shall receive additional fees in the amount of NIS 500 for each meeting in which the Trustee attends, including its attendance in a shareholders’ meeting that was not opened as a result of the absence of a quorum.

31.7.	VAT, if applicable, shall be added to each of the said sums and shall be paid by the Company.

31.8.	All the said sums shall be linked to the index known on the date of signing this Deed however in any event a sum that is lower than the sum specified in this Deed shall not be paid.

31.9.	The Trustee’s fees shall be paid in respect of the period until expiration of the Trust contemplated in this Deed even if a receiver was appointed for the Company (or a receiver and an administrator), or whether or not the Trust contemplated in this Deed is conducted under the supervision of the Court, provided that the term of office of the Trustee continues and does not expire.

31.10.	The annual fees as aforesaid shall be paid in the beginning of each year of Trust.

31.11.	All sums as stated in this Section 31 shall have priority over the payments that are due to the Bondholders.

31.12.	In the event a trustee was appointed instead of a Trustee whose term of office expired in accordance with the provisions set forth in Sections 35b(a1) or 35n(d) of the Securities Law, the Bondholders shall incur the difference in which the fees of the Trustee that was appointed as aforesaid increased compared to the fees that were paid to the Trustee in whose place it was appointed, if the said difference is unreasonable, and the relevant legal provisions shall apply on the replacement date as aforesaid.

The Bondholders shall incur the said difference by way of offsetting the relative part of the difference from any payment that the Company will pay to the Bondholders in accordance with the provisions set forth in the Deed of Trust and its transfer by the Company directly to the Trustee.

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32.	Liability of the Trustee

32.1.	Notwithstanding the provisions set forth in any law and anywhere in the Deed of Trust, to the extent that the Trustee acted for the purpose of filling its position in good faith and within a reasonable time and inquired the fact as a reasonable trustee would have inquired such facts under the circumstances of the case, the Trustee shall not be held liable towards the Bondholders for damage caused to the Trustee following circumstances in which the Trustee exercised its judgment in accordance with the provisions set forth in the Tender provisions set forth in Section 35h(d1) or 35i1 of the Securities Law, unless the plaintiff proves that Trustee conducted in gross negligence. It is clarified that in the event of discrepancy between the provisions set forth in this Section and any other provision set forth in the Deed of Trust, the provisions set forth in this Section shall take precedence.

32.2.	In the event the Trustee conducted in good faith and without negligence in accordance with the provisions set forth in Section 35h(d2) or 35h(d3) of the Securities Law, the Trustee shall not be held liable for the commission of the said action.

33.	Authorization to Magna

Pursuant to the Securities Regulations (Electronic Signature and Reporting) 5763-2003 the Trustee hereby authorizes the authorized person on behalf of the Company to report electronically to the Securities Authority regarding this Deed of Trust.

34.	Governing law and jurisdiction

The Israeli law shall solely govern anything relating to and arising out of the Deed of Trust and the Bonds. The courts in the city of Tel Aviv - Yafo shall have sole and exclusive jurisdiction in anything relating to and arising out of the Deed of Trust and the Bonds.

35.	Miscellaneous

35.1.	The Bonds are not rated and the Company does not undertake that the Bonds will be rated in the future and even if and to the extent that the Bonds will be rated in the future the Company shall be entitled, during the life of the Bonds, to replace a rating company, at its sole discretion, and the Bondholders shall raise no claims and/or demands and/or suits against the Company in connection therewith, however the Company undertakes that as of the first date in which the Bonds are rated, and to the extent that this is under the control of the Company, that the Bonds shall continue to be rated by a rating company and until their full payment date.

Without derogating from the undertaking specified above, whenever the Bonds are no longer rated (for a reason over which the Company has no control) by a rating company or that the company that rates the Bonds is replaced by another rating company, the Company shall deliver notice to the Trustee and to the Bondholders in connection therewith in accordance with the provisions set forth ins Section above. In the event that the replacement of the rating company was initiated by the Company, the Company shall deliver written notice to the Trustee specifying the reason for the said, in one trading day as of the date of occurrence of the event.

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It is clarified that the decrease in rating, to the extent that the Bonds are rated, shall not entitle the Bondholders to any payment or any other relief and shall not give rise to grounds for calling the Bonds for immediate repayment.

35.2.	Subject to passing a resolution by an ordinary majority of the Bondholders and on the condition that the Trustee argues that the Company breached the provisions set forth in the Deed of Trust, the Trustee shall be entitled to deliver written notice to the Company to transfer to the Trust Account (for the Bondholders) part of the payment (interest and/or principal) that the Company owes to the Holders for the purpose of financing proceedings and/or expenses and/or the Trustee’s fees in accordance with this Deed however the said amount shall be deemed for all intents and purposes as an amount that was paid by the Company on account of payment of principal and/or interest to the Bondholders, as the case may be.

It is clarified that such a transfer as aforesaid from the Company shall be performed by the Company only on the dates set for the purpose of paying principal and/or interest payments as stated in this Deed, and such a demand as aforesaid shall not forward and/or change the payment dates applicable to the Company in accordance with this Deed. The Company shall not object to an action in accordance with such a notice as aforesaid however for reasonable reasons and the Company shall be deemed to have fulfilled its undertakings towards the Holders with respect to the payment of the principal and/or the interest in accordance with the provisions set forth in this Deed on the date of transfer of the amounts as aforesaid that shall be on account of payments of principal and/or interest to the Bondholders.

The aforesaid shall not release the Company from its liability to pay the expenses and the fees as aforesaid where the Company owes such payments in accordance with the provisions set forth in this Deed or in accordance with the provisions set forth in any law.

35.3.	The Company undertakes to register the Bonds for trade in the Stock Exchange shortly after the date of their issue.

[Remainder of page intentionally left blank]

And in witness hereof the parties are hereby undersigned:

Elbit Medical Technologies Ltd.	Reznik Paz Nevo Trusts Ltd.

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Advocate confirmation

I, the undersigned, ______________ Adv. of Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co. Law Offices (1 Azrieli Center, Round Tower) hereby confirm that this Deed of Trust was signed by Elbit Medical Technologies Ltd. by the Messrs. ______________ and ________________, and their signature shall bind Elbit Medical Technologies for all intents and purposes.

____________, Adv.

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Elbit Medical Technologies Ltd.

First Addendum

Bond Certificate (Series C)

A series of __________ Bonds (Series C)

A series of ________ Bonds (Series C) convertible into the shares of the Company, registered, NIS 1 par value each, payable in one installment on March 22, 2022, and carrying annual interest as stated hereunder and in the conditions in the back of the page.

Certificate no.: [___]

Total par value of the Bonds in this Certificate NIS [___]

Annual interest rate: %[_____]

The registered Holder of the Bonds specified in this Certificate [_____________]

1.	This Certificate hereby attests that Elbit Medical Technologies Ltd. (hereinafter: “the Company”) shall pay on March 1, 2022 the full (100%) amount of the par value of the Bond specified in this Certificate, to the Holder of this certificate (as stated in the conditions in the back of the page) as registered in the Bond on the effective date for the purpose of making the said payment, and subject to the conditions in the back of the page and the Deed of Trust that was signed on February 18, 2018 between the Company and Reznik Paz Nevo Trusts Ltd. and/or whoever serves from time to time as a trustee on behalf of the Bondholders in accordance with the Deed of Trust (hereinafter respectively: “the Trustee” and “the Deed of Trust”).

2.	This Bond shall carry interest in accordance with the provisions set forth in Section 2.1.2 of the Deed of Trust and for the rate specified above, and that shall be paid on the dates as stated in the conditions in the back of the page.

3.	This Bond is not linked to any linkage basis.

4.	It is clarified that the provisions set forth in the Deed of Trust shall constitute an integral part of the provisions set forth in this Bond and shall bind the Company and the Holders of the Bonds specified in the said series. In the event of discrepancy between the provisions set forth in this Certificate and the provisions set forth in the Deed of Trust, the provisions set forth in the Deed of Trust shall take precedence.

5.	Payment of principal and the last interest payment shall be made against the delivery of the Bond on the payment date to the Company in its registered office as stated in the conditions in the back of the page or in any other location as announced by the Company, no later than five business days prior to the payment date.

6.	All Bonds of this series shall have equal ranking among themselves (pari-passu) and no Bond shall have priority rights over the other.

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7.	Any transfer of the Bond is subject to the limitations on the transfer as stated in Section 7 of the conditions specified in the back of the page of the Bond Certificate.

8.	The Bonds are secured with charges in accordance with the provisions set forth in Section 6 of the Deed of Trust.

9.	Everything stated in this document is subject to the provisions set forth in the Deed of Trust including all Appendixes thereof.

10.	The Bonds are convertible into the shares of the Company as stated in Section 6 in the conditions in the back of the page.

Signed by the Company on the ______ day in the month of _________ in the year ____________

Elbit Medical Technologies Ltd.

By:

Authorized signatory: [______________] Authorized signatory: [________________]

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Advocate confirmation

I, the undersigned, [___________________], Adv., hereby confirm that this Bond Certificate was signed by Elbit Medical Technologies Ltd. by law and in accordance with its Articles, by the Messrs. [________________] and their signature shall bind the Company for the purpose of this Bond Certificate.

[___________], Adv.

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The conditions specified in the back of the page

1.	General

1.1.	The terms used in this Bond and that were defined in the Deed of Trust shall have the meaning assigned to them in the Deed of Trust, unless otherwise implied from the content or context of things.

1.2.	The conditions of the Bond (the conditions in the back of the page) constitute an integral part of the provisions set forth in the Deed of Trust and the provisions set forth in the Deed of Trust shall be deemed to be incorporated expressly in the conditions of these Bonds.

2.	Bonds principal and no linkage

2.1.	The Bonds principal is called for payment as stated in Section 2.1 of the Deed of Trust.

2.2.	No linkage

The Bonds are not linked to any linkage basis.

3.	Interest on the Bonds

3.1.	The Bonds carry interest as stated in Section 2.1.2 of the Deed of Trust.

3.2.	The last payment of the interest on the principal of the Bonds shall be paid together with the last payment on account of the principal of the Bonds of the same series, against delivery of Bonds’ certificate of the same series to the Company.

3.3.	Interest in arrears: any payment on account of principal and/or interest and that is paid following a delay that is greater than seven (7) business days as of the date set for its payment in accordance with the conditions of the Bonds, for reasons that are depending on the Company, shall incur interest in arrears as of the date set for its payment and until its actual payment date. For the purpose of this matter, “interest in arrears” shall mean interest at a rate of 3% on annual basis that will be added to the interest rate that the Bonds carry in respect of the said period, calculated pro-rata for the period as of the date set for payment and until the actual payment date, based on 365 days a year. In the event interest in arrears is published, the Company shall publish an immediate report at least two (2) business days prior to such payment as aforesaid in which the Company shall notify about the rate of the interest in arrears and the interest in arrears that will be paid and that includes the interest rate that the Bonds carry in addition to the interest in arrears and the payment date of the total interest for that period.

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4.	Payments schedule (principal and interest) of the Bonds

4.1.	The annual interest rate and the principal paid until the full payment of the Bonds on March 1, 2022 shall be as follows:

Payment date	Principal payment rate	Principal effective date	Interest payment rate	Interest effective date
1.9.2018	-	-	The annual interest rate for a period (5%) calculated on a basis of 365 days a year, according to the number of days in the period between receipt of the consideration for the issue of the Bonds and the interest payment date. The Company shall publish in the immediate report information regarding the results of the tender subject matter of this offering the interest rate for the first interest period.	26.8
1.3.2019	-	-	2.5%	23.2
1.9.2019	-	-	2.5%	26.8
1.3.2020	-	-	2.5%	23.2
1.9.2020	-	-	5%	26.8
1.3.2021	-	-	5%	23.2
1.9.2021	-	-	5%	26.8
1.3.2022	100%	1.3	5%	1.3

5.	Payments of principal and interest of the Bonds

5.1.	Payments on account of the interest and/or the principal of the Bonds shall be paid to the persons whose names are listed in the Bondholders’ Register on the effective dates as stated in Section 4 above, except for the last payment of the principal and the interest that will be paid to the persons whose names are listed in the Bondholders’ Register on the payment date and that shall be made against delivery of the Bond Certificates of the same series to the Company on the payment date, to the registered office of the Company or in any other location as announced by the Company. The announcement of the Company as aforesaid shall be published no later than five (5) business days prior to the last payment date.

5.2.	It is clarified that any person who is not listed in the Bondholders’ Register on the effective date shall not be entitled to payment of the interest in respect of the interest period that commenced prior to the said date.

5.3.	In any event in which the payment date on account of the payment of principal and/or interest occurs a day other than a business day, the payment date shall be delayed to the first business day thereafter, for no additional payment, and the effective date for the purpose of determining the entitlement to the redemption or the interest shall not change as a result of this event.

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5.4.	Payment of the principal and the interest shall not be linked to any linkage basis.

5.5.	Payment to the entitled Bondholders shall be made by check or a wire transfer to the bank account of the persons whose names are listed in the Bondholders’ Register and that will be listed in the particulars delivered to the Company in advance, in accordance with the provisions set forth in Section 5.6 hereunder. In the event the Company is unable to pay any amount to the entitled party for a reason over which the Company has no control, the provisions set forth in Section 13 of the Deed of Trust shall come into operation.

5.6.	A registered Bondholder shall notify the Company about the details of his bank account for the purpose of crediting payments to the said account or in his address, as the case may be, by delivery of written notice by registered mail to the Company. The Company shall be obligated to act in accordance with the notice of the Bondholder regarding such a change as aforesaid after expiration of the period of fifteen (15) business days as of the day the Holder’s notice reached the Company.

5.7.	In the event a Bondholder entitled to payment did not deliver to the Company in advance details regarding his bank account, each payment on account of the principal and the interest shall be made by a check that will be delivered in registered mail to his last registered address in the Bondholders’ Register. The delivery of a check to an entitled Bondholder in registered mail as aforesaid shall be deemed as payment of the amount specified in the date specified therein on the date of its delivery by mail for all intents and purposes, provided that it was duly presented for payment.
5.8.	Mandatory payments (including withholding of tax at source) shall be deducted from any payment in respect of the Bonds, as required by law.

6.	Right of conversion of the Bonds into shares

6.1.	Conditions for conversion

6.1.1.	The Bonds are convertible into the ordinary shares of the Company on any trading day in the Stock Exchange (hereinafter: “Trading Day”) as of the date of their listing for trade in the Stock Exchange and until February 19, 2022 (including) (hereinafter respectively: “Last Conversion Date” and “Conversion Period”) in accordance with the Stock Exchange instructions.

However, in the event the Last Conversion Date occurs on a date other than a Trading Day, the Conversion Date shall be delayed to the subsequent Trading Day.

The Bonds may be converted in such manner that each NIS 1.47 par value of the Bonds (hereinafter: “Conversion Rate”) shall be converted into one ordinary share of the Company without par value (subject to the adjustments as stated in Section 6.3 hereunder) (hereinafter: “Conversion Shares”). The Company shall publish an immediate report, 14 days prior to the Last Conversion Date, that will specify the Last Conversion Date of the securities as aforesaid.

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6.1.2.	Notwithstanding the said in Section 6.1.1 above, on the effective date for the purpose of distributing the bonus shares the Bonds may not be converted into a rights offering, the distribution of a dividend, capital consolidation, capital split or capital reduction (each of the aforesaid shall be referred hereinafter: “Company Event”). In the event the Ex-Day of a Company Event occurs prior to the record date of Company Event, no conversion shall be performed in the said Ex-Day.

6.1.3.	The Bonds are convertible in accordance with the conditions set forth hereunder by applications that will be submitted to the Company no later than the Last Conversion Date and Bonds whose exercise is not requested until the said date shall be revoked.

6.1.4.	Each Bondholder (hereinafter in this Section: “the Applicant”) who wishes to exercise his conversion right, shall submit directly to the Company, in its registered office, or in any other place as determined by the Company in the event of a registered Bondholder, or by the banks and the Stock Exchange members, in the event of a non-registered Bondholder, an application in connection therewith (hereinafter: “Conversion Notice”).

The Conversion Notice of a registered Holder shall be delivered in writing in a form designated by the Company together with the Bond Certificate subject matter of the application. The Conversion Notice forms are available in the registered office of the Company and in any other location as announced by the Company. The Applicant shall be obligated to sign at any time he is required by the Company any additional document that is necessary in accordance with the provisions set forth in any law, for the purpose of granting force for the issue of the Conversion Shares. The Board of Directors of the Company shall be entitled to empower any person that it deems fit to sign in the name of the Applicant and for the Applicant any additional document that is necessary for the purpose of issuing the Conversion Shares.

6.1.5.	The date in which the Conversion Notice that meets all the said conditions reaches the registered office of the Company (in the event the Notice is delivered directly to the Company by an Applicant who is a registered Bondholder) or the day in which the Stock Exchange Clearing House is considered to have received from a Stock Exchange member a notice regarding the conversion of the Bonds (in the event the Notice was delivered by the Stock Exchange members for an Applicant who is an unregistered Bondholder) shall be deemed as the conversion date (hereinafter: “Conversion Date”). In the event the converting Bondholder failed to fulfill all the conditions required for the purpose of converting fully the convertible Bond Certificates, the Conversion Notice shall be deemed as null and void and the convertible Bonds Certificates that were enclosed with the said Conversion Notice shall be returned to the Applicant.

6.1.6.	The Applicant may not cancel or modify a Conversion Notice.

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6.1.7.	The Applicant shall not be entitled to a part of one Conversion Share, however shall be entitled to add to full shares all fractions due to him, if due, in respect of the entire conversion rights the Applicant requested to use. Part of the Bonds that are included in the Bonds Certificates may not be converted however these may be split in accordance with the provisions set forth in Section 27 of the Deed of Trust. The excess of the Conversion Shares that are created at the time of enforcing the conversion right, if any, shall be sold by the Company in the Stock Exchange in thirty (30) days after these surpluses add up to full shares in a reasonable quantity for their sale in the Stock Exchange, taking into account all costs associated therewith, and the net proceeds obtained after deduction of the sale expenses, charges and other levies, if any, shall be distributed among those entitled to it in proportion to their relative share and in fifteen (15) days as of the date of the sale. An entitled registered Bondholder as aforesaid shall not receive a check for an amount lower than NIS 50, and such an amount as aforesaid may be paid in the offices of the Company on regular hours of work and days, by appointment. An entitled Bondholder as aforesaid who fails to arrive to the offices of the Company for the purpose of receiving the said amount as aforesaid in twelve (12) months as of the date of the sale shall no longer be entitled to the said amount.

6.1.8.	No later than 2 Trading Days after the Conversion Date the Company shall issue to the Applicant the Conversion Shares due to the Applicant in the name of the Nominee Company and following the approval to list the Conversion shares in the Stock Exchange, shall cause the listing of the Conversion Shares in the Stock Exchange as shortly as possible thereafter. The Company undertakes that the shares emanating from the conversion of the Bonds shall be listed in the name of the Nominee Company.

6.1.9.	The Conversion Shares will be fully paid-up, will have equal in rights in all material respects with relation to the ordinary shares of the Company that exist at the time and will entitle their holders to participate in any dividend or any other distribution, fully, and the date determining their entitlement to their receipt shall be after the Conversion Date.

6.1.10.	The Bonds that are converted shall be delisted from the Bonds Register on the date of their conversion and shall be fully null and void retroactively as of the Conversion Date, from the date of issue of the Conversion Shares in respect whereof and shall not confer any right to any interest after payment of the interest whose effective date occurs prior to the Conversion Date (and that were supposed to be paid together with the payments on account of the Bonds principal, if the Applicant had not enforced his right to convert the Bonds of the said series by shares as stated above).

6.1.11.	All Conversion Shares shall be listed in the name of the Nominee Company.

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6.2.	Schedules for conversion

The Stock Exchange Clearing House bylaws shall apply to the enforcement of the Conversion Rights of the Bonds into the shares of the Company, as applicable on the actual Conversion Date. The Stock Exchange Clearing House bylaws that are known at the time of publishing the shelf prospectus regarding the schedule for the performance of an instruction regarding conversion of the convertible Bonds that are held by the Stock Exchange members state the following:

6.2.1.	A conversion notice that is received until 12:00AM in the offices of the Stock Exchange member shall be forwarded by the Stock Exchange member to the Stock Exchange Clearing House no later than 12:00AM on the following Trading Day.

6.2.2.	In the event the Stock Exchange Clearing House received a Conversion Notice from a Stock Exchange member until 12:00AM, the Stock Exchange Clearing House shall charge from the Stock Exchange member the consideration and shall credit accordingly the Nominee Company, no later than 12:00AM on the following Trading Day after it received such a notice as aforesaid.

6.2.3.	In the event the Nominee Company received a credit notice as stated in Section 6.2.2 above until 12:00AM, the Nominee Company shall forward the conversion application to the offices of the Company no later than 12:00AM on the following Trading Day.

6.2.4.	Any notice of the notices specified in Sections 6.2.1 to 6.2.3 above and that is received after 12:00AM in each Trading Day, shall be deemed to have been received before 12:00AM on the following Trading Day.

6.2.5.	Notwithstanding the aforesaid, on the last Conversion Date prior to the final payment the members of the Stock Exchange Clearing House shall be obligated to transfer to the Stock Exchange Clearing House the final conversion applications until 12:00AM. The conversion shall be performed on the same day. A Stock Exchange Clearing House member that did not file the application until the said time shall be considered by the Stock Exchange Clearing House to have forfeited his right. In the event the last Conversion Date prior to the final payment or ex-partial repayment (as the case may be) occurs on a day other than a Trading Day, the said day shall be delayed until the next Trading Day.

6.3.	Adjustments

As of the issue date of the Bond and until the last date in which the conversion rights attached to the Bonds are exercisable, the following provisions shall apply to the Bonds whose conversion right was not yet exercised:

6.3.1.	Adjustment following the distribution of bonus shares

If, during the period in which the conversion right is in effect, the Company distributes bonus shares to the holders of ordinary shares, the rights of the holders in the Bonds shall be reserved in such manner that the number of shares emanating from the conversion to which a Bondholder is entitled upon their conversion shall increase or decrease by the number of shares of the same class that a Bondholder was entitled to as bonus shares, if he had converted the Bond until the last Trading Day before the Ex-Day.

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A Bondholder as aforesaid shall not be entitled to allotment of any part of bonus shares in accordance with the provisions set forth above, however all fractions of shares that are formed at the time of the allotment and that add up to full shares in a reasonable amount for sale in the Stock Exchange shall be sold in the Stock Exchange in thirty (30) days as of the date of allotment as aforesaid, and the net proceeds (after deduction of the sale expenses, mandatory payments and levies) shall be distributed among the entitled members in fifteen (15) days as of the sale date. An entitled member shall not receive a check for an amount smaller than NIS 50 and the said amount is available at the offices of the Company on regular days and hours of work, by appointment. An entitled member who failed to arrive to the offices of the Company for the purpose of receiving this amount as stated in twelve (12) months as of the date of the sale, shall no longer be entitled to receive the said amount.

This adjustment method cannot be modified. The Company shall announce in an immediate report regarding the adjusted conversion rate prior to opening of the Trading Day on the day in which the shares are traded “ex-benefit.”

6.3.2.	Adjustment following a rights offering

To the extent that during the period in which the conversion right is in effect the shareholders of the Company receive a rights offering and are offered rights to purchase any securities, the number of shares emanating from the conversion shall be adjusted to the bonus component in the rights, as reflected in the ratio between the closing rate of the share in the Stock Exchange on the last Trading Day before the “Ex-Day” and the basic rate of the share “Ex-Rights.” The Company shall announce in an immediate report about the adjusted conversion rate prior to commencement of the Trading Day, on the day in which the shares are traded “Ex-Rights.”

6.3.3.	Adjustment following the distribution of a dividend

In the event the Company distributes a dividend during the period in which the conversion right of the Bonds is in effect, the conversion rate shall be multiplied by the ratio between the basic rate “Ex-Dividend” and the closing price of the share in the Stock Exchange on the last Trading Day prior to the “Ex-Dividend” day.

This adjustment method cannot be modified.

The Company shall announce in an immediate report about the adjusted conversion rate prior to the commencement of the Trading Day in which the shares are traded “Ex-Dividend.”

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6.3.4.	The number of shares that a Bondholder shall be entitled to following exercise of the conversion right shall be adjusted in the event of any offerings (including an offering to interested parties) except for the adjustments following the distribution of bonus shares and rights offerings following the distribution of a dividend.

6.4.	Miscellaneous provisions protecting the rights of the Bondholders during the Conversion Period

6.4.1.	As of the date of issue of the Bonds and as long as the Bonds whose conversion right attached therewith is exercisable are not converted or paid, the following provision shall apply:

6.4.1.1.	The Company shall maintain a sufficient number of ordinary shares in its registered capital for the purpose of assuring the conversion right attached to the Bonds and, if necessary, shall cause an increase of its registered capital.

6.4.1.2.	Deleted.

6.4.1.3.	In the event the Company consolidates the ordinary shares in its issued capital or distributes these shares in a secondary distribution, the number of shares allotted following exercise of the conversion right after such an action is performed as aforesaid shall be decreased or increased, as the case may be. In such circumstances as aforesaid the Bondholder shall not be entitled to any part of an entire share however fractions of shares that are created shall be handled in the manner that the Board of Directors deems fit. In the event of consolidation or distribution as aforesaid, the provisions set forth in this Section 6 shall apply, mutatis mutandis.

6.4.1.4.	In any event in which there is an adjustment following the distribution of bonus shares in accordance with the provisions set forth in Section 6.3.1 above, the Company shall publish an immediate report and shall publish a notice in two (2) widely circulated newspapers in Hebrew in Israel (to the extent that such a publication is required by law) regarding the right of the holders of bonds in circulation to exercise the conversion rights attached to the Bonds, with an indication of the conversion period, the conversion rate, the amount of the par value of the conversion shares and the bonus shares (if any) to which they are entitled following the enforcement of one conversion right at the time.

In addition to the said, no later than three weeks and not earlier than four weeks prior to expiration of the conversion period the Company shall deliver written notice as aforesaid to all the registered holders of the Bonds regarding the last date of conversion of the Bonds as aforesaid, and shall state that after the said date the rights shall be null and void, and shall publish a notice about the same in two widely circulated newspapers published in Hebrew in Israel. The said notice shall specify the conversion rate, the number of conversion shares and the bonus shares that the Bondholder shall be entitled to at the time of conversion during this period of time.

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6.4.1.5.	In the event of a resolution regarding voluntary liquidation, the Company shall publish an immediate report about the said and shall publish a notice in two widely circulated newspapers published in Hebrew in Israel. Each Bondholder shall be deemed to have exercised his right prior to passing the resolution (without making prior payment of the conversion rate) unless he delivers written notice to the Company in thirty (30) days as of the publication day as aforesaid regarding his waiver of the said right. In the event the Bondholder did not deliver such a notice as aforesaid within the period of time as aforesaid, the Bondholder shall be entitled to the amount he would have received following liquidation of the Company as a shareholder following the exercise of the Bonds in his possession shortly before the date of passing the resolution regarding liquidation, with deduction of the conversion rate in respect of the said Bonds from the sums due to him following his share in the liquidation as aforesaid, in the event there is a distributable balance.

6.4.1.6.	The Company shall make available for the inspection of the Bondholders in its registered office a copy of the periodic report and the interim financial statements of the Company immediately after their publication, during regular hours of work. Upon receiving the written request of a Bondholder that will be delivered during the period in which the conversion right is in effect, the Company shall deliver to the said Bondholder a copy of the said reports.

6.4.1.7.	In accordance with the Stock Exchange bylaws, the conditions attached to the Bonds cannot be modified in anything related to the conversion rate, the conversion dates and the linkage method, however the Company shall be entitled to change the conversion period and/or the conversion rate provided that this action is performed in the framework of an arrangement or a settlement under Section 350 of the Companies Law 5759-1999. In addition, and in accordance with the Stock Exchange bylaws and guidelines, the Company may change the conversion rate as part of a splitting procedure of the Company or a merger of the Company, provided that the change includes only the necessary adjustments following such a procedure as aforesaid.

6.4.1.8.	In accordance with the Stock Exchange bylaws and guidelines, the “splitting procedure” for the purpose of this matter shall mean – a procedure in which the Company transfers to its shareholders shares that the Company holds in another company, or a procedure in which the Company transfers assets and liabilities to a new company that was formed for the purpose of the split and the shareholders in the new company are also the shareholders in the company transferring the assets and liabilities and all – on the condition that the splitting procedure is performed equitably with respect to all the shareholders in the Company.

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6.4.1.9.	In accordance with the Stock Exchange bylaws and guidelines, the “merger procedure” for the purpose of this matter shall mean – a procedure in which the entire shares of the Company are transferred to the ownership of a new company or to the ownership of another registered company or a procedure in which the Company transfers all its assets and liabilities to a new company or to another registered company as aforesaid, and all on the condition that the securities of the Company whose shares or assets are transferred as aforesaid shall be delisted from the trade in the Stock Exchange and that the procedure is performed in equitable conditions towards all the shareholders of the Company.

6.4.2.	Dates

Different dates, such as conversion dates, effective dates for the purpose of making payments and schedules for filing conversion applications (hereinafter collectively: “the Dates”), were set, inter alia, in accordance with the Stock Exchange bylaws, the guidelines in accordance with the said bylaws and the bylaws of the Stock Exchange Clearing House (hereinafter: “Stock Exchange Instructions”) that are in effect at the time of publishing this Deed of Trust. The Stock Exchange Instructions might vary from time to time and might include, inter alia, different limitations regarding the Dates set in the offering report and/or the Deed of Trust. In the event the Stock Exchange Instructions were amended with respect to said Dates, the change shall also apply to the Bonds, unless otherwise stated by the Stock Exchange or the Stock Exchange Clearing House.

7.	Avoidance from payment for a reason that is not depending on the Company

For details regarding avoidance from payment for a reason that is not depending on the Company and deposit by the Trustee, see Section 13 of the Deed of Trust.

8.	Splitting and transferring Bond Certificates

8.1.	The Bonds’ Certificates are transferable for the full amount of the principal and even a part thereof, provided that the amount is in full new Israeli shekels. Any transfer of Bonds (except for a transfer that is performed by trading in the Stock Exchange) shall be performed with an instrument of transfer in the customary form, duly signed by the registered Holder and his legal representatives and by the recipient of the transfer or his legal representatives as provided to the Company in its registered office together with the Bond Certificates transferred in connection therewith and any other proof as demanded by the Company for the purpose of proving the entitlement of the transferor to transfer the said securities. The Holder requesting the transfer shall incur all expenses associated with the transfer of the Bonds, including mandatory payments, if any. In the event any tax or any other mandatory payment applies to the instrument of transfer of the Bonds, the Company shall receive proof to its satisfaction regarding their payment.

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The Articles of Association of the Company that apply to the transfer of fully paid-up shares and assignment thereof shall apply, mutatis mutandis and as the case may be, to the manner of transfer of the Bonds and assignment thereof. In the event of transfer of only part of the principal amount specified in the Bond Certificate, it is necessary to split first the Bond Certificate into a number of Certificates in accordance with the provisions set forth in Section 7.2 of the conditions specified in the back of the page, as required, in such manner that the total amount of all principal amounts specified thereat shall be equal to the nominal principal amount of the said Bond.

After all the said conditions have been met, the transfer shall be registered in the Register, and the Company shall be entitled to demand to register a note regarding the transfer of the Bond as aforesaid and that shall be delivered to the transferee or that a new Bond certificate shall be issued to the transferee as aforesaid and all the conditions set forth in the transferred Bonds’ Certificates shall apply to the transferee, in such manner that anywhere in which the word “Holder” is used it shall be deemed as if the word “transferee” is used, and the transferee shall be deemed as a “Holder” for the purpose of the Deed of Trust.

8.2.	One certificate shall be issued in respect of the Bonds registered in the name of one Holder or, following his request, a number of certificates up to the reasonable amount as decided by the Company (the certificates specified in this Section shall be referred hereinafter: “the Certificates”).

Each Bond Certificate may be split into a number of Bond Certificates when the total value of their nominal amount is equal to the nominal amount of the Certificate whose split is requested, provided that such Certificates as aforesaid are issued only in a reasonable amount. The split shall be performed against delivery of the said Certificate to the Company in its registered office for the purpose of performing the split, together with an application for a split duly signed by the Applicant. The Holder requesting the split shall incur all expenses associated with the split, including taxes and levies in respect whereof, if any.

9.	Early redemption

For details regarding the early redemption of the Bonds following the initiative of the Stock Exchange and/or the Company – see Section 7 of the Deed of Trust.

10.	Waivers, settlements and/or changes in the terms of the Bonds

For details regarding the authority of the Company and/or the Trustee to perform waivers, settlements and/or changes in the terms set forth of the Deed of Trust see Section 26 of the Deed of Trust.

11.	Bondholders’ meetings

The Bondholders’ meetings shall be convened and conducted in accordance with the provisions set forth in the Second Addendum of the Deed of Trust.

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12.	Replacement of Bond Certificates

In the event a Bond Certificate is mutilated, lost or defaced, the Company shall issue a new Certificate in its place and under the same conditions. The Holder requesting the new Certificate shall incur all taxes and other levies and all other expenses associated with the issuance of the new Certificate (including expenses in connection with the proof of ownership of the Holder of the Bond and in connection with indemnity and/or insurance coverage that the Company requests, if the Company makes such a request in connection therewith). In the event of wear, the worn Certificate shall be returned to the Company concurrent with and against the issue of the new Certificate.

13.	Immediate repayment

The provisions set forth in Section 8 of the Deed of Trust regarding the immediate repayment of the Bonds shall apply.

14.	Notices

The provisions set forth in Section 25 of the Deed of Trust regarding notices shall apply.

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